UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[X] Soliciting Material Pursuant to ss.240.14a-12


                            ARMSTRONG HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]        No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1) Title of each class of securities to which transaction applies:

           (2) Aggregate number of securities to which transaction applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)        Proposed maximum aggregate value of transaction:

           (5)        Total fee paid:


[_]        Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)        Amount Previously Paid:

           (2)        Form, Schedule or Registration Statement No.:

           (3)        Filing Party:

           (4)        Date Filed:

                     Armstrong Proposed Disclosure Statement
                           Frequently Asked Questions


Q: WHAT IS A DISCLOSURE STATEMENT AND WHAT DOES IT MEAN FOR ARMSTRONG?

           The proposed Disclosure Statement provides additional details for Armstrong's Chapter 11 Plan of Reorganization. Filing the proposed Disclosure Statement with the U.S. Bankruptcy Court is the next step forward in the resolution of Armstrong's Chapter 11 case. The Court must approve the proposed Disclosure Statement as containing adequate information before AWI can solicit votes on the Plan. The Court has not yet scheduled a hearing on the proposed Disclosure Statement.

           The Plan of Reorganization, filed on November 4, 2002, provides for a mechanism to resolve Armstrong's liability for present and future asbestos personal injury claims with finality. Filing the Plan means Armstrong is on a path toward emerging from Chapter 11 and will continue operating its business as usual.

Q: WHAT ARE THE KEY ELEMENTS OF THE DISCLOSURE STATEMENT?

           AWI estimates that, based upon an assumed effective date of the POR of July 1, 2003, the total value of consideration to be distributed to the asbestos personal injury trust, other than the insurance asset, will be approximately $2.1 billion.

           The total value of consideration to be distributed to holders of allowed unsecured claims (other than convenience claims) will be approximately $1.1 billion. Based upon the estimated value of the POR consideration and AWI's estimate that allowed unsecured claims (other than convenience claims) will total approximately $1.7 billion, AWI estimates that holders of allowed unsecured claims (other than convenience claims) will receive a recovery having a value equal to approximately 66.5% of their allowed claims. AWI's estimates of value and potential recoveries are based upon a number of assumptions, which are set forth more fully in the proposed Disclosure Statement.

           The Disclosure Statement and the Plan are available on a new Web site, www.armstrongplan.com, where additional information will also be posted as it becomes available.

Q: WHAT IS THE PLAN OF REORGANIZATION AND WHAT DOES IT MEAN FOR ARMSTRONG?

The Plan of Reorganization is a critical step forward in the resolution of Armstrong's Chapter 11 case. The Plan provides for a mechanism to resolve Armstrong's liability for present and future asbestos personal injury claims with finality. Filing the Plan means Armstrong is on a path toward emerging from Chapter 11 and will continue operating its business as usual.


The Plan essentially is a "new contract" between Armstrong and its creditors, which sets forth how claims, including all present and future asbestos personal injury claims, will be satisfied and discharged.

Q: WHAT ARE THE KEY ELEMENTS OF THE PLAN?

        o Creation of a trust for the benefit of present and future asbestos personal injury claimants, which will assume all of the company's obligations to those claimants;

        o The distribution of new common shares and notes of the reorganized company and available cash (after reserving $100 million to fund ongoing operations and making provisions for amounts required to be paid in connection with the Plan), referred to as the "Plan Consideration," to the trust and to unsecured creditors;

        o The notes to be issued by the reorganized company will total at least $775 million in principal amount, which will be increased to the extent that available cash to be distributed under the Plan is less than $350 million;

        o The assignment to the trust of certain rights to insurance coverage of the company;

        o A mechanism to resolve asbestos property damage claims through insurance proceeds;

        o A class of "convenience claims," general unsecured claims of $10,000 or less (other than debt securities), which will be paid 75% of their allowed claims in cash; and

        o Cancellation of the existing common stock of AWI and the potential distribution to the stockholders of Armstrong Holdings, Inc. (AHI) (OTCBB:ACKHQ), AWI's parent company, if they approve a dissolution of AHI, of warrants for 5 percent of the common shares of the reorganized company, which are expected to have a value of approximately $40 - 50 million. The stockholders of AHI are not entitled to vote on the proposed Plan. If the Plan is implemented, the only value that will be retained by stockholders of AHI is the potential to receive their ratable share of the warrants if the dissolution of AHI is approved.


The Plan sets out a process for determining the portion of the Plan Consideration to be received by the asbestos personal injury trust and by the holders of unsecured creditor claims (other than asbestos personal injury and property damage claims).

The class of unsecured creditors would receive approximately 34.43% of the new common stock of AWI and approximately 35.5% of the new notes and available cash, which would be allocated among the unsecured creditors pro rata according to the amount of their allowed claims. The value of the distribution which unsecured creditors receive will depend principally on the value of the shares to be distributed to them and is not fixed by the Plan as a percentage of their claims. The asbestos personal injury trust will receive the portion of the Plan Consideration that is not distributed to the class of unsecured creditors.

Q:  WHAT IS A WARRANT?

A warrant is a right to purchase a predetermined number of shares of stock of a company in the future at a specified price.

The new warrants proposed in the Plan of Reorganization for Armstrong World Industries, Inc. (AWI) will have an exercise price equal to 125% of the Equity Value (the agreed upon stock value of reorganized AWI, which will be set forth in the final, Court approved Disclosure Statement for the Plan of Reorganization) and will have a term of seven years from the effective date of AWI's reorganization. If the stockholders of Armstrong Holdings, Inc. (AHI), AWI's indirect parent company, approve the Plan of Liquidation for AHI, AWI's Plan of Reorganization proposes to distribute the warrants to AHI for potential distribution to AHI's stockholders under AHI's Plan of Liquidation. The warrants are expected to have a value of $40-50 million.

Q: WHERE IS THE EXISTING COMMON STOCK OF ARMSTRONG HOLDINGS, INC. CURRENTLY TRADED?

The common stock of AHI is now quoted on the OTC (over-the-counter) Bulletin Board (OTCBB) with the ticker symbol of ACKHQ. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices, and volume information in OTC equity securities. Information about the OTCBB may be found on the Internet at www.otcbb.com.

AHI's common stock previously had been traded on the New York Stock Exchange
(NYSE) under the ticker symbol ACK until the NYSE determined to suspend its trading following the filing of AWI's Plan of Reorganization.

Q:  WHERE DO HOLDERS OF AKK FIT INTO THE PLAN OF REORGANIZATION?

The claims of holders of AKK bonds as well as ACK08 bonds are treated in Class 6, within the class of unsecured creditors, under the Plan of Reorganization.

Q:  WHEN WILL ARMSTRONG WORLD INDUSTRIES, INC. EMERGE FROM CHAPTER 11?

There are a number of steps that must be taken prior to AWI reorganizing and emerging from Chapter 11. These steps include:

        o       Filing a Plan of Reorganization, (filed on November 4, 2002).

        o Filing a Disclosure Statement, (filed on December 20, 2002). In a Chapter 11 case, a Disclosure Statement is used to solicit votes to accept or reject a Plan. Prior to soliciting votes, the Court must determine that the disclosure statement contains "adequate information" to enable holders of claims to make an informed judgment to accept or reject the Plan.

        o The Bankruptcy Court will hold a hearing to determine whether the Disclosure Statement contains "adequate information" and to approve procedures for the solicitation of votes on the Plan.

        o If the Court determines the Disclosure Statement contains "adequate information," the Disclosure Statement and AWI's Plan of Reorganization will be distributed to creditors for voting on the Plan of Reorganization and to other interested parties.

        o Creditors with unsecured claims and holders of asbestos personal injury and asbestos property damage claims will then vote on whether to accept or reject AWI's Plan of Reorganization.

        o After the solicitation of votes, the Court will hold a hearing to consider confirmation of AWI's Plan of Reorganization.

        o If AWI's Plan of Reorganization is confirmed and certain conditions to the Plan becoming effective are satisfied, the Plan of Reorganization will be implemented, and AWI will emerge from Chapter 11.


Q: WHEN WILL THE HEARING ON THE PROPOSED DISCLOSURE STATEMENT FOR AWI'S PLAN OF REORGANIZATION OCCUR?

No date has been set for the required Bankruptcy Court hearing on the Disclosure Statement.

Q: WILL THIS SETTLEMENT LEAD TO ASBESTOS BEING BEHIND ARMSTRONG ONCE AND FOR
ALL?

The Plan provides for the establishment of a trust under section 524(g) of the Bankruptcy Code to which all present and future asbestos personal injury claims will be channeled. If the Plan is confirmed by the Court and becomes effective, all holders of present and future asbestos personal injury claims will be permanently prohibited and enjoined from asserting any such claims against Armstrong.

Q: ARE THE TWO OTHER DEBTORS, NITRAM LIQUIDATORS, INC. AND DESSEAUX CORPORATION OF NORTH AMERICA, PART OF THE PLAN?

The two other debtors, Nitram Liquidators, Inc. and Desseaux Corporation of North America, are not part of the Plan.


IMPORTANT INFORMATION
---------------------

In connection with the proposed Plan of Reorganization of Armstrong World Industries, Inc. (AWI), the Board of Directors of Armstrong Holdings, Inc. (AHI) contemplates proposing the dissolution and winding-up of AHI. In that regard, AHI intends to file relevant materials with the U.S. Securities and Exchange Commission (SEC), including a proxy or consent solicitation statement with respect to approval by AHI's shareholders of the dissolution of AHI and a plan of liquidation. Because those documents will contain important information, stockholders of AHI are urged to read them, if and when they become available. When filed with the SEC, they will be available for free at the SEC's website, www.sec.gov. AHI stockholders will receive information at an appropriate time on how to obtain documents related to such matters for free from AHI. Such documents are not currently available.

Directors and executive officers of AHI and its subsidiaries may be deemed to be participants in AHI's solicitation of proxies or consents from its stockholders in connection with this matter. Information about such directors and executive officers and their respective stock ownership and other interests is set forth in AHI's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Participants in AHI's solicitation may also be deemed to include various directors, executive officers and other persons:

Directors: H. Jesse Arnelle, Van C. Campbell, Judith R. Haberkorn, John A. Krol, Michael D. Lockhart, James E. Marley, Ruth M. Owades, M. Edward Sellers, Jerre
L. Stead

Officers: Matthew J. Angello, Leonard A. Campanaro, Chan W. Galbato, Gerard L. Glenn, David E. Gordon, Michael D. Lockhart, Debra L. Miller, John N. Rigas, William C. Rodruan, Stephen J. Senkowski, Barry M. Sullivan, April L. Thornton

As of the date of this communication, none of these participants individually beneficially owns more than 1% of AHI's common stock. Except as disclosed above, to the knowledge of AHI, none of these persons has any interest, direct or indirect, by security holdings or otherwise, in AHI. Stockholders will be able to obtain additional information regarding the interests of the participants by reading the proxy or consent solicitation statement of AHI if and when it becomes available.

                                   ARMSTRONG



                    DISCLOSURE STATEMENT, DATED DECEMBER 20,
                     2002, FOR THE PLAN OF REORGANIZATION OF
                        ARMSTRONG WORLD INDUSTRIES, INC.




         THE PLAN OF REORGANIZATION OF ARMSTRONG WORLD INDUSTRIES, INC.,
              WHICH IS ATTACHED AS EXHIBIT "A" TO THIS DISCLOSURE
            STATEMENT, CONTAINS THE ASBESTOS PI PERMANENT CHANNELING
            INJUNCTION, AN INJUNCTION AGAINST CONDUCT NOT OTHERWISE
            ENJOINED UNDER THE BANKRUPTCY CODE. FOR A DESCRIPTION OF
          THE ACTS TO BE ENJOINED AND THE IDENTITY OF THE ENTITIES THAT
            WOULD BE SUBJECT TO THE ASBESTOS PI PERMANENT CHANNELING
           INJUNCTION, SEE SECTION VI.D OF THIS DISCLOSURE STATEMENT,
               ENTITLED, "THE ASBESTOS PI TRUST - THE ASBESTOS PI
              PERMANENT CHANNELING INJUNCTION," AND SECTION 1.25 OF
                           THE PLAN OF REORGANIZATION.




             This Disclosure Statement has not been approved by the
              Bankruptcy Court as containing "adequate information"
             within the meaning of section 1125(a) of the Bankruptcy
        Code. Prior to the solicitation of votes to accept or reject the
     Plan, Armstrong World Industries, Inc. intends to seek an order of the Bankruptcy Court approving this Disclosure Statement.

                                   ARMSTRONG


TO: HOLDERS OF CLAIMS (INCLUDING ASBESTOS PERSONAL INJURY CLAIMS) AGAINST AND EQUITY INTERESTS IN ARMSTRONG WORLD INDUSTRIES, INC.

     HOLDERS OF COMMON STOCK OF ARMSTRONG HOLDINGS, INC.

GENERAL

We are transmitting to you with this letter the Disclosure Statement with respect to the proposed chapter 11 plan of reorganization (the "PLAN") of Armstrong World Industries, Inc. ("AWI"). The Disclosure Statement describes the provisions of the Plan for AWI, which is supported by the major constituencies in AWI's chapter 11 case - the Official Asbestos Claimants' Committee (the "ASBESTOS PI CLAIMANTS' COMMITTEE"), the Legal Representative for Future Personal Injury Claimants (the "FUTURE CLAIMANTS' REPRESENTATIVE"), and the Official Committee of Unsecured Creditors (the "UNSECURED CREDITORS' COMMITTEE"). The Disclosure Statement has been approved for dissemination to parties in interest. You should read the Disclosure Statement carefully. A summary of the distributions that will be made under the Plan is included in Sections II and V of the Disclosure Statement. If you are entitled to vote on the Plan, a ballot is enclosed for you. WE URGE YOU TO VOTE TO ACCEPT THE PLAN.

THE PLAN IS THE PRODUCT OF EXTENSIVE NEGOTIATIONS AMONG AWI AND THE REPRESENTATIVES OF ITS PRINCIPAL CONSTITUENCIES, INCLUDING UNSECURED CREDITORS AND ASBESTOS PERSONAL INJURY CLAIMANTS. AWI AND THESE REPRESENTATIVES BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF ALL CREDITORS AND WILL ALLOW AWI TO EMERGE FROM CHAPTER 11 AS A VIABLE ONGOING BUSINESS ENTERPRISE. THE PLAN HAS THE SUPPORT OF AWI, THE REPRESENTATIVES OF ALL OF THE HOLDERS OF PRESENT AND FUTURE ASBESTOS-RELATED PERSONAL INJURY CLAIMS AGAINST AWI, AND THE REPRESENTATIVES OF ALL UNSECURED CREDITORS.

ARMSTRONG HOLDINGS, INC. SHAREHOLDERS

Although we are concurrently distributing the Disclosure Statement (and related
Plan) to shareholders of Armstrong Holdings, Inc. ("Holdings"), such shareholders are not entitled to vote on the Plan. By order of the Court overseeing AWI's chapter 11 case, however, Holdings' shareholders do have standing to object to confirmation of the Plan. In addition, as discussed in
Section V.P, entitled "THE PLAN OF REORGANIZATION -- Holdings Plan of Liquidation," pursuant to this Disclosure Statement, simultaneously with AWI's solicitation of votes with respect to the Plan, Holdings is soliciting its shareholders for approval of the Holdings Plan of Liquidation. If the Holdings Plan of Liquidation is approved prior to the first anniversary of the Effective Date, Armstrong Worldwide, Inc. ("AWWD"), the direct parent of AWI and a wholly-owned subsidiary of Holdings, will deliver to Holdings warrants to purchase shares of the new common stock of reorganized AWI, which Holdings will distribute under the Plan of Liquidation.

CREDITORS OF AWI

The Plan is attached to the Disclosure Statement as Exhibit "A." In order for a class to accept the Plan, at least two-thirds in dollar amount of the claims voted in such class and more than one-half in number of the claims voted in the class must be voted to accept the Plan. Moreover, the Plan requires that at least 75% of the holders of asbestos-related personal injury claims who vote on the Plan vote in favor of the Plan. Your acceptance will facilitate and expedite the emergence of AWI from chapter 11.

If you did not receive a ballot with the Disclosure Statement, please see the summary of who may not vote on the Plan on page __ of the Disclosure Statement. If you believe that you are entitled to vote on the Plan but did not receive a ballot, received a damaged ballot, lost your ballot, or if you have any other questions about the Plan or this Disclosure Statement, please call Innisfree M&A Incorporated, AWI's special ballot tabulation and solicitation agent, at (877) 750-2689.

Please note that BALLOTS MUST BE RECEIVED NO LATER THAN 5:00 P.M., _____________, TIME, ON _________________. If you are entitled to vote on the Plan, a ballot and return envelope are enclosed for your convenience. IT IS OF THE UTMOST IMPORTANCE THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

                                       Sincerely,


                                       ARMSTRONG WORLD INDUSTRIES, INC.


                                       ------------------------------------
                                       Michael D. Lockhart, Chairman


                                       ASBESTOS PI CLAIMANTS' COMMITTEE


                                       ------------------------------------
                                       [                               ]
                                       Chairperson


                                       UNSECURED CREDITORS' COMMITTEE


                                       ------------------------------------
                                       [                               ]



                                       FUTURE CLAIMANTS' REPRESENTATIVE


                                       ------------------------------------
                                       Dean M. Trafelet

                                TABLE OF CONTENTS

I.         INTRODUCTION.............................................................................................1

II.        OVERVIEW OF THE PLAN.....................................................................................5

III.       GENERAL INFORMATION.....................................................................................10
           A.        Description and History of Business...........................................................10
           B.        Competition...................................................................................12
           C.        Corporate Reorganization......................................................................13
           D.        Events Leading to the Commencement of the Chapter 11 Case.....................................13
                     1.        AWI's Involvement with Asbestos-Containing Materials................................13
                     2.        Prepetition Asbestos-Related Personal Injury Litigation Against AWI.................16
                     3.        Owens Corning Fiberglas Filing for Protection under Chapter 11......................16
                     4.        Downgrading of AWI's Credit Rating..................................................16

IV.        THE CHAPTER 11 CASE.....................................................................................17
           A.        General.......................................................................................17
           B.        Professionals Retained in the Chapter 11 Case.................................................17
                     1. AWI's Attorneys and Advisers:..............................................................17
                     2. Committees.................................................................................18
           C.        Significant Events During the Chapter 11 Case.................................................20
                     1.        Employee Related Matters............................................................20
                     2.        Vendor and Customer Issues..........................................................20
                     3.        The DIP Credit Facility.............................................................21
                     4.        AWI's Exclusive Right to File and Confirm a Plan....................................22
                     5.        The Bar Date (for Claims other than Asbestos Personal Injury Claims)................22
                     6.        Asbestos Property Damage Claims.....................................................24
                     7.        Insurance Coverage Issues...........................................................25
                     8.        Litigation Involving the Center for Claims Resolution...............................28
                     9.        Other Litigation....................................................................30
                     10.       Settlement of Claims................................................................30
                     11.       Delisting of Holdings' Common Stock and Certain of AWI's Debt
                               Securities from the New York Stock Exchange.........................................31

V.         THE PLAN OF REORGANIZATION..............................................................................32
           A.        Classification and Treatment of Claims and Equity Interests in AWI............................32
                     1.        Administrative Expenses.............................................................32
                     2.        Priority Tax Claims.................................................................35
                     3.        Class 1:  Priority Claims...........................................................35
                     4.        Class 2:  Secured Claims............................................................36
                     5.        Class 3:  Convenience Claims........................................................37
                     6.        Class 4:  Asbestos Property Damage Claims...........................................37
                     7.        Class 5:  COLI Claims...............................................................38
                     8.        Class 6:  Unsecured Claims other than Convenience Claims............................38
                     9.        Class 7:  Asbestos Personal Injury Claims...........................................39
                     10.       Class 8:  Environmental Claims......................................................41
                     11.       Class 9:  Affiliate Claims..........................................................41
                     12.       Class 10:  Subsidiary Debt Guarantee Claims.........................................42
                     13.       Class 11:  AWWD's Equity Interests in AWI...........................................42
           B.        Conditions to Confirmation....................................................................42
           C.        Conditions Precedent to the Effective Date under the Plan.....................................46
           D.        Description of the Reorganization Consideration...............................................47
           E.        Plan of Division..............................................................................48


                                       i

           F.        Exit Facility.................................................................................49
           G.        Executory Contracts and Unexpired Leases......................................................49
           H.        Insurance Policies and Agreements.............................................................50
           I.        Indemnification and Reimbursement Obligations.................................................51
           J.        Compensation and Benefit Programs.............................................................51
           K.        Cancellation of Existing Debt Securities......................................................54
           L.        Expiration of the Retention Period............................................................54
           M.        Compensation of the Applicable Trustees.......................................................54
           N.        Listing of the New Common Stock...............................................................54
           O.        Corporate Reorganization Actions..............................................................54
           P.        Holdings Plan of Liquidation..................................................................55
           Q.        Distributions Under the Plan..................................................................56
                     1.        Distribution Date...................................................................56
                     2.        Disputed Unsecured Claims Reserve...................................................56
                     3.        Timing of Distributions under the Plan..............................................56
                     4.        Fractional Shares...................................................................57
                     5.        Provisions for Treatment of Disputed Claims.........................................57
                     6.        Amendments to the Claims Settlement Guidelines......................................57
                     7.        Distribution of Unclaimed Property..................................................57
           R.        Discharge of AWI..............................................................................58
           S.        Modification of the Plan......................................................................58
           T.        Revocation or Withdrawal of the Plan..........................................................58
           U.        Rights of Action..............................................................................58
           V.        Dissolution of the Committees.................................................................59
           W.        Exculpation...................................................................................59
           X.        Supplemental Documents........................................................................59

VI.        THE ASBESTOS PI TRUST...................................................................................60
           A.        General Description of the Asbestos PI Trust..................................................60
                     1.        Creation of Asbestos PI Trust.......................................................60
                     2.        The Trustees........................................................................60
                     3.        The Trustees' Advisory Committee....................................................60
                     4.        Transfer of Certain Property to the Asbestos PI Trust...............................60
                     5.        Ability to Amend Asbestos PI Trust Documents........................................62
           B.        Asbestos PI Trust Distribution Procedures.....................................................62
           C.        The Asbestos PI Insurance Asset...............................................................62
           D.        The Asbestos PI Permanent Channeling Injunction...............................................62
           E.        Application of the Claims Trading Injunction to Asbestos Personal Injury Claims...............65
           F.        Compliance with QSF Regulations...............................................................65

VII.       THE ASBESTOS PD TRUST...................................................................................66
           A.        Creation of Asbestos PD Trust.................................................................66
                     1. General Description of the Asbestos PD Trust...............................................66
                     2. The Asbestos PD Trustees...................................................................66
                     3. Transfer of Certain Property to the Asbestos PD Trust......................................66
           B.        Asbestos PD Claims Resolution Procedures......................................................66
           C.        Discharge of Asbestos Property Damage Claims..................................................67
           D.        Application of the Claims Trading Injunction to Asbestos Property Damage Claims...............67


                                       ii

VIII.      CONFIRMATION AND CONSUMMATION PROCEDURE.................................................................68
           A.        Solicitation of Votes.........................................................................68
           B.        The Confirmation Hearing......................................................................68
           C.        Confirmation..................................................................................68
                     1.        Acceptance..........................................................................69
                     2.        Unfair Discrimination and Fair and Equitable Tests..................................69
                     3.        Feasibility.........................................................................69
                     4.        Best Interests Test.................................................................70
           D.        Consummation..................................................................................71

IX.        MANAGEMENT OF REORGANIZED AWI...........................................................................72
           A.        Board of Directors and Management.............................................................72
                     1. Composition of the Board of Directors......................................................72
                     2. Identity of Officers.......................................................................72
           B.        Compensation of Executive Officers............................................................73
           C.        Incentive Compensation Plans and New Management Incentive Plan................................74
           D.        Management Contracts..........................................................................75
           E.        Amendment and Restatement of AWI's Articles of Incorporation and By-Laws......................75

X. EXEMPTIONS FROM SECURITIES ACT REGISTRATION.....................................................................76

XI.        REORGANIZATION VALUE....................................................................................78

XII.       RISK FACTORS............................................................................................82
           A.        Overall Risks to Recovery by Holders of Claims................................................82
                     1.        Ability to Refinance Certain Indebtedness...........................................82
                     2.        Ownership by the Asbestos PI Trust..................................................82
                     3.        Dividend Policies...................................................................82
                     4.        Projected Financial Information.....................................................82
                     5.        Value of Consideration to Be Distributed under the Plan.............................83
           B.        The Asbestos PI Permanent Channeling Injunction...............................................83
           C.        Absence of Public Market for the New Notes, New Common Stock and New Warrants.................83
           D.        Certain Provisions of AWI's Amended and Restated Articles of Incorporation, Bylaws and
                     the Pennsylvania Business Corporation Law.....................................................83

XIII.      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.....................................................84
           A.        Consequences to AWI...........................................................................84
                     1.        Cancellation of Debt................................................................84
                     2.        Limitation on NOL Carryforwards and Other Tax Attributes............................85
                     3.        Alternative Minimum Tax.............................................................86
                     4.        Treatment of the Asbestos PI Trust and Asbestos PD Trust............................86
           B.        Consequences to Holders of Unsecured Claims and Convenience Claims............................87
                     1.        Gain or Loss - Generally............................................................87
                     2.        Treatment of Unsecured Claims that Constitute Securities............................88
                     3.        Distributions in Discharge of Accrued but Unpaid Interest...........................89
                     4.        Ownership and Disposition of the New Notes..........................................89
                     5.        Disposition of New Common Stock.....................................................91
           C.        Consequences to Holders of Asbestos Personal Injury Claims....................................91
           D.        Consequences to Holders of Asbestos Property Damage Claims....................................91
           E.        Information Reporting and Withholding.........................................................91

XIV.       Alternatives to Confirmation and Consummation of the Plan...............................................93
           A.        Liquidation under Chapter 7...................................................................93
           B.        Alternative Plan of Reorganization............................................................93


                                      iii

XV.        CONCLUSION AND RECOMMENDATION...........................................................................94


                    DISCLOSURE STATEMENT, DATED DECEMBER 20,
                     2002, FOR THE PLAN OF REORGANIZATION OF
                        ARMSTRONG WORLD INDUSTRIES, INC.


                                I. INTRODUCTION

Armstrong World Industries, Inc. ("AWI") submits this Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the "BANKRUPTCY CODE") to the holders of Claims (each a "CLAIMANT," and all or some of them "CLAIMANTS") and to Armstrong Worldwide, Inc. ("AWWD"), the holder of the common stock of AWI, in connection with (i) the solicitation of acceptances or rejections of the proposed chapter 11 plan of reorganization (the "PLAN") of AWI, dated November 4, 2002, filed with the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), and (ii) the hearing on confirmation of the Plan (the "CONFIRMATION HEARING") scheduled for
___________________.

This Disclosure Statement is also being provided to shareholders of AWI's publicly held indirect parent company, Armstrong Holdings, Inc. ("HOLDINGS"), in connection with a request to them to approve the dissolution or other winding up of Holdings following consummation of the Plan. See Section V.P, entitled "THE PLAN OF REORGANIZATION - Holdings Plan of Liquidation," for more information on such process.

UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS CONTAINED IN THIS DISCLOSURE STATEMENT SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN.

Attached as Exhibits to this Disclosure Statement are the following documents:

                        1.      the Plan (Exhibit "A");

                        2. the Order of the Bankruptcy Court, dated ____________, approving this Disclosure Statement (Exhibit "B");

                        3.      Financial Appendix (Exhibit "C");

                        4. Ballot Tabulation and Solicitation Procedures, as approved by the order of the Bankruptcy Court, dated ____________ (the "VOTING PROCEDURES") (Exhibit "D");

                        5.      Liquidation Analysis (Exhibit "E");

                        6.      list of AWI's Subsidiaries (Exhibit "F"); and

                        7. list of the directors and officers of AWI and Holdings (Exhibit "G").

In addition, the Ballot for acceptance or rejection of the Plan is enclosed with this Disclosure Statement if you are entitled to vote to accept or reject the Plan.

Holdings is the publicly held Armstrong parent holding company. It owns all of the stock of AWWD, which in turn owns all of the stock of AWI. Holdings became the parent company of AWI on May 1, 2000, following AWI shareholder approval of a plan of exchange under which each share of AWI was automatically exchanged for one share of Holdings. Stock certificates that formerly represented shares of AWI were automatically converted into certificates representing the same number of shares of Holdings. As a result, all publicly held stock certificates that bear the name "Armstrong World Industries, Inc." actually represent shares of stock of Holdings. The publicly held debt of AWI was not affected in the transaction. Holdings was formed for purposes of the share exchange, and Holdings does not have any other significant assets or operations.

Additional information concerning AWI and its financial condition, on a consolidated basis, and results of operations, on a consolidated basis, is set forth in AWI's and Holdings' joint (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2002, June 30, 2002, and March 31, 2002, and (iii) Current Reports on Form 8-K filed since the most recent 10-K report. You may read and copy these documents (and any other document AWI or Holdings files with the Securities and Exchange Commission (the "SEC")) at the SEC's Public Reading Room located at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reading Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site (www.sec.gov) through which you can access reports, proxy and information statements and other information regarding Holdings and AWI. These documents also may be viewed by accessing the Internet site maintained by AWI in connection with the Plan (www.armstrongplan.com).

Certain exhibits to the Plan are included with this Disclosure Statement. The remaining exhibits to the Plan will be contained in a separate exhibit volume, which will be filed with the clerk of the Bankruptcy Court by [INSERT DATE], which is not later than the earlier of (i) fifteen (15) days before the deadline for filing objections to confirmation of the Plan and (ii) thirty (30) days prior to the Confirmation Hearing. Such exhibit volume may be inspected in the office of the clerk of the Bankruptcy Court during normal court hours and may also be viewed at AWI's Internet site (www.armstrongplan.com). Claimants and AWWD, as well as Holdings' shareholders, also may obtain a copy of the exhibit volume, once filed, from AWI by written request sent to the following address:

                               Armstrong World Industries, Inc.
                               Post Office Box 3666
                               Lancaster, Pennsylvania  17604-3666

On _____________, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable hypothetical, reasonable investors typical of the Claimants to make an informed judgment as to whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

On __________, after notice and a hearing, the Bankruptcy Court entered an order approving the Voting Procedures. Among other things, these procedures (i) designate which Claimants are entitled to vote on the Plan and (ii) establish other procedures governing the solicitation and tabulation of Ballots. A copy of the Voting Procedures is attached to this Disclosure Statement as Exhibit "D." See Section VIII.A, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE - Solicitation of Votes," for a complete description of the Voting Procedures.

Each Claimant entitled to vote to accept or reject the Plan should read this Disclosure Statement and the Plan in their entirety before voting on the Plan.

Under the Bankruptcy Code, only classes of claims or equity interests that are "impaired" are entitled to vote to accept or reject the Plan. The Claims in each of Classes 3, 4, 6, 7, and 8 and AWWD's Equity Interests in AWI in Class 11 of the Plan are impaired (see Section V.A, entitled, "THE PLAN OF REORGANIZATION -- Classification and Treatment of Claims and Equity Interests in AWI," for a description of these classes). Claimants in these classes who, pursuant to the Voting Procedures, are entitled to vote on the Plan and AWWD may do so by completing and mailing the enclosed Ballot to the address set forth on the Ballot so that it is received by 5:00 p.m., Eastern Time, on ______________ (the "VOTING Deadline").

BENEFICIAL OWNERS OF DEBT SECURITIES OF AWI THAT ARE REGISTERED EITHER FULLY OR AS TO PRINCIPAL ONLY ("REGISTERED DEBT SECURITIES") WHO HOLD SUCH SECURITIES THROUGH NOMINEES SHOULD RETURN THEIR INDIVIDUAL BALLOTS TO THEIR NOMINEES IN SUFFICIENT TIME TO ALLOW THEIR NOMINEES TO COMPLETE AND RETURN A MASTER BALLOT PRIOR TO THE VOTING DEADLINE UNLESS SUCH BENEFICIAL OWNERS RECEIVE "PREVALIDATED" BALLOTS. "PREVALIDATED" BALLOTS MAY BE SENT DIRECTLY TO THE ADDRESS SET FORTH ON THE BALLOT. See the Voting Procedures, a copy of which is annexed hereto as Exhibit "D," and Section VIII.A, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE -- Solicitation of Votes," for a more detailed description of the Voting Procedures. Shareholders of Holdings are not entitled to vote on the Plan, but may object to confirmation of the Plan.

If you did not receive a Ballot, it is because AWI believes that, in accordance with the Voting Procedures, you are not entitled to vote on the Plan. Because AWI does not have records of the addresses of individual holders of Asbestos Personal Injury Claims and because no deadline for the filing of Asbestos Personal Injury Claims (other than Asbestos PI Contribution Claims) has been set in the Chapter 11 Case, this Disclosure Statement is being sent to attorneys who may represent holders of Asbestos Personal Injury Claims, together with a form of Ballot. The Voting Procedures provide special procedures for voting by attorneys on behalf of holders of Asbestos Personal Injury Claims (to the extent such attorneys are authorized to do so) or voting by individual holders of Asbestos Personal Injury Claims. Please review the Voting Procedures for detailed instructions regarding how to vote with respect to Asbestos Personal Injury Claims.


            ============================================================
            The following are NOT entitled to vote on the Plan and, therefore, have not received Ballots with this Disclosure
            Statement:

            >>        SHAREHOLDERS OF ARMSTRONG HOLDINGS, INC.

            >>        ADMINISTRATIVE EXPENSE CLAIMANTS

            >>        HOLDERS OF PRIORITY TAX CLAIMS

            >>        HOLDERS OF SECURED CLAIMS

            >>        HOLDER OF COLI CLAIMS

            >>        HOLDERS OF AFFILIATE CLAIMS

            >>        HOLDERS OF SUBSIDIARY DEBT GUARANTEE CLAIMS

            >> HOLDERS OF UNSECURED CLAIMS FOR AWI'S CONTINUING OBLIGATIONS UNDER EMPLOYEE COMPENSATION AND
                      BENEFIT PROGRAMS THAT ARE BEING ASSUMED PURSUANT TO SECTION 8.7 OF THE PLAN (BECAUSE SUCH UNSECURED CLAIMS WILL NOT BE IMPAIRED BY THE PLAN)

            >>        CLAIMANTS WHOSE CLAIMS HAVE BEEN FULLY DISALLOWED

            >> CLAIMANTS WHOSE CLAIMS ARE THE SUBJECT OF PENDING OBJECTIONS AND HAVE NOT BEEN ALLOWED FOR VOTING PURPOSES
            ============================================================

If you are not listed above and you did not receive a Ballot, received a damaged Ballot, or lost your Ballot, please call AWI's special balloting and solicitation agent, Innisfree M&A Incorporated ("INNISFREE"), at (877) 750-2689.

If you are not entitled to vote solely because your Claim is the subject of a pending objection, you may apply to the Bankruptcy Court for an order allowing your Claim for voting purposes only.

The Bankruptcy Code defines "acceptance" of a plan by a class of claimants as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that cast ballots for acceptance or rejection of the plan. AWI is seeking acceptance of the Plan by Claimants in Classes 3, 4, 6, 7, and 8, as well as by AWWD, the holder of the Equity Interests in Class 11. For a complete description of the requirements for acceptance of the Plan, see Section VIII, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE." Moreover, the Plan requires that at least 75% of the holders of Asbestos Personal Injury Claims who vote on the Plan vote to accept the Plan.

The record date for determining which holders of Unsecured Claims (including holders of Registered Debt Securities) are entitled to vote on the Plan is ___________. THE TRUSTEES FOR THE REGISTERED DEBT SECURITIES ARE NOT ENTITLED TO VOTE ON BEHALF OF THE HOLDERS OF SUCH SECURITIES, AND, CONSEQUENTLY, SUCH

HOLDERS MUST SUBMIT THEIR OWN BALLOTS. Please see the Voting Procedures for further information regarding voting procedures that have been established for holders of Registered Debt Securities.

After carefully reviewing this Disclosure Statement, including the exhibits, each Claimant in an impaired class that is entitled to vote and AWWD should vote on the enclosed Ballot and return the Ballot in the envelope provided so that it is actually received by the Voting Deadline -- 5:00 p.m. Eastern time on ____________. If you have a Claim in more than one class and you are entitled to vote Claims in more than one class, you will receive separate Ballots for each Claim.

           All Ballots for Registered Debt Securities should be returned to the following address:

                          Innisfree M&A Incorporated
                          501 Madison Avenue, 20th Floor
                          New York, NY  10022
                          (Attn:  Armstrong World Industries, Inc.)

           All Claimants other than holders of Registered Debt Securities should vote and return their Ballots to the following address:

                          Trumbull Services LLC ("TRUMBULL")
                          4 Griffin Road North
                          Windsor, CT  06095
                          (Attn:  Armstrong World Industries, Inc.)

IF YOU HAVE ANY QUESTIONS ABOUT THE PLAN, THIS DISCLOSURE STATEMENT, OR THE VOTING PROCEDURES, PLEASE CALL INNISFREE AT (877) 750-2689.

TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED AT THE APPROPRIATE ADDRESS BY THE VOTING DEADLINE -- 5:00 P.M., EASTERN TIME ON _______________. BALLOTS MUST BE DELIVERED BY MAIL, COURIER, OR DELIVERY SERVICE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED. ANY COMPLETED BALLOTS RECEIVED THAT DO NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATE BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED.

Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on _____________, at _________ [a.m.] [p.m.], before the [INSERT NAME OF JUDGE AND ADDRESS OF COURTROOM]. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed on or before __________, at 4:00 p.m. (Eastern Time), in the manner described in this Disclosure Statement under Section VIII.B, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE -- The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned date of the Confirmation Hearing.


        =================================================================
         AWI AND THE REPRESENTATIVES OF THE UNSECURED CREDITORS AND THE
            ASBESTOS PERSONAL INJURY CLAIMANTS BELIEVE THAT THE PLAN
         PROVIDES THE BEST POSSIBLE RECOVERIES TO THE CLAIMANTS AND THAT
         ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF EVERY CLASS
                  OF CLAIMANTS. ACCORDINGLY, AWI, THE ASBESTOS
         PI CLAIMANTS' COMMITTEE, THE FUTURE CLAIMANTS' REPRESENTATIVE,
                          AND THE UNSECURED CREDITORS'
            COMMITTEE ALL RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.
        =================================================================

                            II. OVERVIEW OF THE PLAN

The following is a brief overview of the provisions of the Plan. This overview is qualified in its entirety by reference to the Plan, a copy of which is included as Exhibit "A." In addition, for a more detailed description of the terms of the Plan, see Section V, entitled, "THE PLAN OF REORGANIZATION."

The Plan accomplishes the following objectives, which AWI believes are essential components of a successful reorganization:

        o       Resolution of AWI's liability for all Asbestos Personal Injury
                Claims;

        o       Fair treatment for Unsecured Claims;

        o Resolution of AWI's liability for all Asbestos Property Damage Claims; and

        o       Corporate reorganization of AWI and liquidation of Holdings.

The Plan designates 11 classes -- ten classes of Claims and one class of Equity Interests in AWI (which are held by AWWD, AWI's sole shareholder). These classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests.

The Plan accomplishes, and is premised on, a resolution of AWI's liability for all Asbestos Personal Injury Claims by channeling them to a trust established by AWI (the "ASBESTOS PI TRUST"). In exchange for the Asbestos PI Insurance Asset and the Reorganization Consideration to be transferred pursuant to the terms of the Plan, the Asbestos PI Trust will assume and be responsible for all liability for Asbestos Personal Injury Claims and certain other obligations associated with the Asbestos PI Insurance Asset. All Asbestos Personal Injury Claims will be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PI Trust, the Asbestos PI Trust Distribution Procedures, and the Asbestos PI Trust Agreement. Moreover, as described in Section VI.D, entitled, "THE ASBESTOS PI TRUST - The Asbestos PI Permanent Channeling Injunction," Asbestos Personal Injury Claimants will be permanently enjoined from pursuing their claims against Reorganized AWI and certain other parties.

Similarly, the Plan accomplishes, and is premised on, a resolution of AWI's liability for all Asbestos Property Damage Claims by channeling them to a trust (the "ASBESTOS PD TRUST"). The Asbestos PD Trust will be funded with the Asbestos PD Trust Funding Obligation. If Class 4 (Asbestos Property Damage Claims) votes to accept the Plan, the Asbestos PD Trust Funding Obligation will be equal to $5 million (which will be funded solely from insurance proceeds as provided in section 11.2 of the Plan). If Class 4 votes to reject the Plan, the Asbestos PD Trust Funding Obligation will be equal to the Asbestos PD Insurance Asset having a value equal to the aggregate value of all Allowed Asbestos Property Damage Claims as estimated by the Bankruptcy Court. In exchange for the Asbestos PD Trust Funding Obligation, the Asbestos PD Trust will assume and be responsible for all liability for Asbestos Property Damage Claims and certain other obligations associated with the Asbestos PD Insurance Asset. All Asbestos Property Damage Claims will be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PD Trust, the Asbestos PD Claims Resolution Procedures, and the Asbestos PD Trust Agreement, and all Asbestos Property Damage Claimants will be permanently enjoined from pursuing their claims against Reorganized AWI and certain other parties.

Pursuant to the terms of the Plan, each holder of a Convenience Claim (Class 3) will receive a cash payment of 75% of the Allowed Amount of such Convenience Claim on the Effective Date or as soon as practicable after such Convenience Claim becomes Allowed. A "CONVENIENCE CLAIM" is an Unsecured Claim other than a Registered Debt Security that otherwise would be classified as a general Unsecured Claim, but which either (i) is in an amount less than or equal to $10,000 or (ii) has been reduced to $10,000 by the holder of such Claim on the Ballot. For all Unsecured Claims other than Convenience Claims (Class 6), each holder of an Allowed Unsecured Claim in Class 6 will receive on each Distribution Date its Pro Rata Share of the following elements of Reorganization
Consideration:

        >>      34.43% of the New Common Stock,

        >> 34.43% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) the New Notes,

        >> 60% of the first $50 million of the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(i)2 of the Plan,

        >> 60% of the amount of New Notes equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

        >> 34.43% of the remaining amount of Available Cash and New Notes after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3 and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan.

In any Distribution made to the holder of an Allowed Unsecured Claim, there will be deducted from such Distribution the amount of each such element of the Reorganization Consideration (computed as provided in section 3.2(f)(ii) of the Plan) previously distributed on account of such Allowed Unsecured Claim in any Distribution made prior thereto.

The proposed capital structure for Reorganized AWI, including post-Effective Date financing arrangements that Reorganized AWI expects to enter into in order to meet the working capital needs of its ongoing business operations (and, if necessary, increase the amount of Available Cash to $350 million), is as follows:

        >> Retained cash for working capital purposes of $100 million on a consolidated basis.

        >> Exit financing facility for working capital needs in the approximate amount of $300 million. AWI's projections assume that $49.7 million will be drawn under the exit financing facility to increase Available Cash to $350 million. AWI estimates that such borrowing will be repaid by the end of 2003. In addition, letters of credit will be issued under the exit financing facility to replace the Letters of Credit and to issue letters of credit in the ordinary course of Reorganized AWI's business. See Section V.F, entitled, "THE PLAN OF REORGANIZATION
                - Exit Facility," for a description of the proposed exit financing facility.

        >> New Notes in an aggregate principal account equal to the higher of (x) $1.125 billion less the amount of Available Cash and (y) $775 million. See Section V.D.2, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration
                - New Notes," for a description of the New Notes.

        >> 60-70 million shares of New Common Stock to be issued to the Asbestos PI Trust and Claimants. See Section V.D.1, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration - New Common Stock," for a description of the New Common Stock. The Existing AWI Common Stock, which is held directly by AWWD (and indirectly by Holdings), will be cancelled on the Effective Date.

        >> If the shareholders of Holdings approve the Holdings Plan of Liquidation within one year after the Effective Date; New Warrants to purchase 5% of the New Common Stock on a fully diluted basis. See Section V.P, entitled, "THE PLAN OF REORGANIZATION - Holdings Plan of Liquidation," for a description of the Holdings Plan of Liquidation and Section V.D.4, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration - New Warrants," for a description of the New Warrants.

IMPORTANT NOTE: The industry in which AWI operates is affected by numerous uncertainties. Those uncertainties and other investment risks make it difficult to determine a precise value for AWI and the equity interests distributed under the Plan. The recoveries described in the table below represent AWI's best estimate of these values given the information available at this time. This estimate does not predict the potential trading prices of the securities under the Plan. Unless otherwise noted, the information in the following table and in the sections below is based upon an assumed Effective Date of July 1, 2003. The estimated recoveries set forth below are based upon the following assumptions:

        >> The New Notes will be in the aggregate principal amount of $775 million and are worth their face value.

        >> The estimated reorganization value for AWI is between $2,700 million and $3,300 million (with a midpoint valuation of $3,000 million).

        >> The estimated Equity Value of the New Common Stock (based on the residual value of the equity of Reorganized AWI) is between $25.60 per share and $34.40 per share, with a midpoint value of $30.00 per share (assuming a distribution of 67.7 million shares of New Common Stock to holders of Unsecured Claims and the PI Trust).

        >> AWI will have Available Cash of approximately $350 million as of the Effective Date.

        >>      The estimated value of the New Warrants is $40-50 million.

                          SUMMARY OF CLASSIFICATION AND
                           TREATMENT UNDER THE PLAN (1)

The Plan classifies Claims and Equity Interests in AWI for all purposes, including voting, confirmation, and distribution, as follows:

-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS                      TREATMENT                                                   STATUS      ENTITLED         ESTIMATED
                                                                                                   TO VOTE?         RECOVERY
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS 1:  Priority Claims  Paid in full, in cash, on the later of the Effective Date Unimpaired       No              100%
                           or as soon as practicable after such Priority Claim
                           becomes Allowed.
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS 2:  Secured Claims   Reinstated - Any defaults related to Secured Claims will  Unimpaired       No              100%
                           be cured.
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS 3:  Convenience      Paid 75% of Allowed Amount of Convenience Claim, in cash, Impaired         Yes              75%
Claims                     on later of the Effective Date or as soon as practicable
                           after such Convenience Claim becomes Allowed.
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS 4:  Asbestos         All Asbestos Property Damage Claims will be channeled to  Impaired         Yes            Unknown
Property Damage Claims     the Asbestos PD Trust, which will be funded exclusively
                           with the Asbestos PD Trust Funding Obligation.
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS 5:  COLI Claims      Reinstated -  Any defaults related to the COLI Claims     Unimpaired       No              100%
                           will be cured.
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS 6:  Unsecured Claims Each holder of an Allowed Unsecured Claim will receive    Impaired         Yes             66.5%
other than Convenience     its Pro Rata Share of (i) 34.43% of the New Common Stock,
Claims                     (ii) 34.43% of the first $1.05 billion of (x) up to $300
                           million of Available Cash and (y) the New Notes,
                           (iii) 60% of the next $50 million of the remaining
                           Available Cash, (iv) 60% of the remaining amount of
                           New Notes to the extent that Available Cash in
                           (iii) is less than $50 million, and (v) 34.43% of
                           the remaining amount of Available Cash and New
                           Notes.
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS 7:  Asbestos         All Asbestos Personal Injury Claims will be channeled to  Impaired         Yes            Unknown
Personal Injury Claims     the Asbestos PI Trust, which will be funded pursuant to
                           section 10.1 of the Plan.
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS 8:  Environmental    Treated as an Allowed Unsecured Claim to the extent it    Impaired         Yes             66.5%
Claims                     becomes Allowed prior to any Distribution Date.  Other
                           treatment determined as applicable under the relevant
                           settlement agreement.
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS 9:  Affiliate Claims Reinstated                                                Unimpaired       No              100%
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------

----------------
1       This table is only a summary of the classification and treatment of
        Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of such classification and treatment.


                                       8

-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS                      TREATMENT                                                   STATUS      ENTITLED         ESTIMATED
                                                                                                   TO VOTE?         RECOVERY
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS 10:  Subsidiary Debt Reinstated                                                Unimpaired       No              100%
Guarantee Claims
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------
CLASS 11:  AWWD's Equity   If the Holdings Plan of Liquidation is approved by the    Impaired         Yes              N/A
Interests in AWI           requisite shareholders of Holdings prior to the first
                           anniversary of the Effective Date, the holder of
                           the Equity Interests in AWI will receive the New
                           Warrants (which will be distributed in accordance
                           with the Holdings Plan of Liquidation). If the
                           Holdings Plan of Liquidation is not approved by the
                           requisite shareholders of Holdings prior to the
                           first anniversary of the Effective Date, the holder
                           of the Equity Interests in AWI will not receive any
                           distribution, and no New Warrants will be issued.
-------------------------- --------------------------------------------------------- ----------- -------------- ------------------

As a separate condition to confirmation of the Plan, at least 75% of the holders of Asbestos Personal Injury Claims who vote on the Plan must vote to ACCEPT the Plan. Moreover, for confirmation of the Plan to occur, the Confirmation Order must contain findings that are consistent with and those that are required by section 524(g) of the Bankruptcy Code. Section 524(g) contains requirements for a "channeling injunction" of the type that is provided under the Plan (see
Section V.B, entitled, "THE PLAN OF REORGANIZATION -- Conditions to Confirmation" and Section VI.D, entitled, "THE ASBESTOS PI TRUST - The Asbestos PI Permanent Channeling Injunction"). Only AWI and the Asbestos PI Claimants' Committee, the Future Claimants' Representative and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, may waive the satisfaction of these conditions to confirmation of the Plan.

Following confirmation of the Plan, the Plan will not become effective until the first Business Day after which certain other conditions have been satisfied or waived or, if a stay of the Confirmation Order is in effect, the first Business Day after the dissolution, lifting, or expiration of such stay. These conditions are described in Section V.C, entitled, "THE PLAN OF REORGANIZATION -- Conditions Precedent to the Effective Date under the Plan." For purposes of this Disclosure Statement, AWI has assumed that the Effective Date will be July 1, 2003. Of course, there can be no certainty that the Effective Date will occur by such date. The satisfaction of many of the conditions to the occurrence of the Effective Date is beyond the control of AWI.

Distributions on account of Allowed Claims (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) will be made on the Effective Date or as soon as practicable thereafter, but in no event more than fifteen (15) days after the Effective Date.

The timing of distributions to holders of Allowed Asbestos Personal Injury Claims will be established by the Asbestos PI Trustees pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures. The timing of distributions to holders of Allowed Asbestos Property Damage Claims will be established by the Asbestos PD Trustees pursuant to the Asbestos PD Trust and the Asbestos PD Claims Resolution Procedures.

Notwithstanding the foregoing, a payment will only be made on account of a Disputed Claim after, and to the extent that, such Disputed Claim becomes Allowed. All payments to be made in cash under the Plan will be made, at the election of Reorganized AWI or the Disbursing Agent, by check or wire transfer.

                            III. GENERAL INFORMATION

A.      DESCRIPTION AND HISTORY OF BUSINESS.

AWI is a Pennsylvania corporation that was incorporated in 1891 to carry on the business founded by Thomas M. Armstrong in 1860. Together with its subsidiaries, it is referred to here as "Armstrong." Through its U.S. operations and U.S. and international subsidiaries, Armstrong designs, manufactures and sells flooring products (resilient, wood, carpeting and sports flooring), as well as ceiling systems, around the world. Armstrong products are sold primarily for use in the finishing, refurbishing and repair of residential, commercial and institutional buildings. Armstrong also designs, manufactures and sells kitchen and bathroom cabinets.

Holdings became the indirect parent company (and AWWD became the direct parent company) of Armstrong on May 1, 2000, following AWI shareholder approval of a plan of exchange pursuant to which each share of AWI was exchanged for one share of Holdings. As a result, stock certificates dated before that date that bear the name "Armstrong World Industries, Inc." actually represent stock of Holdings. Until the filing of the Plan, the common stock of Holdings was publicly traded on the New York Stock Exchange under the ticker symbol "ACK". The Holdings Common Stock currently is quoted on the OTC (over-the-counter) bulletin board with the ticker symbol "ACKHQ". Holdings and AWWD were formed for purposes of the share exchange and do not hold any other significant assets or engage in any operations.

Armstrong conducts its business through the following business segments:

           Resilient Flooring -- Armstrong is a worldwide manufacturer of a broad range of floor coverings for homes and commercial and institutional buildings, which are sold with adhesives, installation and maintenance materials and accessories. Armstrong's flooring products include vinyl sheet and vinyl tile, linoleum and laminate flooring. Various products offer ease of installation, reduced maintenance (no-wax), and cushioning for greater underfoot comfort. The products are sold in a wide variety of types, designs, and colors to commercial, residential and institutional customers through wholesalers, retailers (including large home centers and buying groups), contractors, and to the hotel/motel and manufactured homes industries.

           Building Products -- The Building Products segment includes commercial and some residential ceiling systems. Commercial suspended ceiling systems, designed for use in shopping centers, offices, schools, hospitals, and other commercial and institutional settings, are available in numerous colors, performance characteristics and designs and offer characteristics such as acoustical control, accessibility to the plenum (the area above the ceiling), rated fire protection, and aesthetic appeal. Armstrong sells commercial ceiling materials and accessories to ceiling systems contractors and to resale distributors. Ceiling materials for the home provide noise reduction and incorporate features affording ease of installation. These residential ceiling products are sold through wholesalers and retailers (including large home centers). Framework (grid) products for Armstrong suspension ceiling systems products are manufactured through a joint venture with Worthington Industries (WAVE) and are sold by both Armstrong and the WAVE joint venture.

           Wood Flooring -- The Wood Flooring segment manufactures and distributes wood and other flooring products. These products are used primarily in residential new construction and remodeling, with some commercial applications in stores, restaurants and high-end offices. Wood Flooring sales are generally made through independent wholesale flooring distributors and retailers (including large home centers and buying groups) under the brand names Bruce(TM), Hartco(TM) and Robbins(TM).

           Cabinets -- The Cabinets segment manufactures kitchen and bathroom cabinetry and related products, which are used primarily in residential new construction and remodeling. Through its nationwide system of company-owned and independent distribution centers, the Cabinets segment provides design, fabrication and installation services to single-family builders, multi-family builders and remodelers under the brand names IXL(TM), Bruce,(TM) and Armstrong(TM).

           Textiles & Sports Flooring -- The Textiles and Sports Flooring business segment manufactures carpeting and sports flooring products that are mainly sold in Europe. The carpeting products consist principally of carpet tiles and broadloom used in commercial applications as well as the leisure and travel industry. Sports flooring products include artificial turf surfaces. Both product groups are sold through wholesalers, retailers and contractors.

Armstrong businesses principally sell products through building products distributors, who re-sell its products to retailers, builders, contractors, installers and others. Armstrong also sells a significant portion of its products to home center chains and industry buying groups. For example, in 2001, Armstrong sales to The Home Depot, Inc. totaled approximately $340.8 million. No other customer accounted for more than 10% of Armstrong's revenue.

Raw materials essential to Armstrong businesses are purchased worldwide in the ordinary course of business from numerous suppliers. The principal raw materials used in each business include the following:

BUSINESS                        PRINCIPAL RAW MATERIALS
-----------------------------   ------------------------------------------------
Resilient Flooring              Synthetic resins, plasticizers, PVC, latex,
                                linseed oil, limestone, films, pigments and inks

Building Products               Mineral fibers and fillers, clays, starches,
                                newspaper, and perlite, as well as steel used in the production of metal ceilings and manufacturing of ceiling grids

Wood Flooring                   Lumber, veneer, acrylics, and plywood

Cabinets Lumber, veneer, plywood, particleboard and fiberboard

Textiles and Sports Flooring    Yarn, latex, bitumen and wool


Armstrong's laminate flooring products are sourced from third parties under long-term supply contracts.

Armstrong also purchases significant amounts of packaging materials for all products and uses substantial amounts of energy such as electricity and natural gas and water in its manufacturing operations. In general, adequate supplies of raw materials were available to all of Armstrong's businesses. Armstrong cannot guarantee that a significant shortage of one raw material or another will not occur, however.

Customers' orders for Armstrong products are typically for immediate shipment. Thus, in each business group, Armstrong keeps sufficient inventory on hand to satisfy orders, or manufactures product to meet delivery dates specified in orders. As a result, there historically has been no material backlog in any industry segment.

Patent protection is important to Armstrong's business in the United States and other markets. Armstrong's competitive position has been enhanced by U.S. and foreign patents on products and processes developed or perfected within Armstrong or obtained through acquisition or license. In addition, Armstrong also benefits from its trade secrets for certain products and processes. Patent protection extends for varying periods according to the date of patent filing or grant and the legal term of a patent in the various countries where patent protection is obtained. The actual protection afforded by a patent, which can vary from country to country, depends upon the type of patent, the scope of its coverage, and the availability of legal remedies in the country. Although Armstrong considers that, in the aggregate, its patents and trade secrets constitute a valuable asset of material importance to its business, Armstrong does not regard any of its businesses as being materially dependent upon any single patent or trade secret, or any group of related patents or trade secrets.

Armstrong products are sold around the world under numerous brand-name trademarks that are considered in the aggregate to be of material importance. Certain of Armstrong trademarks, including, without limitation, house marks Armstrong(TM), Bruce(TM), Hartco(TM), Robbins(TM), and DLW(TM), and product line marks Ceramaguard(TM), Cirrus(TM), Corlon(TM), Cortega(TM), Designer Solarian(TM), Excelon(TM), Fundamentals(TM), i-Ceilings(TM), Medintech(TM), Minatone(TM), Natural Inspirations(TM), Second Look(TM), Switftlock(TM), ToughGuard(TM), Traffic Zone(TM), Travertone(TM) and Ultima(TM) are important to Armstrong's business because of their significant brand name recognition. Trademark protection continues in some countries as long as the mark is used and, in other countries, as long as it is registered. Registrations are generally for fixed, but renewable, terms.

Armstrong's world headquarters are located in Lancaster, Pennsylvania. Armstrong owns a 100-acre, multi-building campus comprising the site of its corporate headquarters, most operational headquarters, and its U.S. R&D operations and marketing and service headquarters. Altogether, Armstrong's headquarters operations occupy over 986,000 square feet of floor space.

Armstrong produces and markets Armstrong products and services throughout the world, owning and operating 50 manufacturing plants in 15 countries. Twenty-nine of these facilities are located throughout the United States. In addition, Armstrong has an interest through joint ventures in 9 additional plants in 5 countries.

                                      NUMBER
     BUSINESS SEGMENT                OF PLANTS                                LOCATION OF PRINCIPAL FACILITIES
     ----------------                ---------                                --------------------------------
Resilient Flooring                      14         California, Illinois, Oklahoma, Pennsylvania, Mississippi, Canada, Germany,
                                                   Sweden, Australia, and the U.K.

Building Products                       15         Alabama, Florida, Georgia, Oregon, Pennsylvania, China, France, Germany and
                                                   the U.K.

Wood Flooring                           13         Arkansas, Tennessee, Texas, and West Virginia

Cabinets                                 3         Nebraska, Pennsylvania, and Tennessee

Textiles and Sports Flooring             5         Belgium, Germany, and The Netherlands



Sales offices are leased and owned worldwide, and leased facilities are used to supplement Armstrong's owned warehousing facilities.

Productive capacity and the extent of utilization of Armstrong facilities are difficult to quantify with certainty because in any one facility, maximum capacity and utilization vary periodically depending upon the product that is being manufactured, and individual facilities manufacture multiple products. Armstrong believes its facilities have sufficient productive capacity to meet its current and anticipated future needs. Armstrong believes that its various facilities are adequate and suitable. Additional incremental investments in plant facilities are made as appropriate to balance capacity with anticipated demand, improve quality and service, and reduce costs.

As of September 30, 2002, Armstrong had approximately 16,700 full and part time employees around the world, of whom approximately 4,900 are located outside of the United States. About 67% of the approximately 8,100 hourly or salaried production and maintenance employees in the United States are represented by labor unions. This percentage includes all hourly production employees of Armstrong plants and warehouses where labor unions exist, regardless of whether or not the employees actually pay union dues.

B.         COMPETITION.

There is strong competition in all of the industry segments in which Armstrong does business. Competition in each industry segment and each geographic area where Armstrong does business includes numerous companies. Principal methods of competition include price, product performance and service. In addition, product styling is a significant component of competition. Increasing competition in the U.S. from worldwide producers is apparent in Armstrong's businesses. Over recent years, there has continued to be excess production capacity in many geographic markets, which tends to increase price competition.

C.      CORPORATE REORGANIZATION.

        1.      REORGANIZED COMPANY STRUCTURE - THE CORPORATE DIVISION

As part of the Plan, AWI intends to implement a division pursuant to Subchapter D, Chapter 19 of the Pennsylvania Business Corporation Law of 1988 (the "PENNSYLVANIA BCL") and section 7.20(a)(iii) of the Plan pursuant to which Reorganized AWI will divide into several Entities organized under the laws of Pennsylvania and/or of other jurisdictions permitting such division. Through this process, Reorganized AWI will become organized as a parent holding company with subsidiaries carrying on its businesses. See Section V.E, entitled "THE PLAN OF REORGANIZATION -- Plan of Division."

        2.      PROPOSED DISSOLUTION OF ARMSTRONG HOLDINGS, INC.

Holdings, which is not a debtor, is seeking approval from its shareholders of the dissolution, liquidation, and winding up of Holdings (and, as part thereof, the dissolution and winding up, or other termination of the corporate existence, of AWWD) pursuant to Subchapter F, Chapter 19 of the Pennsylvania BCL or in such other manner as is consistent with the terms of the Plan and permitted by law. See Section V.P, entitled "THE PLAN OF REORGANIZATION -- Holdings Plan of Liquidation."

D.      EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASE.

        1.      AWI'S INVOLVEMENT WITH ASBESTOS-CONTAINING MATERIALS.

AWI's involvement in asbestos personal injury litigation relates primarily to its involvement in the high temperature insulation contracting business. Throughout the early 1900's, AWI (then known as Armstrong Cork Company) manufactured, installed, and serviced low temperature primarily cork based products for cold storage insulation and pipe covering applications. In addition, as an adjunct to these cold storage contracting activities, from around 1910 to 1933, AWI manufactured various high temperature insulation products, including some that contained asbestos. These products have not been the subject of significant claims..

Commencing in 1939, AWI expanded its low temperature insulation contracting business into high temperature contracting services. AWI generally manufactured its own low temperature insulation materials for use in its contracting services, but did not manufacture the high temperature insulation materials used in its contracting operations. Some of the high temperature products furnished and installed in the contracting operations contained asbestos. AWI believes that its sale and installation of asbestos-containing insulation products was limited to the United States and Canada.

As a part of overall organizational changes that took place in the late 1950's, AWI separated the insulation contracting business from the remainder of the company with the formation of a separate, independent subsidiary, Armstrong Contracting and Supply Corporation ("ACANDS"). From January 1, 1958 through July 1969, ACandS operated as an independent subsidiary in the insulation contracting business. During this period, AWI licensed certain trade names and trademarks to ACandS, which ACandS placed on certain insulation products manufactured by others. In addition, from 1964 through 1969, another independent subsidiary of AWI, National Cork Company ("NCC"), operated an insulation contracting business. Other than two specific products, AWI did not manufacture or sell any asbestos containing thermal insulation materials during this period.

In August of 1969, a group of ACandS management employees formed a holding company and purchased the stock of ACandS from AWI. In connection with such sale, AWI assigned certain trade names to ACandS, but ACandS was not licensed to use, and did not use, AWI's trademark or the trade style "(A)rmstrong." ACandS continues to exist today and is now known as ACandS, Inc. On September 19, 2002, ACandS filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court.

AWI manufactured only two asbestos containing insulation materials between 1939 and 1968 - LT Cork Covering and Armaspray. LT Cork Covering (1956 1959) was a cork product with a purchased paper wrapper that contained chrysotile asbestos. Armaspray (1966 1968) was an investigatory high temperature spray applied insulation material that contained less than 10% amosite asbestos and was sold only to ACandS for installation. LT Cork Covering with the asbestos paper covering and Armaspray were not commercially successful products, and AWI had no involvement with asbestos containing insulation materials after AWI stopped making Armaspray in 1968. AWI has no information to suggest that LT Cork Covering was sold outside the United States.

The following asbestos containing insulation products were sold and/or installed by AWI during various points of AWI's history from about 1910 to 1957 (and to a very limited extent from 1958 to 1969), or are believed to have been used, installed, or sold by AWI's former subsidiaries ACandS from 1958 to 1969 and NCC from 1964 to 1969. This information is not intended to be an exhaustive list, but is intended to identify those products that have been the most identified by claimants in the course of AWI's history and based upon information acquired about the activities of ACandS from 1958 to 1969 and NCC from 1964 to 1969. These products were primarily (if not exclusively) used in the high temperature insulation contracting installation operations where AWI, ACandS, or NCC employed insulators. This list does not include products that may have contained some portion of the "Armstrong" name but did not contain asbestos.

                Nonpareil Pipecovering, Block and Cement (1910 -1930s only)

                85% Magnesia Pipecovering and Block (Keasbey & Mattison or Ehret Magnesia)

                Hy-Temp Pipecovering and Block  (Keasbey & Mattison)

                Bestfelt Pipecovering and Block (Keasbey & Mattison)

                Air Cell Pipecovering and Block (Keasbey & Mattison)

                Duplex Pipe Insulation (Keasbey & Mattison)

                No. 152 Asbestos Cement (Keasbey & Mattison)

                Hy-Temp Cement (Keasbey & Mattison)

                85% Magnesia Cement (Keasbey & Mattison)

                Amblerex No. 2 Cement (Keasbey & Mattison)

                Mineral Wool Cement (Keasbey & Mattison)

                Kamatt Pipecovering (Keasbey & Mattison

                Kaytherm Block (Keasbey & Mattison)

                Mani-Ply Insulation (Keasbey & Mattison)

                No. 151 Cement (Keasbey & Mattison)

                Velvet Hard Finish Cement (Keasbey & Mattison)

                Asbestos Floats (Keasbey & Mattison)

                Millboard, Rollboard, Paper and Range Boiler Jackets (Keasbey & Mattison)

                LT Cork Covering

                Armabestos Pipecovering and Block (UNR)

                Armatemp Cements (Eagle-Picher)

                Armstrong LK Pipecovering and Block (Owens-Illinois)

                Armstrong's Limpet (Turner-Newall, Keasbey & Mattison after 1962 only)

                Armaspray

                CC Navy Sealer

                LT Sealer

                P Series (2) Sealer

                Insul Mastic

                Sure Mastic

                Asbestos Asphaltum Mastic

                Fibrated/Aquaseal Emulsion

                SP Emulsion

                Plastic/Weatherproof Emulsion

                Cold Erection Plastic Emulsion

                Asbestos Shorts (Keasbey & Mattison)

                Asbestos Cloth (various manufacturers)

                Kaylo Pipecovering and Block (Owens Illinois)

                No. 1 Insulating Cement (Baldwin Hill)

                V-18 High Temperature Block (Vermiculite Co.)


In addition to the products listed above, AWI, ACandS, or NCC may have used other asbestos-containing high temperature insulation products manufactured by other manufacturers in the course of their contract insulation installation activities, depending on the requirements of the particular contract involved. It is impossible to state with certainty what other specific asbestos-containing products might have been called for by these contracts.

From 1932 until 1982, AWI manufactured various forms of resilient floor tiles, some of which contained encapsulated chrysotile asbestos. From 1954 until 1983, some of the sheet vinyl resilient floor coverings that AWI manufactured and sold were on an asbestos-containing backing material, which was designated as "Hydrocord." The chrysotile asbestos was bound into the Hydrocord backing by a latex binder, and, as installed, the backing was covered by a sheet vinyl floor covering that did not contain asbestos.

From the early 1950's until the late 1980's, AWI manufactured and sold gasket materials primarily intended for mechanical applications, including internal combustion engines. Some of these gasket materials contained encapsulated asbestos fiber. As a general matter, this gasket material was not sold directly to end users but to secondary processors for the creation of prefabricated gaskets for resale.

In addition to plants within the United States, AWI subsidiaries have manufacturing plants in Reservoir (Victoria), Australia; Gateshead (Team Valley), England; Munster, Germany, and Montreal, Canada that produced asbestos-containing floor tiles and/or sheet vinyl products or the Hydrocord backing (in U.K., Canada, and Australia), and AWI's plant in Portumna, Ireland also may have manufactured asbestos-containing floor tiles. Although Hydrocord was manufactured by AWI within the United States, it was shipped as a backing for certain sheet vinyl products manufactured at plants in Canada, Australia, and the United Kingdom.

AWI's resilient floor covering products, including those that contained asbestos, were distributed worldwide. In addition to sales within North America, AWI's gasket products were distributed primarily within Europe and Japan, although an effort was made to distribute them worldwide.

All AWI-manufactured acoustical ceiling products never contained asbestos. AWI, however, sold a specialty asbestos cement ceiling board between the mid 1940's and the mid 1970's. This ceiling product, which was composed of asbestos containing Portland cement manufactured by both Keasbey & Mattison and National Gypsum Company, was slate-like in its appearance (which made it readily distinguishable from AWI's acoustical ceiling materials), was intended for use in high humidity areas, and was generally attached to the surface with furring strips and fasteners (and not a suspended grid system).

During the period between the mid-1930's and mid-1980's, some of the related adhesive products that AWI manufactured and sold for use in the installation of resilient floor tile or acoustical ceiling tile contained encapsulated chrysotile asbestos.

AWI manufactured two distinct roof deck systems: (1) Fluid Applied and (2) Travelon Weather Deck. Components of both systems contained asbestos. These were special-purpose systems that were distinguishable from traditional built-up roofing. Both roofing systems were unique and specially directed to a highly specialized segment of the roofing market. These products were not commercially successful and, therefore, were discontinued shortly after their introduction in the mid 1960's.

        2.      PREPETITION ASBESTOS-RELATED PERSONAL INJURY LITIGATION AGAINST
                AWI.

Nearly all the asbestos-related personal injury and wrongful death lawsuits brought against AWI relate to individuals who claim they were exposed to the asbestos-containing high-temperature thermal insulation products used by AWI in its insulation contracting activities prior to 1958, or used by ACandS in connection with ACandS's use of AWI's licensed tradename or trademarks after 1958. The majority of these claimants seek compensatory and punitive damages arising from their alleged exposure to these products. Many of these claims involve allegations of negligence, strict liability, and breach of warranty, and some allege conspiracy or other claims that seek to make AWI responsible for the activities of ACandS. In some instances, personal injury claims have been asserted against AWI on account of its asbestos-containing gaskets or flooring materials. LT Cork Covering and Armaspray have rarely been identified by plaintiffs as a cause of injury.

As of September 30, 2000, approximately 173,000 asbestos-related personal injury and wrongful death claims were pending against AWI within the tort system in a multitude of jurisdictions. As a result, AWI lacked an effective means to address its liability for asbestos-related personal injury claims in a comprehensive manner. Moreover, only the Bankruptcy Code provides a vehicle for AWI to address both its present, as well as future, unknown Asbestos Personal Injury Claims.

        3.      OWENS CORNING FIBERGLAS FILING FOR PROTECTION UNDER CHAPTER 11.

On October 5, 2000 Owens Corning Fiberglas Corp. ("OCF"), a manufacturer of insulation products, filed for protection under chapter 11 of the Bankruptcy Code to address its asbestos liability. This filing adversely affected AWI's attempts at that time to obtain a credit facility to replace its then-existing $450 million credit facility, which was due to expire on October 19, 2000. Following the OCF filing, the potential lenders under the new credit facility reevaluated their credit exposure to AWI, primarily due to AWI's asbestos personal injury liability. AWI could not reach agreement on a new facility with acceptable terms, and the existing credit facility expired. In addition, AWI was concerned about a possibility of increased settlement demands of asbestos plaintiffs given that OCF, which had previously been a major defendant in asbestos litigation, had filed for chapter 11 protection.

        4.      DOWNGRADING OF AWI'S CREDIT RATING.

On October 25, 2000, both Standard & Poors and Moody's Investors Services (collectively, the "RATING AGENCIES") downgraded AWI's long-term debt rating, citing the reduction in committed credit facilities, prospects for weaker operating performance, and continued uncertainty surrounding AWI's asbestos personal injury liability as a result of, among other things, OCF's chapter 11 filing. Both agencies also indicated the possibility of additional downgrades. On November 17, 2000, the Rating Agencies further downgraded AWI's long-term debt rating to below investment grade.

After October 25, 2000, AWI was unable to issue commercial paper and instead borrowed from its remaining $450 million credit facility. As of December 6, 2000, approximately $50 million of commercial paper was outstanding, and the entire $450 million credit facility had been drawn and was outstanding.

In response to the large number of Asbestos Personal Injury Claims then outstanding, the increase in settlement demands over recent years and the resulting liquidity issues, AWI filed for protection under chapter 11 of the Bankruptcy Code on December 6, 2000.

                            IV. THE CHAPTER 11 CASE

A.      GENERAL.

On December 6, 2000 (the "COMMENCEMENT DATE"), AWI filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court in order to use the court-supervised reorganization process to achieve a resolution of its liability for asbestos-related personal injury and wrongful death claims. Also filing under chapter 11 were two of AWI's wholly-owned subsidiaries, Nitram Liquidators, Inc. ("NITRAM") and Desseaux Corporation of North America, Inc. ("DESSEAUX"). The cases are being jointly administered as In re Armstrong World Industries, Inc., et al., Case No. 00-4471 (RJN) (the "Chapter 11 Case").

Currently AWI is operating its business and managing its properties as a debtor in possession subject to the provisions of the Bankruptcy Code. Pursuant to the provisions of the Bankruptcy Code, AWI is not permitted to pay any claims or obligations that arose prior to the Commencement Date unless specifically authorized by the Bankruptcy Court. Similarly, Claimants may not enforce any Claims against AWI that arose prior to the Commencement Date unless specifically authorized by the Bankruptcy Court. In addition, as a debtor in possession, AWI has the right, subject to the Bankruptcy Court's approval, to assume or reject any executory contracts and unexpired leases in existence at the Commencement Date. Parties having Claims as a result of any such rejection may file claims with the Bankruptcy Court, which will be addressed as part of the Chapter 11 Case.

The Chapter 11 Case originally was assigned to the Honorable Joseph J. Farnan, Jr., a U.S. District Court Judge for the District of Delaware. During the fourth quarter of 2001, the U.S. Court of Appeals for the Third Circuit assigned U.S. District Court Judge Alfred M. Wolin of New Jersey to preside over the Chapter 11 Case in the District of Delaware. Judge Wolin also presides over other asbestos-related chapter 11 cases pending in the District of Delaware. Judge Wolin retained issues relating to asbestos personal injury claims and referred other asbestos-related issues and bankruptcy-related matters in the Chapter 11 Case to U.S. Bankruptcy Judge Randall J. Newsome.

Since the Commencement Date, AWI, the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and more recently, the Future Claimants' Representative, have been engaged in substantive negotiations regarding the terms of the plan of reorganization. During the course of the Chapter 11 Case, the parties participated in numerous status conferences before Judge Wolin in an effort to resolve their differences with respect to, among other things, the distribution of assets and classification of Claims in connection with the formulation of a viable plan of reorganization. As a result of such status conferences, on November 4, 2002, AWI filed the Plan with the consent of the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative.

B.      PROFESSIONALS RETAINED IN THE CHAPTER 11 CASE.

        1.      AWI'S ATTORNEYS AND ADVISERS:

The principal professionals that AWI has retained with respect to chapter 11 matters are as follows:


ATTORNEYS                               FINANCIAL ADVISOR

Weil, Gotshal & Manges LLP              Lazard Freres & Co. LLC ("Lazard")
767 Fifth Avenue                        30 Rockefeller Plaza, 61st Floor
New York, New York  10153               New York, New York  10020
(212) 310-8000                          (212) 632-6000
(212) 310-8007 (telecopy)               (212) 332-1748 (telecopy)

Richards, Layton & Finger, P.A.         RESTRUCTURING CONSULTANTS, AUDITORS
One Rodney Square                       AND ACCOUNTANTS
P.O. Box 551
Wilmington, Delaware  19899             KPMG, LLP
(302) 651-7700                          99 High Street
(302) 651-7701 (telecopy)               Boston, Massachusetts  02110
                                        (617)
                                        988-1000
                                        (617)
                                        988-0800
                                        (telecopy)

CLAIMS AGENT                            SPECIAL BALLOT SOLICITATION AND
                                        TABULATION AGENT

Trumbull Services, LLC                  Innisfree M&A Incorporated
4 Griffin Road North                    501 Madison Avenue, 20th Floor
Windsor, Connecticut  06095             New York, NY  10022
(860) 687-3806                          (877) 750-2689
(860) 683-8697 (telecopy)


        2.      COMMITTEES.

On or about December 15, 2000, the United States Trustee for the District of Delaware (the "U.S. TRUSTEE"), pursuant to her authority under section 1102 of the Bankruptcy Code, appointed the Unsecured Creditors' Committee and the Asbestos PI Claimants' Committee. On or about July 19, 2001, the U.S. Trustee appointed the Official Committee of Asbestos Property Damage Claimants (the "ASBESTOS PD COMMITTEE," and together with the Unsecured Creditors' Committee and the Asbestos PI Claimants' Committee, the "COMMITTEES"). By order dated on or about March 1, 2002, the Bankruptcy Court approved the appointment of Dean M. Trafelet as the Future Claimants' Representative. The Committees and the Future Claimants' Representative have participated actively in all aspects of the Chapter 11 Case.

        (A)     ASBESTOS PI CLAIMANTS' COMMITTEE.

The Asbestos PI Claimants' Committee currently consists of the following nine members:

        >>      Robert M. Gardner, Sr.

        >>      Norma H. Garrison, Executor of the Estate of Daniel M. Garrison

        >>      Joe Donald Smiley

        >>      Kaye Smith, Executor of the Estate of Willie Hampton

        >>      Roberta Jeffrey, Executor of the Estate of Frank Jeffrey

        >>      John A. Spague

        >>      Frank H. Biele, Jr.

        >> Susan Wright, Special Administrator of the Estate of Charles Wright; and

        >>      Miron Fidyk.

The Asbestos PI Claimants' Committee has retained the following professionals:

ATTORNEYS                              ACCOUNTANTS AND FINANCIAL ADVISORS

Caplin & Drysdale, Chartered           L. Tersigni Consulting PC
399 Park Avenue, 36th Floor            201 West Main Street, Suite 220
New York, New York  10022              Stamford, CT 06902
(212) 319-7125                         (203) 569-9090
(212) 644-6755 (telecopy)              (203) 569-9098 (telecopy)

Campbell & Levine, LLC                 ASBESTOS BODILY INJURY CONSULTANTS
800 King Street, Suite 300
Wilmington, Delaware 19801             Legal Analysis Research & Planning, Inc.
(302) 426-1900                         970 Calle Arroyo
(302) 426-9947 (telecopy)              Thousand Oaks, California 91360
                                       (805) 499-3572
                                       (809) 499-7126 (telecopy)


        (B)     UNSECURED CREDITORS' COMMITTEE.

The Unsecured Creditors' Committee currently consists of the following five members:

        >>      Wachovia Bank, N.A.

        >>      Deutsche Bank

        >>      Wells Fargo Bank Minnesota, N.A. as Indenture Trustee

        >>      Bank One, N.A. as Successor Indenture Trustee

        >>      OCM Opportunities Fund, III, L.P.

The Unsecured Creditors' Committee has retained the following professionals:

ATTORNEYS                                      INVESTMENT BANKER AND FINANCIAL ADVISOR

Paul, Weiss, Rifkind, Wharton & Garrison       Houlihan Lokey Howard & Zukin Capital
1285 Avenue of the Americas                    685 Third Avenue
New York, New York  10019                      New York, New York  10017
(212) 373-3000                                 (212) 497-4100
(212) 757-3990 (telecopy)                      (212) 661-3070 (telecopy)

Cozen O'Connor                                 ASBESTOS CLAIMS CONSULTANTS
1201 North Market Street
Wilmington, Delaware  19801                    Chambers Associates Incorporation
(888) 207-2440                                 805 15th Street, NW-Suite 500
(302) 295-2013 (telecopy)                      Washington, DC  20005
                                               (202) 371-9770
                                               (202) 371-6601 (telecopy)

        (C)     FUTURE CLAIMANTS' REPRESENTATIVE.

The Future Claimants' Representative has retained the following professionals:

ATTORNEYS                                        INVESTMENT BANKER AND FINANCIAL ADVISOR

Kaye Scholer, LLP                                Peter J. Solomon Company
425 Park Avenue                                  767 Fifth Avenue
New York, New York  10022                        New York, New York  10153
(212) 836-8000                                   (212) 508-1600
(212) 836-8689 (telecopy)                        (212) 508-1633 (telecopy)


                                       19

Young Conaway Stargatt & Taylor, LLP             ASBESTOS BODILY INJURY CONSULTANTS
The Brandywine Building-17th Floor
1000 West Street                                 Analysis Research Planning Corporation
Wilmington, Delaware                             1900 M Street, N.W.
(302) 571-6600                                   Suite 410
(302) 571-1253 (telecopy)                        Washington, D.C.  20036
                                                 (202) 797-1111
                                                 (202) 797-3619 (telecopy)

        (D)     ASBESTOS PD COMMITTEE.

The Asbestos PD Committee currently consists of the following three members:

        >>      Christine Wood

        >>      TrizecHahn Office Properties

        >>      Stephen Tancredi

The Asbestos PD Committee has retained Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 919 Market Street, Suite 100, Wilmington, Delaware 19801, (302) 426-1189, (302) 426-9193 (telecopy), as its counsel.

C.      SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE.

        1.      EMPLOYEE RELATED MATTERS.

To maintain the continued support, cooperation, and morale of AWI's employees and to minimize any salary, wage, and employee benefit disruptions that might have been occasioned by the commencement of the Chapter 11 Case, AWI obtained orders of the Bankruptcy Court that authorized AWI to (i) pay employees for prepetition wages, salaries, and other compensation and (ii) continue its employee benefit programs, including maintenance of AWI's workers' compensation programs.

In order to (i) ensure that AWI's senior level executives and managers (the "KEY EMPLOYEES") continued to provide essential management and other necessary services during the Chapter 11 Case, (ii) minimize Key Employee turnover and
(iii) provide incentives to attract new senior level employees to fill critical vacant positions, AWI designed a special retention program (the "EMPLOYEE RETENTION PROGRAM") for the Key Employees and sought Bankruptcy Court approval of the program. The Employee Retention Program is comprised of annual cash retention payments for certain Key Employees, a severance benefit plan, the assumption of certain (and the ability to enter into new) change in control agreements and an employment agreement, and the continued maintenance of customary incentive compensation plans in which the Key Employees participate, including an annual incentive plan for key managers and senior level executives and a long-term cash incentive plan.

In addition, during the course of the Chapter 11 Case, AWI sought and obtained the approval of the Bankruptcy Court to assume AWI's indemnification obligations to its officers and directors, as well as officers and directors of Holdings. In addition, counsel for the board of directors of Holdings is continuing to hold a fund of $1 million to fund any unpaid professional fees of Holdings' board or other obligations to Holdings' directors.

        2.      VENDOR AND CUSTOMER ISSUES.

Following the commencement of the Chapter 11 Case, AWI took certain actions in the Bankruptcy Court, including obtaining orders of the Bankruptcy Court, that authorized AWI to (i) pay claims of critical trade vendors (the "CRITICAL VENDORS") that supply AWI with essential materials and services; (ii) provide postpetition deposits with the Critical Vendors and other suppliers to secure payment for postpetition materials; (iii) pay Claims of prepetition common carriers, warehouses, and holders of mechanics' liens; (iv) pay prepetition Claims held by certain building products distributors through which AWI sells the majority of its vinyl and laminate flooring products, residential ceiling/grid products, and installation/accessory products; (v) honor certain customer warranty programs in accordance with its prepetition practices and honor any postpetition obligations in respect thereof; and (vi) implement global procedures for resolving and paying valid reclamation claims.

        3.      THE DIP CREDIT FACILITY.

In order to fund its ongoing business operations during the pendency of the Chapter 11 Case, AWI, Nitram and Desseaux entered into a debtor in possession financing facility (the "DIP CREDIT FACILITY") with JPMorgan Chase Bank ("JPMORGAN CHASE" or the "AGENT"), as agent for a syndicate of financial institutions, including JPMorgan Chase (collectively, the "LENDERS"). The terms of the DIP Credit Facility are memorialized in a Revolving Credit and Guaranty Agreement dated as of December 6, 2000, as amended from time to time (the "CREDIT AGREEMENT").

The following are the major elements of the DIP Credit Facility:

        >> The DIP Credit Facility originally provided for a total commitment (the "COMMITMENT") of $400 million. The Commitment was available for working capital and other general corporate purposes and for the issuance of standby and import documentary letters of credit for purposes satisfactory to the Agent (collectively, the "LETTERS OF CREDIT"). Through subsequent amendments, AWI and the Lenders agreed to reduce the Commitment to $75 million and limit it to Letters of Credit.

        >> The DIP Credit Facility contemplates that all obligations (i) are secured by a perfected first priority lien on all cash maintained in the Letter of Credit Account (as such term is defined in the Credit Agreement) and (ii) will constitute superpriority obligations over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code, subject in each case only to (x) in the event of the occurrence of an Event of Default (as such term is defined in the Credit Agreement), the payment of allowed and unpaid professional fees and disbursements incurred by AWI, Nitram, Desseaux or any of the Committees in an aggregate amount not to exceed $5 million, and (y) the payment of bankruptcy filing fees.

        >> The DIP Credit Facility originally provided that the sum of the aggregate outstanding amount of direct borrowings plus undrawn amount of outstanding Letters of Credit issued for the account of AWI would at no time exceed the borrowing base, which included inventory, receivables and certain other assets of AWI meeting certain eligibility standards determined by the Agent.

        >> The term of the DIP Credit Facility, as amended, extends through December 6, 2003.

As of September 30, 2002, Armstrong had cash on hand in excess of $369 million. As a result, since the Commencement Date, AWI has not drawn on the DIP Credit Facility. In the ordinary course of its business, however, AWI has requested the Lenders from time to time to issue Letters of Credit. As of September 30, 2002, Letters of Credit in the aggregate face amount of approximately $24.7 million had been issued and remained outstanding under the DIP Credit Facility.

In the fourth quarter of 2002, AWI and the Lenders further amended the DIP Credit Facility. The latest amendment (i) extended the maturity date under the Credit Agreement to December 6, 2003, (ii) terminated all obligations of the Lenders to make loans or advances and limited the Commitment under the DIP Credit Facility to issuances of Letters of Credit, (iii) reduced the total Commitment from $200 million to $75 million and (iv) suspended certain reporting requirements under the Credit Agreement. By order dated October 29, 2002, the Bankruptcy Court authorized and approved such amendment.

        4.      AWI'S EXCLUSIVE RIGHT TO FILE AND CONFIRM A PLAN.

The Bankruptcy Court has approved five extensions of the periods during which AWI has the exclusive right to file and confirm a chapter 11 plan under section 1121(a) of the Bankruptcy Code (the "Exclusive Periods"). The most recent order of the Bankruptcy Court, entered on September 4, 2002, provides that the Exclusive Periods are extended through and including April 4, 2003 (for filing a plan) and June 3, 2003 (for confirmation of a plan).

        5.      THE BAR DATE (FOR CLAIMS OTHER THAN ASBESTOS PERSONAL INJURY
                CLAIMS).

On January 30, 2001, AWI filed with the Bankruptcy Court its schedules of assets and liabilities, except for Schedule F (Creditors Holding Unsecured Claims Against the Estate), which was filed on March 21, 2001, pursuant to the Bankruptcy Court's order dated February 21, 2001 extending AWI's time to file such schedule (together, the "Schedules"). AWI listed an aggregate of approximately 181,198 Claims on its Schedules.

On March 30, 2001, AWI filed a motion seeking an order fixing a bar date for the filing of proofs of claim against AWI's estate for, essentially, all Claims except those for personal injury based on asbestos exposure. By order dated April 18, 2001 (the "BAR DATE ORDER"), the Bankruptcy Court set a bar date of August 31, 2001 (the "BAR DATE"). AWI mailed notices of the Bar Date and proof of claim forms to all the entities identified in the Schedules, among others (the "BAR DATE NOTICE"). Notice of the Bar Date also was published on two occasions in the national editions of The New York Times, The Wall Street Journal, and The USA Today, as well as in at least fourteen trade publications.

Pursuant to the Bar Date Order, each creditor holding a prepetition claim was required, subject to certain limited exceptions, to file a proof of claim on or before the Bar Date. Specifically, as provided in the Bar Date Notice, the following types of creditors were not required to file proofs of claim on or before the Bar Date:

        >> creditors holding claims that already had been properly filed with the clerk of the Bankruptcy Court using a claim form that substantially conforms to Official Form No. 10;

        >>      creditors holding claims that (a) are listed on the Schedules,
                (b) are not described in the Schedules as "disputed," "contingent," or "unliquidated," and (c) are in the same amount and of the same nature as set forth in the Schedules;

        >> creditors asserting an Administrative Expense against AWI's chapter 11 estate under section 503(b) or 507(a) of the Bankruptcy Code;

        >> creditors holding Claims of AWI or a subsidiary of AWI against another debtor or another subsidiary of a debtor;

        >> creditors holding Claims that had been Allowed by an order of the Bankruptcy Court entered on or before the Bar Date;

        >> creditors holding asbestos-related personal injury Claims (other than a claim for contribution, indemnity, reimbursement, or subrogation);

        >> current employees of AWI for prepetition benefits or deferred compensation; and

        >> creditors holding Claims that had been paid in full by AWI prior to the Bar Date.

As discussed below in Section IV.C.6, entitled "THE CHAPTER 11 CASE -- Significant Events During the Chapter 11 Case -- Asbestos Property Damage Claims," the Bankruptcy Court subsequently extended the Bar Date for Asbestos Property Damage Claims to March 20, 2002.

2,655 proofs of claim against AWI, not including Asbestos Personal Injury Claims or Asbestos Property Damage Claims, either were received by Trumbull or filed with the clerk of the Bankruptcy Court on or before the Bar Date. In addition, 137 additional proofs of claim, not including Asbestos Personal Injury Claims or Asbestos Property Damage Claims, were filed against AWI after the Bar Date. Thus, excluding Asbestos Personal Injury Claims and Asbestos Property Damage Claims, as of November 15, 2002, a total of 2,792 proofs of claim have been filed against AWI in the Chapter 11 Case. For information regarding the Asbestos Property Damage Claims filed against AWI in the Chapter 11 Case, see Section IV.C.6, entitled "THE CHAPTER 11 CASE -Significant Events During the Chapter 11 Case - Asbestos Property Damage Claims."

Since the Bar Date, AWI, together with its professionals, has engaged in an extensive process of reviewing and reconciling the proofs of claim asserted against AWI in the Chapter 11 Case. To date, the Debtors have filed and prosecuted four omnibus objections to Claims, as well as several additional objections addressing specific Claims. In addition, the Debtors have engaged in discussions with a wide variety of Claimants regarding, among other things, the withdrawal of Claims where appropriate.

As a result of these efforts, the Debtors have successfully disallowed and expunged a total of 1,207 Claims asserted against AWI, leaving a total of 1,585 proofs of claim outstanding against AWI in the aggregate amount of approximately $1.89 billion, not including Asbestos Personal Injury Claims, Asbestos Property Damage Claims or Claims listed on the Schedules ("SCHEDULED CLAIMS"). In addition, pursuant to the first three omnibus objections to claims, AWI has obtained orders from the Bankruptcy Court reclassifying as Unsecured Claims approximately 119 Claims that were initially asserted as priority or filed as secured or administrative expense Claims.

Furthermore, in connection with each of the omnibus objections to Claims filed by AWI, as well as settlements and compromises between AWI and certain of the claimants, AWI has resolved and agreed to allow a total of 264 Claims in the aggregate amount of approximately $8.37 million (originally filed in the amount of $8.69 million).

In addition to the foregoing, of the 8,346 Scheduled Claims that were not scheduled as Asbestos Personal Injury Claims approximately 4,810 Scheduled Claims (in the aggregate scheduled amount of approximately $214.76 million) were listed as contingent, disputed and/or unliquidated, were not superseded by a subsequent timely-filed proof of claim and, therefore, are now deemed null and void. Moreover, 1,344 Scheduled Claims (totaling approximately $1.5 billion) have been superseded by a subsequent filed proof of claim. In addition, on or about __________, 2002, the Debtors filed an amended Schedule F (Unsecured Claims) with the Bankruptcy Court pursuant to which an additional [____] of these 8,346 Scheduled Claims in the total amount of [$__________] have been eliminated (amended to $0.00), and [____] of such Scheduled Claims have been reduced by a total amount of [$__________]. Pursuant to the Bar Date Order, however, the holders of such amended Scheduled Claims have until ______________ [INSERT DATE] to file a proof of claim if they disagree with the amended amount of their Scheduled Claims.

AWI expects the total amount of Allowed Unsecured Claims to be treated in Class 6 will be approximately $1.65 billion as a result of AWI's continued claims reconciliation and objection process.

Effective on September 1, 2002, the Bankruptcy Court amended its Local Rules for Bankruptcy Practice and Procedure (the "LOCAL RULES") by adding Local Rule 3007-1, which governs omnibus objections to claims. Pursuant to the new Local Rule, among other things, all substantive objections (as defined in Local Rule 3007-1) that apply to a particular proof of claim must be asserted in a single omnibus objection. With respect to non-substantive objections, however, multiple objections may be filed regarding a particular proof of claim. Due to the volume of Claims filed against AWI in the Chapter 11 Case and the significant amount of time required for AWI and its professionals to analyze and reconcile such Claims, on or about October 29, 2002, AWI and its affiliated Debtors filed a Motion for an Order Granting Relief from Certain Aspects Relating to the Filing of Omnibus Objections to Claims (the "OMNIBUS CLAIMS MOTION"), pursuant to which the Debtors have requested relief from that portion of Local Rule 3007-1 limiting the Debtors' substantive objections to claims. At a hearing held by the Bankruptcy Court on November 22, 2002, the Bankruptcy Court denied the relief requested by the Debtors in the Omnibus Claims Motion, other than to clarify that the mere attachment of a notice or other pleading to a proof of claim does not constitute "documentation" attached to a proof of claim. As a result of the denial of the Omnibus Claims Motion, the modified claims objection procedures imposed by the Local Rules are likely to add delay to AWI's claims reconciliation process.

Basic information regarding Claims that have been scheduled and filed in the Chapter 11 Case can be accessed using the following website:
www.trumbull-services.com.

        6.      ASBESTOS PROPERTY DAMAGE CLAIMS.

        (A)     AWI'S LIMITED INVOLVEMENT WITH ASBESTOS PROPERTY DAMAGE CLAIMS

Prior to the commencement of the Chapter 11 Case, AWI had very limited involvement with Asbestos Property Damage Claims. Unlike Asbestos Personal Injury Claims asserted against AWI, AWI's liability for Asbestos Property Damage Claims generally is not the result of AWI's insulation installation contracting activities. Instead, Asbestos Property Damage Claims that have been actively pursued against AWI have concerned primarily resilient floor covering products manufactured and sold by AWI prior to 1983.

Beginning sometime in the 1950's through 1983, AWI manufactured three types of resilient floor covering products that contained asbestos. First, until 1972, AWI manufactured a low priced asphalt floor tile that contained asbestos. There are few claims involving such asphalt tiles. Any such asphalt tiles are now at least 30 years old in any building where they still exist. Second, after World War II AWI began to manufacture and market a new line of sheet flooring, called Corlon, made from vinyl plastic. The Corlon sheet flooring contains no asbestos, but AWI also manufactured a Hydrocord felt backing material containing asbestos that could be used to lay the vinyl sheet flooring directly over on-grade concrete. AWI discontinued the use of asbestos in the Hydrocord backing in 1983. Few property damage claims have been asserted with respect to the Hydrocord backing. This product is not subject to any abrasion unless the vinyl surface layer, which does not contain asbestos, has completely worn through. Third, until 1983 AWI manufactured a vinyl tile, called Excelon, that contained asbestos. Most property damage claims that have involved AWI products are related to Excelon. It was a popular product that has held up well over the years and is still present in many buildings.

In contrast to Asbestos Personal Injury Claims, as of the Commencement Date, only five asbestos property damage actions were commenced against AWI from 1993 to the Commencement Date. Moreover, as of the Commencement Date, only six of the 273 asbestos property damage cases brought against AWI since the early 1980's remained unresolved, and of those six only three were actively being pursued. Furthermore, as to the Asbestos Property Damage Claims that were resolved during the more than 20 year period prior to the Commencement Date, the total amount paid by AWI on account of such claims was less than $10 million.

        (B)     THE ASBESTOS PD BAR DATE

On or about August 3, 2001, the Asbestos PD Committee filed a motion (the "MOTION TO EXTEND") pursuant to which it sought to (i) extend the Bar Date to enable holders of alleged Asbestos Property Damage Claims to have additional time to file proofs of claim and (ii) compel AWI to engage in an extensive, nationwide noticing program. By order dated August 27, 2001, the Bankruptcy Court extended the Bar Date for Asbestos Property Damage Claims until the disposition of the Motion to Extend.

At a hearing held on March 1, 2002, the Bankruptcy Court ruled that (i) the deadline for certain law firms to file a class proof of claim on behalf of a putative class of holders of alleged Asbestos Property Damage Claims was March 8, 2002, (ii) the deadline for all other holders of Asbestos Property Damage Claims to file proofs of claim in the Chapter 11 Case was March 1, 2002, and
(iii) the notice of the Bar Date provided by AWI was consistent and complied with applicable law and satisfied all requirements of due process. The ruling was memorialized in an order of the Bankruptcy Court entered on or about March 18, 2002 (the "ORDER DENYING THE MOTION TO EXTEND"). The Bankruptcy Court subsequently modified its Order Denying the Motion to Extend by order dated May 21, 2002, ruling that the deadline for all holders of Asbestos Property Damage Claims to file proofs of claim in the Chapter 11 Case was March 20, 2002.

As of December 18, 2002, a total of 581 Asbestos Property Damage Claims, totaling approximately $877 million, had been asserted against AWI. As a result of the claims reconciliation efforts expended by the Debtors to date, however, the Debtors have successfully disallowed and expunged, or the Claimant has withdrawn, a total of 120 Asbestos Property Damage Claims (in the aggregate amount of approximately $70.4 million), leaving a total of 461 Asbestos Property

Damage Claims outstanding against AWI in the aggregate amount of approximately $806.6 million.

        (C)     THE CLASS ACTION PROCEEDING.

On August 17, 2001, certain holders of Asbestos Property Damage Claims (the "ASBESTOS PD PLAINTIFFS") commenced a class action adversary proceeding in the Bankruptcy Court and filed a motion seeking certification of a nationwide class for damages and remediation and a separate nationwide class for testing, in each case consisting of all property owners (residential and otherwise) that have AWI asbestos-containing flooring products in their structures. On October 1, 2001, AWI filed a motion to dismiss the class action proceeding on the grounds that
(i) the commencement of the class action proceeding violated the automatic stay imposed by section 362 of the Bankruptcy Code, (ii) the putative class action representatives failed to state claims upon which relief could be granted, and
(iii) the putative class action representatives failed to state a claim for class relief. In addition, on April 12, 2002, AWI and the Asbestos PI Claimants' Committee filed separate objections to the motion for class certification.

After a one-day trial on the issue of class certification, by order dated July 2, 2002, the Bankruptcy Court denied the motion for class certification. On or about July 12, 2002, the Asbestos PD Plaintiffs filed a motion for leave to appeal the Bankruptcy Court's denial of their motion for class certification. AWI filed a memorandum of law in opposition to such motion for leave to appeal on July 26, 2002. By order dated October 4, 2002, the District Court denied the motion for leave to appeal.

        (D)     THE DAUBERT HEARING.

On September 26, 2002 and September 27, 2002, the Bankruptcy Court conducted a Daubert hearing on the issue of what evidence holders of Asbestos Property Damage Claims should be required to present to demonstrate proof of property damage in their structures as a result of the presence of AWI asbestos-containing floor products in such structures. In the Daubert hearing, AWI challenged the use of the "settled dust method" proposed by the claimants as a method for determining proof of property damage in their structures. On October 22, 2002, the Bankruptcy Court granted AWI's requested relief and ruled that the "settled dust method" is not a scientifically valid method for proving asbestos property damage from flooring in a building.

        (E) STATUS CONFERENCE ON ASBESTOS PROPERTY DAMAGE CLAIMS FOLLOWING THE DAUBERT RULING.

Following the Daubert ruling, the Bankruptcy Court conducted a status conference on November 1, 2002, after which the Bankruptcy Court entered an order regarding required product identification proof for Asbestos Property Damage Claims. Thereafter, on December 5, 2002, the Court entered an Amended Order Regarding Required Product Identification for Asbestos Property Damage Claims, which requires each holder of an Asbestos Property Damage Claim to submit the following information to AWI's counsel no later than February 10, 2003: (i) the name and address of each building (or other discrete location) alleged to contain asbestos-containing products manufactured or sold by AWI for which an Asbestos Property Damage Claim is asserted; (ii) the type of asbestos-containing product for which an Asbestos Property Damage Claim is asserted; and (iii) the basis, including all documentation, upon which the claimant has identified an asbestos-containing product manufactured or sold by AWI. Such order further provides that any Asbestos Property Damage Claim for which such information is not provided shall be disallowed in its entirety upon further order of the Bankruptcy Court.

        7.      INSURANCE COVERAGE ISSUES.

Throughout the Chapter 11 Case, AWI has been involved in litigation and negotiations concerning the scope of liability insurance coverage available to satisfy the various claims against AWI.

        (A)     MAERTIN LITIGATION.

Prior to the Commencement Date, AWI entered into settlement agreements (the "MAERTIN SETTLEMENT AGREEMENTS") with a group of non-asbestos personal injury plaintiffs (the "MAERTIN PLAINTIFFS") in respect of the Maertin Plaintiffs' allegations that they had sustained injuries arising from exposure to polychlorinated biphenyls allegedly found on ceiling material purportedly manufactured by AWI. Pursuant to the Settlement Agreements, the Maertin Plaintiffs settled their claims against AWI for an agreed amount (the "MAERTIN SETTLEMENT AMOUNT") to be paid by AWI on January 21, 2001.

On September 20, 2000, AWI filed an action (the "MAERTIN COVERAGE CASE") in the United States District Court for the Eastern District of Pennsylvania against certain insurers (collectively, the "INSURERS") seeking a declaration that certain insurance policies issued by the Insurers in favor of AWI (collectively, the "MAERTIN INSURANCE POLICIES") provided coverage amounts to be paid pursuant to the Settlement Agreements. Shortly after the filing of the Maertin Coverage Case, AWI engaged in settlement negotiations with the Insurers to resolve the payment obligations of the Insurers under the Maertin Settlement Agreements. These negotiations were not successful, and on February 2, 2001, the Maertin Coverage Case was stayed until such time as all parties to the Maertin Coverage Case agreed or until ordered by the court overseeing the Chapter 11 Case or the court before which the Maertin Coverage Case was pending.

Due to the commencement of the Chapter 11 Case, AWI was prohibited from paying, and the Maertin Plaintiffs were stayed from collecting, the Maertin Settlement Amount. On March 29, 2001, the Maertin Plaintiffs filed a motion (the "MAERTIN STAY RELIEF MOTION") seeking to modify the automatic stay to permit them to enforce their rights under the Maertin Settlement Agreements and, in particular, to recover the Maertin Settlement Amount from the proceeds of the Maertin Insurance Policies (the "MAERTIN INSURANCE PROCEEDS"). On December 10, 2001, the District Court entered an order in connection with the Maertin Stay Relief Motion (the "MAERTIN STAY RELIEF ORDER"), pursuant to which the Maertin Plaintiffs were authorized to proceed with their action. On December 18, 2001, AWI filed a notice of appeal of the Maertin Stay Relief Order to the United States Court of Appeals for the Third Circuit (the "MAERTIN APPEAL"). On or about July 2, 2002, AWI filed its brief in the Maertin Appeal. The Maertin Plaintiffs filed their response brief on November 1, 2002. Oral argument in the Maertin Appeal is scheduled to occur in February of 2003.

On December 26, 2001, AWI filed a motion (the "MAERTIN STAY PENDING APPEAL MOTION") requesting that the Bankruptcy Court stay the Maertin Stay Relief Order pending the resolution of the Maertin Appeal. After extensive negotiations with the Maertin Plaintiffs, AWI and the Maertin Plaintiffs entered into a stipulation submitted on March 22, 2002, resolving the Maertin Stay Pending Appeal Motion (the "MAERTIN STAY PENDING APPEAL STIPULATION"). The Maertin Stay Pending Appeal Stipulation provides that the Maertin Plaintiffs are stayed from taking any action to collect any claims, judgment or settlement against AWI or its assets, other than with respect to the Maertin Insurance Policies or the Maertin Insurance Proceeds.

On or about April 12, 2002, International Insurance Co. ("INTERNATIONAL") filed an objection to the Maertin Stay Pending Appeal Stipulation on the grounds that it did not prohibit the Maertin Plaintiffs from seeking recovery from the Maertin Insurance Proceeds. On May 3, 2002, the Bankruptcy Court entered an order approving the Maertin Stay Pending Appeal Stipulation (the "MAERTIN STAY PENDING APPEAL ORDER") over International's objections. On May 13, 2002, International filed a motion to reconsider the Maertin Stay Pending Appeal Order, which motion subsequently was denied by the Bankruptcy Court on July 19, 2002.

On or about July 26, 2002, International filed a Notice of Appeal from the Maertin Stay Pending Appeal Order. On or about July 29, 2002, OneBeacon Insurance Company also filed a Notice of Appeal from the Maertin Stay Pending Appeal Order (collectively, with the Notice of Appeal filed by International, the "INSURERS' APPEAL"). On August 26, 2002, AWI filed a motion to dismiss the Insurers' Appeal for lack of subject matter jurisdiction (the "MOTION TO DISMISS") on the grounds that the Maertin Stay Pending Appeal Order was an interlocutory order. On or about August 29, 2002, AWI and the Insurers entered into a stipulation staying the briefing on the Insurers' Appeal until the resolution of the Motion to Dismiss. On September 27, 2002, the Insurers filed a response to the Motion to Dismiss (the "INSURERS' RESPONSE"). On October 7, 2002, AWI filed a reply to the Insurers' Response. The Motion to dismiss is sub judice.

        (B)     CENTURY ADVERSARY PROCEEDING.

Prior to the commencement of the Chapter 11 Case, AWI entered into a settlement agreement (the "CENTURY SETTLEMENT AGREEMENT") with Century Indemnity Company, as successor to Insurance Company of North America ("CENTURY"), to settle disputes and coverage issues with respect to asbestos personal injury claims under certain insurance policies (the "CENTURY POLICIES"). The Century Settlement Agreement permits Century to stretch out payments due to a trust established in connection with the Century Settlement Agreement (the "CENTURY TRUST"). AWI agreed to indemnify Century against certain claims that may be asserted directly against Century and that would have been covered under the Century Policies.

Although Century timely made its first payment to the Century Trust in accordance with the Century Settlement Agreement, Century failed to make a substantial payment that was due on or before January 5, 2001 (the "2001 INSTALLMENT PAYMENT"). On February 12, 2001, Century filed a motion which, among other things, sought to compel AWI to assume the Century Settlement Agreement (the "CENTURY MOTION TO COMPEL"). On or about February 28, 2001, AWI filed a response objecting to the Century Motion to Compel and requesting that the Bankruptcy Court direct Century to make the outstanding 2001 Installment Payment and continue to make all future payments due to the Century Trust. By order dated June 13, 2001, the Bankruptcy Court denied the Century Motion to Compel without prejudice and ordered Century to make payments due to the Century Trust. However the Bankruptcy Court did not rule on the dispute between the parties as to whether the Century Settlement Agreement is an executory contract. On June 21, 2001, Century remitted the 2001 Installment Payment to the Century Trust.

On or about January 3, 2002, Century commenced a proceeding (the "CENTURY ADVERSARY PROCEEDING") against AWI, the CCR (as defined below) and Chase Bank of Texas, N.A., as Trustee pursuant to which Century sought a declaration that (i) Century need not make further payments due under the Century Settlement Agreement, (ii) AWI must indemnify Century for certain claims asserted against Century in an action pending in federal district court, and (iii) Century may offset any indemnification claim against AWI against payments required to be made by Century to the Century Trust (the "CENTURY COMPLAINT").

On August 29, 2001, Century filed a proof of claim (the "CENTURY PROOF OF CLAIM") in the Chapter 11 Case pursuant to which Century asserted that it holds a secured claim against AWI's estate in an unliquidated amount and that its claim is secured by payments under a settlement agreement. On February 6, 2002, AWI filed an objection to the Century Proof of Claim pursuant to section 502(e)(1)(B) of the Bankruptcy Code. On or about March 3, 2002, the Bankruptcy Court entered an order granting Century's motion to consolidate the Century adversary proceeding with the objection.

On or about February 6, 2002, AWI filed a Motion to Dismiss (the "CENTURY MOTION TO DISMISS") against Century. Following the Bankruptcy Court's denial of the Century Motion to Dismiss, AWI filed its answer, affirmative defenses, and counterclaim (the "CENTURY ANSWER") to the Century Complaint on or about June 27, 2002. On or about October 24, 2002, Century filed a Motion to Dismiss the Counterclaim asserted in the Century Answer (the "CENTURY MOTION TO DISMISS COUNTERCLAIM"). AWI filed a response to the Century Motion to Dismiss Counterclaim by November 21, 2002.

On or about November 12, 2002, the CCR filed its answer to the Century Complaint. In such answer, the CCR asserted certain cross claims against AWI. These cross claims, and AWI's counterclaims against the CCR in the Century Adversary Proceeding, are discussed more fully in Section IV.C.8(c), entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Litigation Involving the Center for Claims Resolution - The CCR's Cross Claims, and AWI's Counterclaims, in the Century Adversary Proceeding."

        (C)     LIBERTY MUTUAL ARBITRATION/LITIGATION.

AWI and Liberty Mutual Insurance Company ("LIBERTY MUTUAL") are involved in (i) a pending alternative dispute resolution ("ADR") proceeding under the Agreement Concerning Asbestos Related Claims dated June 19, 1985 (the "Wellington Agreement") and (ii) a pending lawsuit in the United States District Court for the Eastern District of Pennsylvania (the "PENNSYLVANIA LAWSUIT"). Both proceedings relate to disputes about insurance coverage for Asbestos Personal Injury Claims.

In the ADR, which was initiated in 1996, AWI is seeking a ruling that a substantial majority of the Asbestos Personal Injury Claims that have been asserted against it are "non-products" or general liability claims, which are not within the definition of "products" or "completed operations hazards," as those terms are defined in the insurance policies that Liberty Mutual issued to AWI for the period from 1973 through 1981. The Liberty Mutual policies that were in effect from 1973 through 1976 provide $40 million in coverage, plus defense costs, for settlements and judgments incurred in connection with non-products claims. The Liberty Mutual policies in effect for the period from 1977 through 1981 have no aggregate limit for non-products claims.

On January 29, 2002, a final judgment was issued in AWI's favor at the conclusion of the trial phase of the ADR. Liberty Mutual subsequently appealed from that final judgment to a panel of three appellate arbitrators pursuant to the Wellington Agreement's ADR rules. The ADR appeal has been fully briefed. Oral argument in the ADR appeal was originally scheduled to take place on October 8, 2002, but that date was postponed because one of the appellate arbitrators needed to be replaced. Oral argument has been rescheduled to take place on March 11, 2003.

In the Pennsylvania Lawsuit, which was filed on July 1, 2002, AWI is seeking a declaratory judgment with respect to certain issues concerning the Liberty Mutual policies in effect from 1977 through 1981 that were not resolved in the pending ADR. These issues include: (i) Liberty Mutual's relatively recent effort to obtain reformation of the deductible and aggregate limit provisions of its policies in effect from 1977 through 1981 to make them apply to all Asbestos Personal Injury Claims and not, as written, only to products and completed operations hazard claims; (ii) Liberty Mutual's relatively recent assertion that all of the Asbestos Personal Injury Claims constitute a single occurrence for purposes of the per-occurrence limits of its policies; (iii) the manner in which AWI is entitled under the Wellington Agreement to expand its coverage block so as to obtain coverage from Liberty Mutual's 1977 policy; and (iv) disputes about the extent to which, if at all, Liberty Mutual will be entitled to collect additional premiums in the event that it provides coverage for Asbestos Personal Injury Claims under its policies in effect from 1977 through 1981.

On July 18, 2002, Liberty Mutual filed a motion with the Bankruptcy Court requesting that the automatic stay be modified to allow it to file counterclaims against AWI in the Pennsylvania Lawsuit ("LIBERTY MUTUAL'S STAY RELIEF MOTION"). Specifically, Liberty Mutual sought permission to file counterclaims setting forth its position on some of the issues with respect to which AWI is seeking a declaratory judgment in the Pennsylvania Lawsuit. AWI has not objected to Liberty Mutual's request to file these proposed counterclaims. Liberty Mutual also sought permission to file other counterclaims which, in the view of AWI, would allow Liberty Mutual improperly to re-litigate certain issues that have already been resolved against it in the trial phase of the ADR and are now on appeal to the three appellate arbitrators, and AWI has objected to these proposed counterclaims on that basis. On August 1, 2002, the Bankruptcy Court adjourned the hearing on Liberty Mutual's Stay Relief Motion until January 24, 2003, at which time it has requested that AWI and Liberty Mutual provide a report concerning the status of the ADR appeal.

Pursuant to a stipulation between Liberty Mutual and AWI, the Pennsylvania Lawsuit has been temporarily suspended because the Bankruptcy Court has not yet ruled on Liberty Mutual's Stay Relief Motion.

        8.      LITIGATION INVOLVING THE CENTER FOR CLAIMS RESOLUTION.

        (A)     SAFECO/CCR LITIGATION.

Prior to the Commencement Date, AWI was a member of The Center for Claims Resolution (the "CCR"). The CCR was formed in 1988 by AWI and certain other corporations (the "CCR MEMBERS") in order to have an agent to administer, settle and manage all asbestos-related personal injury claims asserted against the CCR Members. On or about March 28, 2000, Safeco Insurance Company of America ("SAFECO") issued a performance bond in favor of the CCR (the "SAFECO BOND"), which related to certain group settlement agreements to resolve asbestos-related personal injury claims that were negotiated by the CCR on AWI's behalf. Concurrently with the execution of the Safeco Bond, AWI executed an indemnity agreement in favor of Safeco through which AWI could become liable to Safeco for all losses and expenses incurred by Safeco arising out of or relating to the Safeco Bond.

On or about October 27, 2000, Safeco notified the CCR and AWI that it intended to cancel the Safeco Bond on February 28, 2001. The CCR issued a written demand on Safeco demanding payment on the Safeco Bond on or about February 6, 2001.

Safeco subsequently commenced an adversary proceeding against the CCR seeking to enjoin the CCR from drawing on the Safeco Bond. By order dated March 8, 2001, the Bankruptcy Court dismissed the Safeco adversary proceeding on the grounds that Safeco lacked standing to seek such relief.

On or about April 30, 2001, AWI commenced an adversary proceeding against Safeco and the CCR (the "SAFECO/CCR ADVERSARY PROCEEDING") to enjoin Safeco and the CCR from taking any action with respect to the Safeco Bond. The District Court is presiding over the Safeco/CCR Adversary Proceeding. On or about February 27, 2002, the District Court consolidated the Safeco/CCR Adversary Proceeding with similar adversary proceedings commenced by USG Corporation and Federal-Mogul Corporation (the "CONSOLIDATED CCR PROCEEDINGS").

The parties completed discovery in the Consolidated CCR Proceedings in August 2002 and have filed cross-motions for summary judgment with respect to the issue of whether the CCR is entitled to draw on the Safeco Bond. The briefing with respect to the motions for summary judgment filed in connection with this phase of the Consolidated Safeco/CCR Adversary Proceeding was completed by the parties on September 27, 2002. The District Court has not yet ruled on the cross-motions for summary judgment. To the extent the CCR is permitted to draw on the Safeco Bond, any reimbursement claim by Safeco against AWI will constitute an "Asbestos PI Contribution Claim" and will be channeled to the Asbestos PI Trust provided that the proceeds of the Safeco Bond are used by the CCR to pay Asbestos Personal Injury Claims. It is AWI's expectation that, if the CCR is permitted to draw on the Safeco Bond, the CCR will be required to use such proceeds to pay Asbestos Personal Injury Claims.

On December 5, 2002, AWI filed a motion for leave to amend its complaint. The proposed amended complaint adds counts seeking (1) declaratory and injunctive relief establishing that the Safeco Bond, if drawn, may only be used to pay certain Asbestos Personal Injury Claim obligations of AWI authorized by agreements between the parties and the law; (2) a constructive and/or express trust requiring the CCR to use any proceeds from the Safeco Bond that it is able to draw for the benefit of AWI; (3) avoidance of the transfer of the Safeco Bond as a fraudulent transfer under state law and the Bankruptcy Code; and (4) an order requiring the CCR to turn over to AWI any indemnity funds paid by AWI to the CCR that were not paid out to asbestos claimants providing releases of claims against AWI. The Court has not yet ruled on this motion.

        (B)     CCR PREFERENCE LITIGATION.

Between September 7, 2000 and December 6, 2000 (the 90-day period prior to the Commencement Date), AWI transferred and paid to the CCR the aggregate sum of approximately $93.9 million in payment of invoices issued to AWI by the CCR on July 5, 2000, August 3, 2000 and September 5, 2000. On October 8, 2002, AWI commenced an adversary proceeding against the CCR seeking to avoid and recover these payments pursuant to sections 547 and 550 of the Bankruptcy Code (the "CCR PREFERENCE CLAIM"). The complaint also seeks to disallow all claims of the CCR against AWI in the event that the Bankruptcy Court finds that the payments are recoverable and the CCR fails to reimburse AWI for the transfers.

On November 15, 2002, the CCR served its Answer and Affirmative Defenses to the CCR Preference Claim. The Bankruptcy Court has set a discovery cut-off date in this proceeding of February 21, 2003 with a deadline for discovery motions of February 7, 2003. On November 26, 2002, the CCR filed a Motion to Consolidate the CCR Preference Claim with the Century Adversary Proceeding.

        (C) THE CCR'S CROSS CLAIMS, AND AWI'S COUNTERCLAIMS, IN THE CENTURY ADVERSARY PROCEEDING.

The CCR alleges that AWI signed certain agreements in which it allegedly assigned to the CCR certain rights to insurance and insurance proceeds related to asbestos-related personal injury claims. Stemming from those alleged assignments, the CCR has asserted four cross-claim counts against AWI in the Century Adversary Proceeding. In its cross-claims, the CCR seeks (1) declaratory and injunctive relief establishing that the CCR has an absolute assignment of past, present and future proceeds of certain AWI insurance policies and the proceeds of the Century Trust and a similar trust established on AWI's behalf by Travelers Indemnity Company and Travelers Casualty & Surety Company of America (formerly known as The Aetna Casualty & Surety Company) (the "Insurance and Trust Proceeds"); (2) declaratory and injunctive relief establishing that it is the beneficiary of an express trust of the Insurance and Trust Proceeds; (3) declaratory and injunctive relief establishing that it is the beneficiary of a constructive trust of the Insurance Trust and Proceeds; and (4) declaratory relief establishing an equitable lien on the Insurance Trust and Proceeds on the CCR's behalf.

On December 5, 2002, AWI answered the CCR's cross-claims and asserted counterclaims against the CCR. AWI seeks to avoid the alleged transfer of the Insurance and Trust Proceeds and the Safeco Bond as a fraudulent transfer under state law and the Bankruptcy Code. AWI also seeks avoidance of any transfer of interest in rights to insurance or insurance proceeds. The CCR has not yet responded to AWI's counterclaims. As stated above, the CCR has filed a motion to consolidate this action with the CCR Preference Action.

        9.      OTHER LITIGATION.

        (A)     EMC ADVERSARY PROCEEDING.

On or about October 16, 2001, AWI filed a complaint against EMC Corporation ("EMC"), which sought to avoid, pursuant to sections 549(a) and 550 of the Bankruptcy Code, certain unauthorized transfers of property of AWI's estate made after the Commencement Date (the "EMC ADVERSARY Proceeding"). The EMC Adversary Proceeding related to AWI's postpetition payment of a prepetition invoice it had received from EMC for a computer product package. Pursuant to the EMC Adversary Proceeding, AWI sought to recover the postpetition payment from EMC on the grounds that such payment was not authorized by the Bankruptcy Code or the Bankruptcy Court. After conducting discovery, AWI filed a motion for summary judgment on July 25, 2002. Following the Bankruptcy Court's denial of AWI's motion for summary judgment on August 15, 2002, the Court entered an order setting the EMC Adversary Proceeding for trial during the week of September 23, 2002. The trial was subsequently postponed and a status conference was scheduled for October 18, 2002. After engaging in extensive negotiations, AWI and EMC agreed to resolve the EMC Adversary Proceeding pursuant to a settlement agreement (the "EMC SETTLEMENT AGREEMENT"). AWI intends to seek Bankruptcy Court approval of the EMC Settlement Agreement.

        (B)     AVOIDANCE ACTIONS.

The two-year period by which AWI must commence avoidance actions under sections 544, 547, and 548 of the Bankruptcy Code expires on December 6, 2002. Throughout the course of the Chapter 11 Case, AWI has continued to investigate prepetition transactions and assess whether such transactions should be avoided as preferences under section 547 of the Bankruptcy Code or as fraudulent transfers in accordance with section 544 or 548 of the Bankruptcy Code. On October 10, 2002, AWI filed a motion with the Bankruptcy Court requesting authorization to enter into tolling agreements with parties alleged to have received prepetition transfers from AWI in order to afford AWI sufficient time to complete its analysis of such prepetition transactions and discuss such analysis with the Committees and the Future Claimants' Representative. By order dated November 1, 2002, the Bankruptcy Court approved the motion and authorized AWI to enter into the tolling agreements.

Thereafter, and prior to December 6, 2002, AWI completed its analysis of the prepetition transfers made by AWI, including payments made by AWI to creditors within the ninety (90) days preceding the Commencement Date. AWI discussed this analysis with counsel for the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative. As a result of these discussions, and with the approval of these constituencies, AWI determined, other than with respect to the CCR Preference Claim, the fraudulent transfer claims asserted against the CCR in the Century Adversary Proceeding and the Safeco/CCR Litigation (see Section IV.C.8, entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Litigation Involving the Center for Claims Resolution"), and one preference action against a former supplier, not to pursue other avoidance actions.

        10.     SETTLEMENT OF CLAIMS.

In order to enable AWI to efficiently and economically settle numerous claims against its estate and, thus, limit its potential liability on such claims, the Bankruptcy Court entered an order (the "CLAIMS SETTLEMENT ORDER") on June 3, 2002, pursuant to which the Bankruptcy Court approved various guidelines and procedures with respect to the compromise and settlement of disputed claims asserted both by and against AWI. Specifically, the Claims Settlement Order authorizes AWI to settle certain prepetition claims in a manner substantially consistent with its prepetition practice and without the need for obtaining Bankruptcy Court approval of certain settlements on a case-by-case basis.

The claims subject to the Claims Settlement Order include, but are not limited to, (i) claims that have been asserted against AWI's estate by current or former employees for alleged wrongful termination or other contractual, statutory, and tort-based employment claims allegedly occurring prior to the Commencement Date,
(ii) tax refund claims asserted by AWI against taxing authorities, (iii) tax assessment claims asserted against AWI by taxing authorities, and (iv) general unsecured claims. Asbestos Personal Injury Claims and claims asserted by or against any of AWI's "insiders" (as such term is defined in section 101(31) of the Bankruptcy Code) are not subject to the Claims Settlement Order.

Pursuant to the Claims Settlement Order, AWI is required to file quarterly reports with the Bankruptcy Court detailing all settlements of claims into which it has entered during such quarter.

        11. DELISTING OF HOLDINGS' COMMON STOCK AND CERTAIN OF AWI'S DEBT SECURITIES FROM THE NEW YORK STOCK EXCHANGE.

Following the filing of the Plan, the New York Stock Exchange, Inc. determined to suspend trading and pursue delisting of Holdings' common stock (NYSE: ACK) and of AWI's 9.75% Debentures due April 15, 2008 and 7.45% Senior Quarterly Interest Bonds due October 15, 2038 (NYSE: AKK). The common stock of Holdings is now quoted on the OTC (over-the-counter) Bulletin Board ("OTCBB") with the ticker symbol of ACKHQ. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices, and volume information in OTC equity securities. Information about the OTCBB may be found on the Internet at www.otcbb.com.

                         V. THE PLAN OF REORGANIZATION

AWI believes that (i) through the Plan, Claimants will obtain a substantially greater recovery from its estate than the recovery that would be available if AWI's assets were liquidated under chapter 7 of the Bankruptcy Code, and (ii) the Plan will afford AWI the opportunity and ability to continue in business as a viable going concern and thereby preserve ongoing employment for AWI's employees.

The Plan is annexed hereto as Exhibit "A" and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by the more detailed provisions set forth in the Plan.

A.      CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS IN AWI.

The Plan classifies Claims and AWWD's Equity Interests in AWI separately and provides different treatment for different classes of Claims and AWWD's Equity Interests in accordance with the Bankruptcy Code. As described more fully below, the Plan provides, separately for each class, either that Claims are unimpaired or that holders of Claims and AWWD's Equity Interests will receive various types of consideration (e.g., Available Cash, New Notes, New Warrants and New Common Stock (collectively, the "REORGANIZATION CONSIDERATION")) or no distribution, thereby giving effect to the different rights of the holders of Claims of each class and AWWD.

        1.      ADMINISTRATIVE EXPENSES.

"ADMINISTRATIVE EXPENSES" are Claims constituting a cost or expense of administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code. Such Claims include any actual and necessary costs and expenses of preserving the estate of AWI, any expenses of professionals under sections 330 and 331 of the Bankruptcy Code, any actual and necessary costs and expenses of operating the business of AWI, any indebtedness or obligations incurred or assumed by AWI, as debtor in possession, in connection with the conduct of its business, the acquisition or lease of property, the rendition of services, any allowance of compensation and reimbursement of expenses to the extent allowed by a Final Order under section 330 of the Bankruptcy Code, and fees or charges assessed against the estate of AWI under section 1930 of title 28 of the United States Code.

        (A)     ADMINISTRATIVE EXPENSE BAR DATE

By order dated ___________ (the "ADMINISTRATIVE EXPENSE BAR DATE ORDER"), the Bankruptcy Court established a deadline for the filing of certain Administrative Expenses against AWI's estate. THE DEADLINE FOR THE FILING OF ADMINISTRATIVE EXPENSES OF THE TYPE DESCRIBED BELOW IS 5:00 P.M., PREVAILING EASTERN TIME, ON _____________ (THE "ADMINISTRATIVE EXPENSE BAR DATE"), THE DATE THAT IS FIVE (5) BUSINESS DAYS AFTER THE DATE SCHEDULED FOR THE COMMENCEMENT OF THE HEARING ON CONFIRMATION OF THE PLAN. IF A HOLDER OF AN ADMINISTRATIVE EXPENSE IS REQUIRED TO FILE A PROOF OF ADMINISTRATIVE EXPENSE AND FAILS TO FILE PROOF OF ITS ADMINISTRATIVE EXPENSE SO THAT IT IS ACTUALLY RECEIVED AT THE ADDRESS SPECIFIED BELOW BEFORE THE ADMINISTRATIVE EXPENSE BAR DATE, THEN SUCH ADMINISTRATIVE EXPENSE WILL BE BARRED AND DISCHARGED, AND THE HOLDER OF SUCH ADMINISTRATIVE EXPENSE WILL HAVE NO RIGHT TO ASSERT SUCH ADMINISTRATIVE EXPENSE AGAINST AWI, AWI'S ESTATE, REORGANIZED AWI, OR ANY OF THE AWI PROGENY.

Not all holders of Administrative Expenses are required to file a proof of Administrative Expense. Pursuant to the Administrative Expense Bar Date Order, only an Entity asserting any of the following types of Claims as an Administrative Expense must file proof of such Administrative Expense:

        >> Any Administrative Expense representing personal injury, property damage, or other tort claims against AWI, excluding Asbestos Personal Injury Claims.

        >> Any Administrative Expense for breach of an obligation - contractual, statutory or otherwise - by AWI, including any environmental liability (other than any environmental liability with respect to property that is currently owned or operated by
                AWI);

        >> Any Administrative Expense for amounts incurred by AWI after the Commencement Date in the ordinary course of AWI's business if payment of such amounts is alleged to be overdue by at least [(sixty (60)] days as of the Confirmation Date.

        >> Any Administrative Expense incurred by AWI outside the ordinary course of its business or on other than ordinary business terms, except to the extent the incurrence of such Administrative Expense was approved by the Bankruptcy Court (such as the DIP Credit Facility Claim or any Claims under any hedging agreement entered into after the Commencement Date) or represents fees and expenses of professionals arising under sections 330, 331, 503(b)2, 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy
                Code. AWI believes that any obligation arising under a contract entered into after the Commencement Date (other than an indemnification or reimbursement obligation or an obligation arising out of an alleged breach of such contract) or any obligation to pay for goods or services received after the Commencement Date is an obligation arising in the ordinary course of business and pursuant to ordinary business terms, and the holder of any such Administrative Expense does not need to file a proof of Administrative Expense unless such Administrative Expense is alleged to be overdue by at least [sixty (60)] days as of the Confirmation Date.

        >> Any Administrative Expense representing an employee claim against AWI, other than a claim for wages, benefits, pension or retirement benefits or expense reimbursement by an employee who is employed by AWI as of the Administrative Expense Bar Date or a grievance claim under any collective bargaining agreement to which AWI is a party.

If, however, a claim is of the type specified above and the holder of such alleged Administrative Expense has asserted such claim in an action commenced against and served on AWI on or before [DATE OF ENTRY OF ADMINISTRATIVE EXPENSE BAR DATE ORDER] in which such holder alleges that AWI's liability is predicated upon the operation of AWI's business after the Commencement Date or otherwise alleges that such liability should be accorded Administrative Expense status, such holder of an alleged Administrative Expense is not required to file a proof of Administrative Expense.

A form of proof of Administrative Expense may be obtained by downloading it from the Internet site maintained by AWI in connection with the Plan
(www.armstrongplan.com) or by calling AWI's claims agent, Trumbull, at (860) 687-3806.

All proofs of Administrative Expense must be mailed, hand delivered, or delivered by courier service to AWI's claims agent, Trumbull, at the following address so that they are actually received by _________________:

                   Trumbull Services LLC
                   4 Griffin Road North
                   Windsor, CT  06095
                   (Attn:  Armstrong World Industries, Inc.)

Trumbull will not accept proofs of Administrative Expense by facsimile or any electronic means.

        (B)     ALLOWANCE OF ADMINISTRATIVE EXPENSES

The method by which an Administrative Expense becomes Allowed under the Plan differs depending upon the type of Administrative Expense that is being asserted.

Pursuant to section 1.8(c)(i) of the Plan, each Administrative Expense that represents an actual or necessary cost or expense of preserving AWI's estate or operating the business of AWI for payment of goods, services, wages, or benefits or for credit extended to AWI, as debtor in possession, will be Allowed to the extent that such postpetition liability is reflected on AWI's books and records as of the Effective Date. Pursuant to section 2.1 of the Plan, these Administrative Expenses (which are intended to represent the day-to-day obligations of AWI to its vendors, employees, and parties to contracts) will be assumed and paid by Reorganized AWI in accordance with the terms and conditions of the particular transactions and any agreements relating thereto.

Also included within the Administrative Expenses Allowed pursuant to section 1.8(c)(i) are the DIP Credit Facility Claims. The "DIP CREDIT FACILITY CLAIM" is the Claim of the Lenders arising under the DIP Credit Facility. See Section IV.C.3, entitled, "THE CHAPTER 11 CASE -- Significant Events During the Chapter 11 Case -- The DIP Credit Facility," for a description of the DIP Credit Facility. Section 2.3 of the Plan provides that, on the Effective Date, the DIP Credit Facility Claim will be paid, in full, in cash. Because the DIP Credit Facility has been modified so that the Commitment is only available for the issuance of the Letters of Credit, AWI does not expect any amounts to be due and owing to the Lenders on the Effective Date. AWI does expect, however, that approximately $40.0 million in face amount of Letters of Credit issued on AWI's behalf will be outstanding as of the Effective Date. Section 2.3 of the Plan provides that, unless otherwise agreed to by the Lenders, to the extent that any Letters of Credit issued pursuant to the DIP Credit Facility remain outstanding on the Effective Date, AWI will pay to the Agent Bank, for the ratable benefit of the Lenders, cash in an amount equal to the face amount of such Letters of Credit, which will be held by the Agent Bank for the repayment of all amounts due in respect of such Letters of Credit. On the Effective Date, AWI expects to replace any outstanding Letters of Credit under the DIP Credit Facility with Letters of Credit issued under an exit facility to which Reorganized AWI and possibly one or more of the AWI Progeny will be parties. Accordingly, AWI does not expect to make any payments on account of the DIP Credit Facility Claim.

Any Administrative Expense that is timely asserted against AWI but disputed by AWI (whether because AWI disputes that it has liability or because AWI disputes that such Administrative Expense is entitled to administrative expense priority under sections 503(b) and 507(a)(i) of the Bankruptcy Code) will only become Allowed when a court of competent jurisdiction enters an order allowing such Administrative Expense and such order becomes a Final Order. Moreover, if AWI disputes that such Administrative Expense is entitled to Administrative Expense priority, then such Administrative Expense will only become an Allowed Administrative Expense if and to the extent the Bankruptcy Court determines, by a Final Order, that it is entitled to administrative expense priority. The Allowed Amount of any such Administrative Expense will be paid in full, in cash, as soon as practicable after such Administrative Expense becomes Allowed.

The Bankruptcy Court will fix in the Confirmation Order a date for the filing of, and a date to hear and determine, all applications for final allowances of compensation or reimbursement of expenses under section 330 of the Bankruptcy Code or applications for allowance of Administrative Expenses arising under section 503(b)(2) or 503(b)(5) of the Bankruptcy Code. The Allowed Amount of all Administrative Expenses arising under section 330, 331, 503(b)(2) or 503(b)(5) of the Bankruptcy Code will be paid in full, in cash, (a) upon the later of (i) the Effective Date and (ii) the date upon which any such Administrative Expense becomes Allowed or (b) at such later date or upon such other terms as may be mutually agreed upon between each such Administrative Expense Creditor and Reorganized AWI.

Aside from payables that are recorded on AWI's books and records and paid in the ordinary course of business, AWI estimates that, on the Effective Date, it will have Administrative Expenses that may become Allowed in the following approximate amounts:

NATURE OF CLAIMS                                            ESTIMATED AMOUNT
----------------                                            ----------------
Unpaid fees and expenses of professionals  retained in
the Chapter 11 Case.................................          $  18,200,000
Costs relating to post-reorganization financing.....              3,500,000
DIP Credit Facility Claims..........................                   0.00
Cash posted to secure
repayment of Letters of Credit......................                   0.00
Miscellaneous administrative expenses...............              9,200,000
                                                              -------------
             TOTAL..................................          $  30,900,000


        2.      PRIORITY TAX CLAIMS.

"PRIORITY TAX CLAIMS" are those Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. On the Commencement Date, the Bankruptcy Court authorized AWI to pay most of the types of tax claims that constitute Priority Tax Claims (with the exception of income taxes). As a result, most of the Priority Tax Claims have been paid and resolved during the Chapter 11 Case. AWI estimates that the amount of remaining Priority Tax Claims that may become Allowed is $30,214.00. The following summarizes the types of Allowed Priority Tax Claims that comprise AWI's estimate:

Income taxes.........................................             $ 30,164.00
Real and personal property taxes.....................                    0.00
Employment and other taxes...........................                   50.00
                                                                  -----------
             TOTAL..................................              $ 30,214.00

Under the Plan, each holder of an Allowed Priority Tax Claim will be paid the Allowed Amount of its Allowed Priority Tax Claim either (a) in full, in cash, on the latest of (i) the Effective Date, (ii) the date such Allowed Priority Tax Claim becomes Allowed, and (iii) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law or (b) upon such other terms as may be mutually agreed upon between each holder of a Priority Tax Claim and Reorganized AWI.

        3.      CLASS 1: PRIORITY CLAIMS.

"PRIORITY CLAIMS" consist of those Claims that are entitled to priority in accordance with section 507(a) of the Bankruptcy Code, other than an Administrative Expense, DIP Credit Facility Claim or Priority Tax Claim. Such Claims include (i) unsecured claims for accrued employee compensation earned within ninety (90) days prior to the Commencement Date to the extent of $4,650 for each employee and (ii) contributions to employee benefit plans arising from services rendered within one hundred eighty (180) days prior to the Commencement Date, but only for each such plan to the extent of (x) the number of employees covered by such plan multiplied by $4,650, less (y) the aggregate amount paid to such employees from the estate of AWI for wages, salaries, or commissions. Because AWI obtained orders from the Bankruptcy Court that allowed AWI to satisfy its prepetition wage claims and employee benefit obligations during the pendency of its Chapter 11 Case, AWI believes that no unpaid Priority Claims exist.

Although some additional claims have been filed in the Chapter 11 Case asserting an entitlement to treatment as Priority Claims pursuant to section 507(a) of the Bankruptcy Code, AWI believes that most of these claims do not represent valid

Priority Claims against AWI's estate, as such Claims either (i) assert Claims for Administrative Expenses, (ii) will be addressed as a result of the assumption of the underlying agreement to which they relate, (iii) have already been paid pursuant to an order of the Bankruptcy Court, or (iv) were erroneously filed as Priority Claims and are not properly entitled to priority pursuant to section 507(a) of the Bankruptcy Code. The only potentially valid Priority Claim that has been filed, and has not been already disallowed or reclassified pursuant to an objection, is that of the U.S. Customs Service, which filed an unliquidated claim pursuant to section 507(a)(8)(F) for any customs duties, fees or other charges that may be due and owing with respect to approximately 1,400 unliquidated prepetition entries (the "Customs Claim"). While the validity and amount of the Customs Claim has not yet been determined, AWI does not currently believe that it has any liability on account of the Customs Claim.

Pursuant to the Plan, the holder of an Allowed Priority Claim will be paid the Allowed Amount of its Allowed Priority Claim, in full, in cash, on the later of the Effective Date and as soon as practicable after the date such Priority Claim becomes Allowed.

Priority Claims are unimpaired under the Plan.

        4.      CLASS 2: SECURED CLAIMS.

"SECURED CLAIMS" are the Claims against AWI to the extent of the value of any interest in property of the estate of AWI securing such Claim, except for the DIP Credit Facility Claim and the COLI Claims. The class of Secured Claims includes the Secured Claims of governmental taxing authorities for real and personal property, the aggregate amount of which totaled $0.00 as of the Commencement Date. It also includes certain miscellaneous Secured Claims for items such as utilities and mechanic's liens, the aggregate amount of which totaled $41,429 as of November 15, 2002. Because AWI received authorization to pay most of its Secured Claims during the course of the Chapter 11 Case, AWI believes that few valid Secured Claims still exist. One such Claim is the Secured Claim relating to financing for certain improvements made in connection with AWI's facility in St. Helens, Oregon. Such Claim, which has an outstanding principal balance of $74,145, will be reinstated on the Effective Date, and AWI will pay to the holder thereof all past due interest (estimated to total $12,975 as of the assumed Effective Date of July 1, 2003).

Although several other entities have filed Claims against AWI alleging an entitlement to treatment as Secured Claims, AWI does not currently believe that any of such Claims are entitled to treatment as Secured Claims pursuant to section 506(a) of the Bankruptcy Code. Indeed, the majority of such Claims were filed by litigation co-defendants as Secured Claims on the basis of alleged setoff rights. However, because AWI believes that such Claims are subject to disallowance pursuant to section 502(e)(i)(B) of the Bankruptcy Code (and will be objecting to such Claims on that basis), AWI does not believe that any such Claims represent valid Secured Claims. If any additional Secured Claims are determined to exist, AWI believes that the value of such Secured Claims will be de minimis. Although all Secured Claims are placed together in one category for purposes of convenience, each Secured Claim will be treated as though in a separate class for all purposes under the Plan.

In accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such Allowed Secured Claim will be reinstated, and AWI will (i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

The Secured Claims are unimpaired under the Plan.

        5.      CLASS 3: CONVENIENCE CLAIMS.

Under the Plan, a "CONVENIENCE CLAIM" is an Unsecured Claim (other than a Debt Security Claim) in the amount of $10,000 or less or that is reduced to $10,000 at the election of the Claimant. Any Allowed Unsecured Claim in an amount equal to or less than $10,000 automatically will be treated as a Convenience Claim. Pursuant to the Plan, each holder of an Allowed Convenience Claim will be paid 75% of the Allowed Amount of its Allowed Convenience Claim in cash on the later of the Effective Date and as soon as practicable after such Convenience Claim becomes Allowed.

AWI estimates that the 75% payment with respect to Allowed Unsecured Claims of $10,000 or less will total $3,085,000. Moreover, AWI estimates that 68 Claimants hold Allowed Unsecured Claims (other than Debt Securities) over $10,000 and less than or equal to $12,500, and 69 Claimants hold Allowed Unsecured Claims (other than Debt Securities) over $12,500 and less than or equal to $16,000. These Claimants may elect to have their Allowed Unsecured Claims treated as Convenience Claims. AWI cannot estimate how many of these Claimants will elect to have their Allowed Unsecured Claims treated as Convenience Claims and has not included any Claims in excess of $16,000 in its estimate (although such Claimants are entitled under the Plan to reduce their Unsecured Claims to $10,000). If all of such holders of Unsecured Claims greater than $10,000 and less than or equal to $16,000 elect to be treated as Convenience Claims, AWI will be required to make an additional cash payment of $7,500 per claim for total additional payments of $1,028,000. Accordingly, AWI has estimated that it will make total cash payments with respect to Allowed Convenience Claims of $4,113,000.

Convenience Claims are impaired under the Plan.

        6.      CLASS 4: ASBESTOS PROPERTY DAMAGE CLAIMS.

An "ASBESTOS PROPERTY DAMAGE CLAIM" is any Claim or remedy or liability against AWI now existing or hereafter arising, whether or not such Claim, remedy, or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for damages for property damage, including but not limited to, the cost of inspecting, maintaining, encapsulating, repairing, decontaminating, removing or disposing asbestos or asbestos-containing products in buildings, other structures, or other property arising from the installation in, presence in or removal from buildings or other structures of asbestos or asbestos-containing products that was or were installed, manufactured, sold, supplied, produced, distributed, released or marketed by AWI prior to the Commencement Date, or for which AWI is allegedly liable, including, without express or implied limitation, any such Claims, remedies and liabilities for compensatory damages (such as proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy or liability for reimbursement, indemnification, subrogation and contribution, including, without limitation, any Asbestos Property Damage Contribution Claim. Asbestos Property Damage Claims will not include Asbestos Personal Injury Claims.

All Allowed Asbestos Property Damage Claims will be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PD Trust, the Asbestos PD Trust Agreement and the Asbestos PD Claims Resolution Procedures. The sole recourse of the holder of an Allowed Asbestos Property Damage Claim will be the Asbestos PD Trust, and such holder will have no right whatsoever at any time to assert its Asbestos Property Damage Claim against Reorganized AWI. On the Effective Date, all entities will be permanently and forever stayed, restrained, and enjoined from taking those actions specified in the Plan for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Property Damage Claims (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between AWI or Reorganized AWI and the Asbestos PD Trust, which actions will be in conformity and compliance with the provisions of the Plan).

The Asbestos PD Trust will be funded with the Asbestos PD Trust Funding Obligation. If Class 4 votes to accept the Plan, the Asbestos PD Trust Funding Obligation will be equal to $5 million (which will be funded directly from insurance proceeds), as provided in section 11.2 of the Plan. If Class 4 votes to reject the Plan, the Asbestos PD Trust Funding Obligation will be equal to the Asbestos PD Insurance Asset having a value equal to the aggregate estimated value of all Allowed Asbestos Property Damage Claims as determined by the Bankruptcy Court. Asbestos PD Claims in the aggregate amount of approximately

$877 million have been asserted against AWI's estate, in addition to those Asbestos PD Claims that do not list a Claim amount. The vast majority of Asbestos Property Damage Claims, however, are unsubstantiated. AWI believes that the Asbestos Property Damage Claims are grossly overstated, and, if Class 4 rejects the Plan, and the Bankruptcy Court is required to estimate AWI's aggregate liability on account of Asbestos Property Damage Claims, AWI intends to request that the Bankruptcy Court estimate such liability in an amount substantially less than $5 million.

Asbestos Property Damage Claims are impaired under the Plan.

        7.      CLASS 5: COLI CLAIMS.

"COLI CLAIMS" are all amounts due to Pacific Life Insurance Company for loans made by Pacific Life Insurance Company to AWI against (and collateralized by) certain life insurance policies for which AWI is the holder and beneficiary and for which certain of AWI's employees are insureds. The COLI Claims do not include similar loans that were made to AWI after the Commencement Date, which loans will be paid by AWI and Reorganized AWI in the ordinary course of business.

In accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed COLI Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such allowed COLI Claim will be reinstated, and AWI will (i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

Based upon an assumed Effective Date of July 1, 2003, AWI estimates that the outstanding principal balance on the COLI Claims as of the Effective Date will total approximately $19.2 million.

COLI Claims are unimpaired under the Plan.


        8.      CLASS 6: UNSECURED CLAIMS OTHER THAN CONVENIENCE CLAIMS.

Class 6 consists of all Allowed Unsecured Claims other than Convenience Claims. AWI estimates that the amount of Allowed Unsecured Claims other than Convenience Claims is approximately $1.6538 billion. This estimate does not include any Unsecured Claims filed or scheduled with respect to retiree benefit plans because, as described more fully in Section V.J, entitled, "THE PLAN OF REORGANIZATION - Compensation and Benefit Programs," AWI intends to assume all its obligations under such plans. In addition, this estimate does not include any Unsecured Claims under any executory contracts that AWI intends to assume, all of which Unsecured Claims will be paid as part of AWI's cure obligations relating to such executory contracts and will be deducted from AWI's cash on hand in calculating Available Cash. See Section V.G, entitled, "THE PLAN OF REORGANIZATION - Executory Contracts and Unexpired Leases." Finally, the above estimate does not include Unsecured Claims that will be treated as Convenience Claims because they have been filed or scheduled in an amount equal to or less than $10,000 or that AWI estimates will elect to "drop down" to Convenience Claim treatment, as described in Section V.A.5, entitled, "THE PLAN OF REORGANIZATION - Classification and Treatment of Claims and Equity Interests in AWI - Class 3: Convenience Claims."

Each holder of an Allowed Unsecured Claim will receive on each Distribution Date its Pro Rata Share of the following elements of Reorganization Consideration:

        >>      34.43% of the New Common Stock,

        >> 34.43% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) the New Notes,

        >> 60% of the first $50 million of the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(i)2 of the Plan,

        >> 60% of the amount of New Notes equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

        >> 34.43% of the remaining amount of Available Cash and New Notes after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3 and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan.

In any Distribution made to the holder of an Allowed Unsecured Claim, there shall be deducted from such Distribution the amount of each element of the Reorganization Consideration (computed as provided in section 3.2(f)(ii) of the Plan) previously distributed to such holder on account of such Allowed Unsecured Claim in any Distribution made prior thereto.

Based upon AWI's projections, the total value of the Reorganization Consideration being distributed to Class 6 will equal approximately $1.1 billion. Assuming that total Unsecured Claims and Environmental Claims equal approximately $1.6538 billion, AWI estimates that each holder of an Allowed Unsecured Claim will receive a combination of New Common Stock, Available Cash and New Notes having a value of approximately 66.5% of the amount of such Allowed Unsecured Claim.

Unsecured Claims other than Convenience Claims are impaired under the Plan.

        9.      CLASS 7: ASBESTOS PERSONAL INJURY CLAIMS.

An "ASBESTOS PERSONAL INJURY CLAIM" is any Claim or remedy, liability, or Demand against AWI now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for death, bodily injury, sickness, disease, or other personal injuries (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by the presence of or exposure (whether prior to or after the Commencement Date) to asbestos or asbestos-containing products that was or were installed, manufactured, sold, supplied, produced, distributed, released, or marketed by AWI or an Entity for whose products or operations AWI allegedly has liability or for which AWI is otherwise liable, including, without express or implied limitation, any Claim, remedy, liability, or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy, liability or Demand for reimbursement, indemnification, subrogation and contribution (including, without limitation, any Asbestos PI Contribution Claim), and any claim under any settlement entered into by or on behalf of AWI prior to the Commencement Date relating to an Asbestos Personal Injury Claim. An Asbestos Property Damage Claim or a workers' compensation claim against AWI will not constitute an Asbestos Personal Injury Claim.

The following types of Claims and Demands are included in the definition of Asbestos Personal Injury Claim:

        >> Claims and Demands for personal injuries relating to the asbestos-containing insulation installation operations while such operations were conducted as a division of AWI, regardless of when such personal injuries manifest themselves;

        >> Claims and Demands for personal injuries arising out of asbestos-containing products manufactured by AWI, including asbestos-containing flooring products, asbestos-containing gaskets, Armaspray, and LT Cork Covering, regardless of when exposure to any such products occurs and when such personal injuries manifest themselves;

        >> Claims and Demands for personal injuries arising from exposure to asbestos-containing products where AWI is alleged to be liable for the conduct of another Entity as a result of AWI's relationship with such Entity at the time of the acts giving rise to the alleged liabilities, including Claims and Demands relating to the activities of ACandS and NCC;

        >> Claims and Demands relating to asbestos personal injuries under settlement agreements executed by or on behalf of AWI prior to the Commencement Date; and

        >>      Asbestos PI Contribution Claims, which include the following:

        >> Claims and Demands by co-defendants in actions involving asbestos-related personal injuries or wrongful death where the co-defendants allege that AWI is liable for all or a portion of the liabilities incurred by such co-defendants;

        >> Claims and Demands by distributors of AWI's products, including AWI's asbestos-containing flooring products, that AWI is obligated to indemnify such distributors (as a contractual matter or otherwise) because the products at issue are allegedly AWI products;

        >> Any Claim or Demand by the CCR or any present or former member of the CCR arising from the payment of Asbestos Personal Injury Claims by such Entity;

        >> Claims and Demands under contractual indemnifications pursuant to which AWI has agreed to indemnify an Entity against asbestos-related liabilities for which AWI otherwise would have liability or allegedly would have liability as a result of AWI's relationship with another Entity; and

        >> Any reimbursement claim by Safeco to the extent the Safeco Bond is drawn and the proceeds applied to satisfy Asbestos Personal Injury Claims.

In at least one instance, AWI has indemnified the purchaser of one of AWI's subsidiaries against asbestos-related personal injury claims arising from the operations of a plant owned by such subsidiary. At the time such subsidiary acquired the plant, however, the plant had ceased manufacturing asbestos-containing products and thereafter did not manufacture any asbestos-containing products. Because AWI's indemnification obligation does not arise out of the activities of AWI or the activities of another Entity for whose activities AWI is alleged to be liable, AWI is treating such indemnification claim as an Unsecured Claim and not an Asbestos Personal Injury Claim. Because such former subsidiary already has the right to seek indemnification with respect to any such claim from the entity that sold such plant to AWI, however, AWI believes that such purchaser is unlikely to suffer any damages as a result of AWI's inability to honor its contractual indemnification obligation, and AWI intends to value such claim at a de minimis value. AWI also indemnified such purchaser against asbestos-related personal injury claims arising from the operations of another plant that was operated by AWI while such plant was part of a division of AWI. Any such indemnification obligation with respect to such plant would constitute an Asbestos PI Contribution Claim and, therefore, an Asbestos Personal Injury Claim.

All Asbestos Personal Injury Claims will be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PI Trust, the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures. The sole recourse of the holder of an Asbestos Personal Injury Claim will be the Asbestos PI Trust, and such holder will have no right whatsoever at any time to assert its Asbestos Personal Injury Claim against Reorganized AWI. Pursuant to the Asbestos PI Channeling Injunction, on the Effective Date all entities will be permanently and forever stayed, restrained, and enjoined from taking those actions specified in the Plan for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claims (other than actions brought to enforce any right or obligation under the Plan, any exhibits to the Plan, or any other agreement or instrument between AWI or Reorganized AWI and the Asbestos PI Trust, which actions will be in conformity and compliance with the provisions of the Plan).

The Asbestos PI Trust will be funded with (i) the Insurance Asset and (ii) (a) 65.57% of the New Common Stock, (b) 65.57% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) the New Notes, (c) 40% of the first $50 million of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, (d) 40% of an amount of New Notes equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and (e) 65.57% of the remaining amount of Available Cash and New Notes after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3 and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan. AWI estimates that the value of the assets with which the Asbestos PI Trust will be funded, other than the Insurance Asset, will be approximately $2.1 billion as of the Effective Date. If Class 6 votes to reject the Plan, and the Holdings Plan of Liquidation is approved by the shareholders of Holdings prior to the first anniversary of the Effective Date, on the later of the date of such approval and the Effective Date, the New Warrants will be issued to the Asbestos PI Trust, and the Asbestos PI Trust will automatically, and without further action by the Asbestos PI Trust or approval of the Asbestos PI Trustees, be deemed to have transferred the New Warrants to AWWD.

Asbestos Personal Injury Claims are impaired under the Plan.

        10.     CLASS 8: ENVIRONMENTAL CLAIMS.

"ENVIRONMENTAL CLAIMS" are those Claims as to which the treatment thereof is set forth in an agreement by and between AWI and any party asserting a Claim against AWI relating to alleged contamination under federal or state environmental laws or regulations, pursuant to which agreement all or a portion of such Claim (to the extent and subject to the limitations imposed by such agreement) may be asserted by the holder thereof after the Effective Date, to the extent that such agreement is approved and authorized by a Final Order of the Bankruptcy Court or otherwise in accordance with the Claims Settlement Guidelines.

Each holder of an Environmental Claim will be entitled to treatment of its Environmental Claim and will receive such consideration as is provided in the settlement agreement applicable to such Environmental Claim. Without limiting the provisions of such settlement agreement, to the extent any portion of an Environmental Claim becomes Allowed prior to any distribution, such Environmental Claim will be deemed to constitute, and will be treated as, an Allowed Unsecured Claim under Class 6. The sole recourse of the holder of an Environmental Claim will be in accordance with the rights of such holder set forth in such settlement agreement. Nothing contained in the Plan or in any settlement agreement relating to an Environmental Claim will constitute or be deemed a waiver of any claim, right, or cause of action that AWI or Reorganized AWI may have against any entity that is not a party to such settlement agreement. AWI currently is negotiating an agreement with the Environmental Protection Agency (the "EPA") to address AWI's alleged liability under federal environmental laws. If such agreement is finalized and the requisite approvals are obtained, the EPA will have a liquidated, Allowed Claim against AWI with respect to certain offsite liabilities. Such Claim will be treated as an Allowed Unsecured Claim for purposes of Distributions under the Plan. AWI has taken into account its estimate of its potential liability to the EPA and to other entities in calculating the estimated total amount of Allowed Unsecured Claims.

Environmental Claims are impaired under the Plan.

        11.     CLASS 9: AFFILIATE CLAIMS.

Class 9 consists of all Affiliate Claims held among AWI and its affiliates (other than (a) any Entity in which AWI has less than a fifty percent (50%) direct or indirect interest, (b) AWWD or (c) Holdings). The Affiliate Claims consist principally of intercompany book entries, all of which are preserved by the Plan. Accordingly, the Affiliate Claims are unimpaired under the Plan.

        12.     CLASS 10: SUBSIDIARY DEBT GUARANTEE CLAIMS.

Class 10 consists of all Subsidiary Debt Guarantee Claims. A "SUBSIDIARY DEBT GUARANTEE CLAIM" is any Claim against AWI arising from the guaranty by AWI of an obligation of one or more Entities that are subsidiaries of AWI as of the date immediately preceding the Effective Date so long as such obligation has not been accelerated or declared in default prior to the Effective Date (and such acceleration has not been rescinded or such default waived), other than any Claim relating to any obligations of Nitram or Desseaux and other than any Claim relating to obligations arising from the sale or disposition of the business, operations, or assets of any Entity. As of the date hereof, the following Subsidiary Debt Guarantee Claims exist:

                                                                                                             ESTIMATED
                                                                                                           BALANCE AS OF
      BENEFICIARY                      PRIMARY OBLIGOR                       TYPE                          JUNE 30, 2003
      -----------                      ---------------                       ----                          -------------
Banc of America Leasing            Armstrong Wood Products
(Robbins)                          ("AWP")                          Lease                                           $3,729,501.00

Wachovia Bank                      AWP                              AWP Somerset Industrial                        $10,000,000.00
                                                                    Revenue Bond

Province of Quebec                 Armstrong World Industries       Canadian Government Loan                           $91,423.00
                                   Canada Ltd.                                                        (Canadian dollars - loan is
                                                                                                    expected to be repaid on June
                                                                                                                        30, 2003)


In accordance with section 1124 of the Bankruptcy Code, each Subsidiary Debt Guarantee Claim will be reinstated. Accordingly, the Subsidiary Debt Guarantee Claims are unimpaired under the Plan.

        13.     CLASS 11: AWWD'S EQUITY INTERESTS IN AWI.

Class 11 consists of the Equity Interests in AWI. AWWD, as the parent company of AWI, is the sole holder of Equity Interests in AWI. Public shareholders of Holdings do not have any direct interest in AWI, and any distribution to Holdings' shareholders will be governed by the Holdings Plan of Liquidation. If the Holdings Plan of Liquidation is approved by the shareholders of Holdings as required by the Pennsylvania BCL prior to the first anniversary of the Effective Date, AWWD, the holder of the Equity Interests in AWI, will receive the New Warrants. If the Holdings Plan of Liquidation is not approved by the requisite shareholders of Holdings prior to the first anniversary of the Effective Date, AWWD will not receive any distribution. If Class 6 votes to accept the Plan, AWWD will receive the New Warrants directly from AWI. If Class 6 votes to reject the Plan, AWWD will not receive any distribution under the Plan from AWI's estate, but will be deemed to have received a distribution from the Asbestos PI Trust in accordance with section 10.1(b) of the Plan. On the Effective Date, the certificates that previously evidenced ownership of existing AWI common stock will be cancelled and will be null and void, and AWWD, the holder thereof, will have no rights, and such certificates will evidence no rights.

B.      CONDITIONS TO CONFIRMATION.

The Plan will not be confirmed and the Confirmation Order will not be entered until and unless each of the following conditions to confirmation is either satisfied or waived in writing by each of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 accepts the Plan, the Unsecured Creditors' Committee:

           1. The Bankruptcy Court makes the following findings, each of which shall be contained in the Confirmation Order:

                (i) With respect to any Asbestos Personal Injury Claim that is Allowed by the Asbestos PI Trust in accordance with the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, such allowance will establish the amount of legal liability against the Asbestos PI Trust in the Allowed amount of such Asbestos Personal Injury Claim.

                (ii) With respect to any Asbestos Property Damage Claim that is Allowed by the Asbestos PD Trust in accordance with the Asbestos PD Trust Agreement and the Asbestos PD Trust Claims Resolution Procedures, such allowance will establish the amount of legal liability against the Asbestos PD Trust in the Allowed amount of such Asbestos Property Damage Claim.

                (iii) The Asbestos PI Permanent Channeling Injunction is to be implemented in connection with the Plan and the Asbestos PI Trust.

                (iv) The Plan and its exhibits, including but not limited to the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust, the Asbestos PI Trust Agreement, the Asbestos PI Trust Distribution Procedures and Articles X and XI of the Plan are a fair, equitable and reasonable resolution of the liabilities of AWI for Asbestos Personal Injury Claims and Asbestos Property Damage Claims. The Plan and its exhibits, and the negotiations that led up to them, do not violate any obligation of AWI or breach any applicable insurance policy, agreement or contract of AWI, including, without limitation, obligations or duties to cooperate under any insurance policies, contracts or agreements, any management of claims provisions in any applicable insurance policies or agreements or contracts pertaining thereto, or any consent-to-assignment provisions of any applicable insurance policies, contracts or agreements, or any consent-to-settlement provisions of any applicable insurance policies, agreement or contract of AWI, and AWI's discharge and release of claims as provided in the Plan shall neither diminish nor impair the enforceability of any such insurance policies, contracts or agreements.

                (v) AWI does not need the consent of its insurers to transfer the Asbestos PI Insurance Asset to the Asbestos PI Trust. In the alternative, AWI's insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to such transfer under the circumstances would be unreasonable.

                (vi) If Class 4 does not accept the Plan, AWI does not need the consent of its insurers to transfer the Asbestos PD Insurance Asset to the Asbestos PD Trust. In the alternative, AWI's insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to the transfer under the circumstances would be unreasonable.

                (vii) The Plan and its exhibits, including but not limited to the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust, the Asbestos PI Trust Agreement, the Asbestos PI Trust Distribution Procedures and Articles X and XI of the Plan do not materially increase any insurer's risk of providing coverage for asbestos-related liabilities under the relevant insurance policies, settlement agreements and/or contracts with respect thereto as compared to the risk that otherwise was being borne by the insurers prior to the Effective Date.

                (viii) Upon confirmation and consummation of the Plan, including the effectuation of the transfer of the Asbestos PI Insurance Asset, the Asbestos PI Trust will have access to insurance coverage and/or insurance payments pursuant to the transfer of the Asbestos PI Insurance Asset so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the Asbestos PI Trust's obligations to defend, resolve and satisfy Asbestos Personal Injury Claims, and no insurer will have any insurance coverage defense based on the Plan, the transfer of the Asbestos PI Insurance Asset, the Asbestos PI Trust Agreement, or the Asbestos PI Trust Distribution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

                (ix) If Class 4 votes to reject the Plan, upon confirmation and consummation of the Plan, including the effectuation of the transfer of the Asbestos PD Insurance Asset, the Asbestos PD Trust will have access to insurance coverage and/or insurance payments pursuant to the transfer of the Asbestos PD Insurance Asset so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the Asbestos PD Trust's obligations to defend, resolve and satisfy Asbestos Property Damage Claims, and no insurer will have any insurance coverage defense based on the Plan, the transfer of the Asbestos PD Insurance Asset, the Asbestos PD Trust Agreement, or the Asbestos PD Claims Resolution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

                (x) All insurers of AWI affording insurance coverage that is the subject of the Asbestos PI Insurance Asset and all insurers of AWI whose policies provide coverage for the Asbestos Property Damage Claims addressed in Article XI of the Plan have been given notice and an opportunity to be heard on matters relating to the Plan and its exhibits, and are bound by the Plan and its exhibits and the findings of fact and conclusions of law set forth in the Confirmation Order.

                (xi)    The Plan complies with section 524(g) of the Bankruptcy
                        Code.

                (xii) In light of the benefits provided, or to be provided, to the Asbestos PI Trust on behalf of each PI Protected Party, the Asbestos PI Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any PI Protected Party.

                (xiii) At the time of the order for relief with respect to AWI, AWI had been named as a defendant in personal injury, wrongful death and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

                (xiv) The Asbestos PI Trust, as of the Effective Date, will assume the liabilities of AWI with respect to all Asbestos Personal Injury Claims and, upon such assumption, Reorganized AWI and the AWI Progeny will have no liability for any Asbestos Personal Injury Claim.

                (xv) The Asbestos PI Trust is to be funded in whole or in part by securities of Reorganized AWI and by the obligation of Reorganized AWI to make future payments, including dividends.

                (xvi) The Asbestos PI Trust is to own, or by the exercise of rights granted under the Plan would be entitled to own if specified contingencies occur, a majority of the voting shares of AWI.

                (xvii) AWI is likely to be subject to substantial future demands for payment arising out of the same or similar conduct or events that gave rise to the claims that are addressed by the Asbestos PI Permanent Channeling Injunction.

                (xviii) The actual amounts, numbers and timing of the future demands referenced in section 7.12(a)(xvii) of the Plan cannot be determined.

                (xix) Pursuit of the demands referenced in section 7.12(a)(xvii) of the Plan outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with claims and future demands.

                (xx) The terms of the Asbestos PI Permanent Channeling Injunction, including any provisions barring actions against third parties pursuant to section 524(g)(4)(A) of the Bankruptcy Code, are set out in the Plan and in any disclosure statement supporting the Plan.

                (xxi) The Plan establishes, in Class 7 (Asbestos Personal Injury Claims), a separate class of the claimants whose claims are to be addressed by the Asbestos PI Trust.

                (xxii) The Future Claimants' Representative was appointed as part of the proceedings leading to the issuance of the Asbestos PI Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert demands of the kind that are addressed in the Asbestos PI Permanent Channeling Injunction and transferred to the Asbestos PI Trust. The Future Claimants' Representative has fulfilled his duties, responsibilities, and obligations as the future representative in accordance with section 524(g) of the Bankruptcy Code.

                (xxiii) Identifying each PI Protected Party in the Asbestos PI
                        Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert demands against each such PI Protected Party, in light of the benefits provided, or to be provided, to the Asbestos PI Trust by or on behalf of any such PI Protected Party.

                (xxiv) Class 7 (Asbestos Personal Injury Claims) has voted, by at least seventy-five percent (75%) of those voting, in favor of the Plan.

                (xxv) Pursuant to court orders or otherwise, the Asbestos PI Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of present claims and future demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos PI Trust will value, and be in a financial position to pay, present claims and future demands that involve similar claims in substantially the same manner.

                (xxvi) If Class 4 votes to accept the Plan, Travelers Indemnity Company, Travelers Casualty and Surety Company and Liberty Mutual Insurance Company are collectively obligated under insurance policies that they issued to AWI with inception dates prior to January 1, 1982 to distribute on the Initial Distribution Date a total of $5 million to the Asbestos PD Trust, and are not entitled to obtain reimbursement of all or any part of that amount from Reorganized AWI, including, but not limited to, reimbursement under insurance policy provisions relating to deductibles, premiums, retrospective premiums or other charges.

           2. Class 7 (Asbestos Personal Injury Claims) has voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

           3. The Confirmation Order will be, in form and substance, acceptable to the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

           4. If Class 4 does not vote to accept the Plan, the Bankruptcy Court has entered an order estimating the aggregate value of all Asbestos Property Damage Claims and determining that such value is not greater than the amount of the insurance available to pay such claims under section 11.3 of the Plan.

C.      CONDITIONS PRECEDENT TO THE EFFECTIVE DATE UNDER THE PLAN.

The "effective date of the plan," as used in section 1129 of the Bankruptcy Code, will not occur, and the Plan will be of no force and effect, until the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

        >>      The Confirmation Order has become a Final Order.

        >> The Bankruptcy Court and/or the District Court, as required, will have entered the Asbestos PI Permanent Channeling Injunction (which may be included in the Confirmation Order), which will contain terms satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

        >> The Confirmation Order, the Claims Trading Injunction and the Asbestos PI Permanent Channeling Injunction will be in full force and effect.

        >>      No proceedings to estimate any claims are pending.

        >> All Asbestos PI Trustees will have been selected and will have executed the Asbestos PI Trust Agreement.

        >> If Class 4 votes to reject the Plan, all Asbestos PD Trustees have been selected and will have executed the Asbestos PD Trust Agreement.

        >> A favorable ruling will have been obtained from the IRS with respect to the qualification of the Asbestos PI Trust as a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468B-1, or AWI will have received an opinion of counsel with respect to the tax status of the Asbestos PI Trust as a "qualified settlement fund" reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

        >> Reorganized AWI will have entered into and will have credit availability under a credit facility to provide Reorganized AWI with working capital (including letters of credit) in an amount sufficient to meet the needs of Reorganized AWI, as determined by Reorganized AWI.

        >> Each of the Exhibits will be in form and substance acceptable to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

Notwithstanding the foregoing, AWI reserves the right in its sole discretion, with the written consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, to waive the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such written waiver of any such condition precedent may be effected at any time, without notice, without leave or order of the Bankruptcy Court or the District Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date will take place and will be deemed to have occurred simultaneously, and no such action will be deemed to have occurred prior to the taking of any other such action. If AWI decides that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in writing by each of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative and, if required, the Unsecured Creditors' Committee, then AWI will file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order will be deemed null and void.

D.      DESCRIPTION OF THE REORGANIZATION CONSIDERATION.

Under the Plan, AWI will issue New Common Stock, New Notes and New Warrants (together, the "PLAN SECURITIES"), together with Available Cash, as follows:

        1.      NEW COMMON STOCK.

On the Effective Date, pursuant to the Plan, Reorganized AWI will authorize approximately 200 million shares of New Common Stock and will issue 67.7 million shares of New Common Stock without any further action necessary under applicable law, regulation, rule or order. Each share of New Common Stock will entitle its holder to one vote. The New Common Stock will be subject to dilution as a result of future issuances, including shares that are or may be issued under the Management Incentive Plan (see Section IX.C, entitled, "MANAGEMENT OF REORGANIZED AWI - Incentive Compensation Plans and New Management Incentive Plan") or that are issued upon the exercise of New Warrants. Holders of New Common Stock will have the right to participate proportionately in any dividends distributed by Reorganized AWI. AWI believes that the Equity Value of New Common Stock as of the Effective Date, based upon the residual value of the equity of Reorganized AWI, will be $30.00 per share, prior to any dilution. See Section XI, entitled, "REORGANIZATION VALUE." The Equity Value has been agreed upon by Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

        2.      NEW NOTES.

The New Notes will be issued by Reorganized AWI pursuant to an indenture (the "NEW NOTE INDENTURE"), substantially in the form of Exhibit 1.90 to the Plan, by and between AWI, as the issuer, and a trustee selected by AWI prior to the date of the commencement of the hearing on confirmation of the Plan, which indenture will be qualified under the Trust Indenture Act of 1939, as amended. The New Notes will be issued in three series on substantially the following terms:

        >> The principal amount of the New Notes will be the higher of (i) $1.125 billion less the amount of Available Cash and (ii) $775 million. Because AWI estimates that Available Cash will total $350 million, it has assumed that the principal amount of the New Notes will be $775 million.

        >> The New Notes will bear interest at a fixed rate based upon U.S. Treasury Notes with like maturities plus a spread determined to be the average corporate spread over such Treasury Notes for outstanding issues of comparable maturity and comparably rated U.S. industrial companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date. Interest will be paid semi-annually.

        >> The maturity of the New Notes, as selected by AWI, will be not less than five years and no more than 10 years. No principal payments will be required to be made on the New Notes until the maturity date.

Based upon these requirements and assuming an Effective Date of July 1, 2003, AWI expects that the three series of New Notes will have the following terms:

        >> $____ million in New Notes having a five-year maturity with an annual interest rate of ___%

        >> $____ million in New Notes having a seven-year maturity with an annual interest rate of ___%

        >> $____ million in New Notes having a ten-year maturity with an annual interest rate of ____%

        3.      AVAILABLE CASH.

Under the Plan, AWI also will distribute Available Cash. Available Cash will be calculated on the last day of the month prior to the month in which the Effective Date occurs. "AVAILABLE CASH" will be equal to the sum of the following: (a) all cash on hand of AWI and its subsidiaries as of the last day of the month immediately preceding the Effective Date less the sum of the following as of such date: (i) One Hundred Million and 00/100 Dollars ($100,000,000.00), (ii) the Allowed Amount of Allowed Administrative Expenses,
(iii) a reasonable estimate by AWI of additional Administrative Expenses (such as professional fees and expenses) that may become Allowed thereafter (other than Administrative Expenses of the type specified in section 1.8(c)(i) of the
Plan) and fees and expenses payable in connection with any exit facility referred to in section 7.13(h) of the Plan, (iv) the Allowed Amount of Allowed Priority Tax Claims, (v) a reasonable estimate by AWI of additional Priority Tax Claims that may become Allowed thereafter, (vi) the Allowed Amount of all Priority Claims, (vii) a reasonable estimate of all Priority Claims that may became Allowed thereafter, (viii) the DIP Credit Facility Claim, (ix) the cash required to make the distributions for Class 3 (Convenience Claims) for those that are Allowed and a reasonable estimate by AWI of additional Convenience Claims that may become Allowed thereafter, (x) any other cash required to be paid or distributed by AWI pursuant to the Plan (other than in respect of "Available Cash" and in respect of the Asbestos PD Trust Funding Obligation), and (xi) the amount reasonably estimated by AWI to be the cost of curing any defaults under the executory contracts and unexpired leases to be assumed by AWI under the Plan, (b) any amounts drawn, in AWI's sole discretion, under the working capital facility referenced in section 7.13(h) of the Plan for the purpose of funding the Distributions under the Plan, and (c) any proceeds of insurance received and retained by Reorganized AWI from the Effective Date to the Final Distribution Date on account of an Allowed Environmental Claim that is treated as an Allowed Unsecured Claim in accordance with sections 3.2(f) and 3.2(h) of the Plan. Based upon the assumption that the Effective Date will occur on July 1, 2003 and that AWI will draw $49.7 million under its working capital facility, AWI, after retaining $100 million for working capital purposes, expects to have approximately $350 million in Available Cash on the Effective Date.

        4.      NEW WARRANTS.

If the Holdings Plan of Liquidation is approved within one year after the Effective Date, Reorganized AWI will issue to AWWD the New Warrants, which will be warrants to purchase the New Common Stock pursuant to a warrant agreement substantially in the form of Exhibit 1.94 to the Plan on terms and conditions determined in a manner agreed to by Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee. The New Warrants (i) will provide the right to purchase an aggregate of 5% of the New Common Stock on a fully diluted basis determined as of the Effective Date (estimated to be 3.6 million shares), (ii) will have an exercise price equal to 125% of the Equity Value (i.e., $37.50), and (iii) will have a term of seven years from the Effective Date. AWI expects that the New Warrants will have a value of $40-50 million.

E.      PLAN OF DIVISION.

On or as soon as practicable after the Effective Date, AWI intends to effect a division pursuant to the Plan of Division substantially in the form of Exhibit
1.98 to the Plan and pursuant to Subchapter D, Chapter 19 of the Pennsylvania BCL and Section 7.20(a)(iii) of the Plan. Pursuant to the Plan of Division, Reorganized AWI will divide into four or more Entities organized under the laws of Pennsylvania and/or of other jurisdictions permitting such division (the "AWI PROGENY"), with Reorganized AWI surviving and serving as the parent holding company of all the other entities.

The actions to be taken by Reorganized AWI in furtherance of the Plan of Division will include the following:

        >> Certain wholly owned, non-operating subsidiaries of AWI will merge with and into AWI on or as soon as practicable after the Effective Date.

        >> AWI will file the Amended and Restated Articles of Incorporation with the Secretary of State for the Commonwealth of Pennsylvania.

        >> Pursuant to the Plan of Division, AWI will divide into the AWI Progeny. All assets and certain Administrative Expenses, executory agreements and unexpired leases to be assumed by Reorganized AWI under the Plan, and all post-petition AWI contracts will be allocated among or in common with the AWI Progeny through the Plan of Division in accordance with the terms of the Plan, including sections 8.1 and 8.2 of the Plan.

        >> Following the Division, each employee of AWI as of the Effective Date will become an employee of one of the AWI Progeny.

        >> One or more of the AWI Progeny will convert from a corporation to a limited liability company.

F.      EXIT FACILITY.

The company expects to enter into a $300 million syndicated bank credit facility at the time of emergence to provide for liquidity through short-term borrowings for working capital and other general corporate purposes and to permit the issuance of letters of credit. This credit facility will include covenants and terms and conditions that are expected to be similar to comparably rated industrial companies obtaining similarly structured credit facilities at that time. It is expected that the syndicated credit facility will be unsecured, multi-year in maturity, and permit borrowings in both U.S. Dollars and Euros, priced at applicable margins over the lenders' cost of funds. No significant borrowings are expected immediately post-emergence, but AWI will use the facility to replace the Letters of Credit issued under the DIP Credit Facility. In addition, AWI's projections assume that AWI will draw $49.7 million under the credit facility to increase "Available Cash" so that Available Cash totals $350 million on the Effective Date. AWI estimates that such borrowing will be repaid by the end of 2003.

G.      EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

Any executory contracts or unexpired leases listed on Exhibit 8.1 to the Plan will be deemed to have been assumed by Reorganized AWI and, if such executory contract or unexpired lease is to be assigned and/or allocated to one of the AWI Progeny, such executory contract or unexpired lease will be deemed assigned and/or allocated to such AWI Progeny, in each case as of the Effective Date, and the Plan will constitute a motion to assume (and, to extent necessary, assign) such executory contracts and unexpired leases. In addition, certain of the executory contracts to which AWI is a party contain confidentiality provisions that prohibit the disclosure of the existence of such contracts. To the extent that AWI wishes to assume such executory contracts, such executory contracts will be set forth in a separate list, which will contain the information set forth in the Plan, will be deemed to constitute part of Exhibit 8.1 to the Plan, will be filed under seal with the Bankruptcy Court, and will be provided only to the Bankruptcy Court and the Asbestos PI Claimants' Committee, the Asbestos PD Committee, the Unsecured Creditors' Committee, and the Future Claimants' Representative. Each of the non-debtor parties to such contracts will receive a separate notice advising it of AWI's intention to assume such contract, together with the other information set forth in the Plan. To the extent that any executory contract or unexpired lease set forth on Exhibit 8.1 to the Plan is to be assigned and/or allocated to one of the AWI Progeny pursuant to the Plan of Division, any such assignment and/or allocation will be set forth in the Plan of Division.

Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Clerk of the Bankruptcy Court will constitute approval of such assumptions and assignments and/or allocations pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption and assignment and/or allocation is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. With respect to each such executory contract or unexpired lease assumed by Reorganized AWI, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, the dollar amount required to cure any defaults of AWI existing as of the Confirmation Date will be conclusively presumed to be the amount set forth in Exhibit 8.1 with respect to such executory contract or unexpired lease. Subject to the occurrence of the Effective Date, any such cure amount will be treated as an Allowed Administrative Expense under the Plan, and, upon payment of such Allowed Administrative Expense, all defaults of AWI existing as of the Confirmation Date with respect to such executory contract or unexpired lease will be deemed cured.

Any executory contracts or unexpired leases of AWI that either (x) are set forth on Exhibit 8.2 to the Plan or (y)(i) are not listed on Exhibit 8.1 to the Plan,
(ii) have not been assumed by AWI with the approval of the Bankruptcy Court, and
(iii) are not the subject of pending motions to assume at the Confirmation Date will be deemed to have been rejected by AWI, the Plan will constitute a motion to reject such executory contracts and unexpired leases, and Reorganized AWI will have no liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court will constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Without limiting the foregoing, any agreement entered into prior to the Commencement Date by or on behalf of AWI with respect to the settlement of any Asbestos Personal Injury Claim will be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of section 365(a) of the Bankruptcy Code.

Claims created by the rejection of executory contracts or unexpired leases (including, without limitation, the rejection provided in section 8.2 of the Plan) or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date, other than Asbestos Personal Injury Claims, must be filed with the Bankruptcy Court and served on AWI no later than thirty (30) days after (i) in the case of an executory contract or unexpired lease that was terminated or expired by its terms prior to the Confirmation Date, the Confirmation Date, (ii) in the case of an executory contract or unexpired lease rejected by AWI, the entry of the order of the Bankruptcy Court authorizing such rejection, or (iii) in the case of an executory contract or unexpired lease that is deemed rejected pursuant to section 8.2 of the Plan, the Confirmation Date. Notwithstanding the foregoing, Exhibit 8.2 to the Plan sets forth AWI's value of the rejection claim for each executory contract or unexpired lease set forth thereon, which claim shall be deemed an Allowed Unsecured Claim if no proof of claim is timely filed and served in accordance with the immediately preceding sentence. Any claims for which a rejection claim is not set forth on Exhibit 8.2 to the Plan and for which a proof of claim is not filed and served within the time provided herein will be forever barred from assertion and shall not be enforceable against AWI, its estate, assets, properties, or interests in property, or Reorganized AWI or its estate, assets, properties, or interests in property. Unless otherwise ordered by the Bankruptcy Court, all such Claims (other than Asbestos Personal Injury Claims) that are timely filed as provided herein will be treated as Unsecured Claims under the Plan and will be subject to the provisions of Article V of the Plan.

Exhibit 8.4 to the Plan sets forth a list of agreements that were listed on the Schedules as executory contracts, but which AWI believes should not be considered executory contracts. If any such agreements are determined to be executory contracts, AWI or Reorganized AWI, as the case may be, reserves the right to seek the assumption or rejection of any such contract (and, in the case of assumption, assignment and/or allocation to one of the AWI Progeny), and the time within which AWI or Reorganized AWI, as the case may be, may seek to assume (and assign and/or allocate) or reject any such agreements shall be tolled until twenty (20) business days after the date on which an order determining that any such agreement is an executory contract becomes a Final Order. Set forth on
Exhibit 8.4 to the Plan is the amount that AWI intends to treat as an Allowed Unsecured Claim for each such agreement. Such amount and the treatment of each such agreement shall be binding unless, on or before ten (10) days after the Confirmation Date, the other party to any such agreement either (i) files a proof of claim (which proof of claim shall be deemed timely filed) or (ii) files a motion seeking to compel assumption or rejection of such agreement.

H.      INSURANCE POLICIES AND AGREEMENTS.

AWI does not believe that the insurance policies issued to, or insurance agreements entered into by, AWI prior to the Commencement Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything contained in sections 8.1 or 8.2 of the Plan to the contrary, the Plan will constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order by the clerk of the Bankruptcy Court will constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Unless otherwise determined by the Bankruptcy Court pursuant to a final order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of AWI existing as of the Confirmation Date with respect to each such insurance policy or agreement. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, AWI reserves


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the right to seek rejection of such insurance policy or agreement or other available relief. In accordance with section 10.1 of the Plan, the rights under the insurance policies and agreements constituting the Asbestos PI Insurance Asset will, to the extent necessary, be deemed assigned to the Asbestos PI Trust as of the Effective Date and, pursuant to section 365 of the Bankruptcy Code, AWI will have no further liability thereunder from and after the Effective Date.

To the extent that any or all of the insurance policies and agreements set forth on Exhibit 8.5(b) to the Plan are considered to be executory contracts, then, notwithstanding anything contained in section 8.1 or 8.2 of the Plan to the contrary, the Plan will constitute a motion to reject the insurance policies and agreements set forth on Exhibit 8.5(b) to the Plan, and the entry of the Confirmation Order by the clerk of the Bankruptcy Court will constitute approval of such rejection pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance policy or agreement set forth on Exhibit 8.5(b) to the Plan is burdensome and that the rejection thereof is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case.

Nothing contained in the Plan will constitute a waiver of any claim, right, or cause of action that AWI, the Asbestos PI Trust, or Reorganized AWI, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement.

I.      INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS.

For purposes of the Plan, the obligations of AWI to indemnify and reimburse persons who are or were directors, officers, or employees of Holdings, AWWD, or AWI on the Commencement Date or at any time thereafter against and for any obligations (including, without limitation, fees and expenses incurred by the board of directors of Holdings, or the members thereof, in connection with the Chapter 11 Case) pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law, or specific agreement, or any combination of the foregoing, will survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Commencement Date. In furtherance of the foregoing, Reorganized AWI will maintain insurance for the benefit of such directors, officers, or employees at levels no less favorable than those existing as of the date of entry of the Confirmation Order for a period of no less than three years following the Effective Date.

J.      COMPENSATION AND BENEFIT PROGRAMS.

Except as set forth in section 8.7(b) and (c) of the Plan, all employment and severance policies, workers' compensation programs, and all compensation and benefit plans, policies and programs of AWI applicable to its present and former employees, officers, and directors, including, without express or implied limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, will be deemed to be, and will be treated as though they are, executory contracts that are deemed assumed under the Plan, and AWI's obligations under such plans, policies, and programs will be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by Reorganized AWI.

Certain employee benefit plans and policies will be terminated or amended on the Effective Date or earlier. These plans and policies are as follows:

        >> The Employment Protection Plan for Salaried Employees is provided for severance benefits for salaried employees of AWI in certain change-in-control situations. Prior to the Effective Date, such plan will be deemed to have been terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder.


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
        >> The 1993 Long-Term Stock Incentive Plan is an equity incentive plan used by AWI to issue stock options and restricted stock to employees. On the Effective Date, such plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the 1993 Long-Term Stock Incentive Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date.

        >> The 1999 Long-Term Incentive Plan is an equity and cash performance incentive plan used by AWI to provide equity and cash bonus incentives to employees. This plan has been used during the Chapter 11 Case to make long-term incentive awards. On the Effective Date, this plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under this plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date. Cash awards granted during the course of the Chapter 11 Case, however, constitute Allowed Administrative Expenses, will not be affected by the termination of this plan, and will be paid out according to their terms.

        >> The Armstrong Holdings Stock Award Plan is an equity incentive plan under which AWI gave its employees awards of Holdings common stock. On the Effective Date, such plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the Armstrong Holdings Stock Award Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date.

        >> The Armstrong Deferred Compensation Plan is a plan under which members of Armstrong's management elected to defer compensation due them from Armstrong, generally until after their retirement. No deferrals of compensation have been made under this plan since the Commencement Date. As of the Effective Date, balances under this plan are estimated to total approximately $34 million. The normal form of payment is an annuity paid over 15 years. Plan participants may request full or partial single-sum payments. On the Effective Date, the Armstrong Deferred Compensation Plan will be modified so that Reorganized AWI, and not Holdings, will be the nominal sponsor of such plan and to provide that Reorganized AWI has the right, in its sole discretion, not to honor single-sum withdrawal requests. The Armstrong Deferred Compensation Plan will be assumed, as so amended; provided, however, as to any party that objects to such amendment by the deadline for filing objections to confirmation of the Plan, the Armstrong Deferred Compensation Plan will be deemed rejected, and such party will have an Unsecured Claim for any benefits thereunder in accordance with section 8.3 of the Plan. In addition, as of a date immediately prior to the Effective Date, the Armstrong Deferred Compensation Plan will be deemed amended to exclude the occurrence of the Effective Date and the creation of the Asbestos PI Trust from triggering a change in control thereunder.

        >> The Severance Pay Plan for Salaried Employees is a severance plan for salaried employees. On the Effective Date, such plan will be amended to provide that, if the participant is in a position at a grade level of 15 or higher on Reorganized AWI's organizational management system on the date of termination, the participant will be eligible for severance benefits based on two weeks of pay for each year of service, subject to a minimum of eight weeks pay and a maximum of 52 weeks pay. On the Effective Date, the Severance Pay Plan for Salaried Employees will be assumed, as amended.

        >> The Retirement Income Plan (Pension) is Armstrong's qualified defined benefit retirement plan. Such plan will be amended prior to the Effective Date in the manner described below and, as amended, will be assumed as of the Effective Date:

                o to eliminate the Social Security retirement enhancement that may become payable due to job loss following a Change in Control, and

                o to eliminate future accruals of all other retirement enhancements that may become payable due to job loss following a Change in Control to the fullest extent permitted by applicable law.

        >> The Retirement Benefit Equity Plan is an ERISA excess pension plan that provides participants with benefits that otherwise would be denied by reason of certain Internal Revenue Code limitations applicable to the qualified Retirement Income Plan.. As of the Effective Date, accrued liabilities under this plan are expected to total approximately $36 million. The normal form of payment is an annuity. Under the terms of the Retirement Income Plan, which also impact the Retirement Benefit Equity Plan, plan participants are eligible for enhanced pension benefits in the event of (i) a job loss within two years of a change in control of Holdings or (ii) termination of the Retirement Income Plan within five years of an Extraordinary Event. The Extraordinary Event involves a more narrowly defined change in control of Holdings as defined in the Retirement Income Plan. The Retirement Benefit Equity Plan will be amended as of any date prior to the Effective Date designated by AWI in the manner described below and, as amended, will be assumed as of the Effective Date:

                o to exclude in the definition of Change in Control the occurrence of the Effective Date and the creation of Asbestos PI Trust,

                o to eliminate the Extraordinary Event provisions as covered under the Retirement Income Plan,

                o to eliminate any and all retirement enhancements, related to past and future service, that may become payable due to job loss following a Change in Control as covered under the Retirement Income Plan, and

                o to terminate any right or obligation of Reorganized AWI to honor single-sum withdrawal requests;

                provided, however, as to any party that objects to such amendments by the deadline for filing objections to confirmation of the Plan, such plan will be deemed rejected, and such party will have an Unsecured Claim for any benefits thereunder in accordance with section 8.3 of the Plan.

On the Effective Date, the assumption, rejection, and amendment of the foregoing plans will be deemed to have occurred as of such date or earlier date specified in section 8.7 of the Plan, will be authorized, and will be deemed approved in all respects, and will be in effect from and after the Effective Date or such other date in each case without requiring further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by any party or Entity, including any administrative committee of any plan or the stockholders or directors of AWI or Reorganized AWI. On the Effective Date or as soon thereafter as is practicable, Reorganized AWI will restate the plans amended above as provided in section 8.7(c) of the Plan and will communicate such amendments in such manner and as may be required without any further order of the Bankruptcy Court. Each of the officers of AWI and Reorganized AWI is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the plan amendments set forth in section 8.7 of the Plan.

K.      CANCELLATION OF EXISTING DEBT SECURITIES.

As of the Effective Date, all notes, agreements, and securities evidencing Unsecured Claims and the rights of the holders thereof thereunder, will be cancelled and deemed null and void and of no further force and effect, and the holders thereof will have no rights, and such instruments will evidence no rights, except the right to receive the distributions provided for in the Plan.

L.      EXPIRATION OF THE RETENTION PERIOD.

Upon the expiration of the Retention Period, all monies or other property held for distribution by any trustee under any indenture governing any of the Unsecured Claims will be returned to Reorganized AWI by such trustee, free and clear of any claim or interest of any nature whatsoever, including, without express or implied limitation, escheat rights of any governmental unit under applicable law.

M.      COMPENSATION OF THE APPLICABLE TRUSTEES.

The trustee under any indenture governing any of the Unsecured Claims will be compensated by Reorganized AWI for services rendered from and after the Effective Date, including the reasonable compensation, disbursements, and expenses of the agents and legal counsel of such trustee in connection with the performance after the Effective Date of its duties under this section and will be indemnified by Reorganized AWI for any loss, liability, or expense incurred by it in connection with the performance of such duties to the same extent and in the same manner as provided in the related indenture.

N.      LISTING OF THE NEW COMMON STOCK.

As soon as practicable after the Effective Date, Reorganized AWI will apply to have its common stock listed on a national securities exchange or quoted on a national interdealer quotation system and will use its best efforts to obtain and maintain such listing or quotation.

O.      CORPORATE REORGANIZATION ACTIONS.

On or as soon as practicable after the Effective Date, the following actions will take place, all of which will be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders or directors of AWI or Reorganized AWI:

        >> Reorganized AWI's businesses will be reorganized pursuant to the Plan of Division. See Section V.E, above entitled, "THE PLAN OF REORGANIZATION - Plan of Division."

        >>      The existing AWI Common Stock will be cancelled.

        >> The New Note Indenture will become effective, and the New Common Stock, New Warrants (subject to section 7.21 of the Plan), and the New Notes will be issued.

        >> Reorganized AWI and/or the AWI Progeny will enter into the working capital facility referenced in section 7.13 of the Plan. See Section V.F, above, entitled, "THE PLAN OF REORGANIZATION - Exit Facility".

        >> Reorganized AWI will enter into the New Management Incentive Plan. See Section IX.C, entitled "MANAGEMENT OF REORGANIZED AWI
                - Incentive Corporation Plans and New Management Incentive Plan." For purposes of compliance with section 162(m) of the Internal Revenue Code, AWI will seek to include in the Confirmation Order a finding that a majority of the votes cast by Creditors in Classes 6 and 7 of the Plan will constitute a vote of the shareholders of Reorganized AWI on the New Management Incentive Plan. A majority of the votes cast by the holders of Asbestos Personal Injury Claims will determine the vote of the Asbestos PI Trust for these purposes.

P.      HOLDINGS PLAN OF LIQUIDATION.

If Holdings' shareholders approve the Holdings Plan of Liquidation prior to the first anniversary of the Effective Date, the New Warrants will be delivered to Holdings for distribution pursuant to the Holdings Plan of Liquidation. From and after the Effective Date, other than as provided in the Plan (including, without limitation, provisions of the Plan relating to the indemnification rights of Holdings' officers, directors, and employees and the requirement to provide insurance for the benefit of such persons), Reorganized AWI will have no ongoing obligations to Holdings or AWWD; provided, however, that Reorganized AWI will bear all costs and expenses related to the preparation and submission to a vote of Holdings' shareholders of the Holdings Plan of Liquidation and all other operating expenses of Holdings and AWWD until the first anniversary of the Effective Date and, if the requisite approval of the Holdings Plan of Liquidation by Holdings' shareholders is obtained by the first anniversary of the Effective Date, the performance and consummation of the Holdings Plan of Liquidation, including any operating expenses for Holdings and AWWD until their dissolution and liquidation pursuant to the Holdings Plan of Liquidation.

                            IMPORTANT INFORMATION FOR HOLDERS OF
                          COMMON STOCK OF ARMSTRONG HOLDINGS, INC.

             IN CONNECTION WITH THE PROPOSED PLAN, THE BOARD OF DIRECTORS OF HOLDINGS CONTEMPLATES PROPOSING THE DISSOLUTION AND WINDING-UP OF HOLDINGS. IN THAT REGARD, HOLDINGS INTENDS TO FILE RELEVANT MATERIALS WITH THE SEC, INCLUDING A PROXY OR CONSENT SOLICITATION STATEMENT WITH RESPECT TO APPROVAL BY HOLDINGS' SHAREHOLDERS OF THE DISSOLUTION OF HOLDINGS AND A PLAN OF LIQUIDATION. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, STOCKHOLDERS OF HOLDINGS ARE URGED TO READ THEM, IF AND WHEN THEY BECOME AVAILABLE. WHEN FILED WITH THE SEC, THEY WILL BE AVAILABLE FOR FREE AT THE SEC'S WEBSITE, WWW.SEC.GOV. HOLDINGS STOCKHOLDERS WILL RECEIVE INFORMATION AT AN APPROPRIATE TIME ON HOW TO OBTAIN DOCUMENTS RELATED TO SUCH MATTERS FOR FREE FROM HOLDINGS. SUCH DOCUMENTS ARE NOT CURRENTLY AVAILABLE.

             DIRECTORS AND EXECUTIVE OFFICERS OF HOLDINGS AND ITS SUBSIDIARIES MAY BE DEEMED TO BE PARTICIPANTS IN HOLDINGS' SOLICITATION OF PROXIES OR CONSENTS FROM ITS STOCKHOLDERS IN CONNECTION WITH THIS MATTER. INFORMATION ABOUT SUCH DIRECTORS AND EXECUTIVE OFFICERS AND THEIR RESPECTIVE STOCK OWNERSHIP AND OTHER INTERESTS IS SET FORTH IN HOLDINGS' ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001. PARTICIPANTS IN HOLDINGS' SOLICITATION MAY ALSO BE DEEMED TO INCLUDE VARIOUS DIRECTORS, EXECUTIVE OFFICERS AND OTHER PERSONS:

                DIRECTORS: H. Jesse Arnelle, Van C. Campbell, Judith R. Haberkorn, John A. Krol, Michael D. Lockhart, James E. Marley, Ruth M. Owades, M. Edward Sellers, and Jerre L. Stead

                OFFICERS: Matthew J. Angello, Leonard A. Campanaro, Chan W. Galbato, Gerard L. Glenn, David E. Gordon, Michael D. Lockhart,

                Debra L. Miller, John N. Rigas, William C. Rodruan, Stephen J. Senkowski, Barry M. Sullivan, and April L. Thornton

             AS OF THE DATE OF THIS COMMUNICATION, NONE OF THESE PARTICIPANTS INDIVIDUALLY BENEFICIALLY OWNS MORE THAN 1% OF HOLDINGS' COMMON STOCK. EXCEPT AS DISCLOSED ABOVE, TO THE KNOWLEDGE OF HOLDINGS, NONE OF THESE PERSONS HAS ANY INTEREST, DIRECT OR INDIRECT, BY SECURITY HOLDINGS OR OTHERWISE, IN HOLDINGS. STOCKHOLDERS OF HOLDINGS WILL BE ABLE TO OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF THE PARTICIPANTS BY READING THE PROXY OR CONSENT SOLICITATION STATEMENT OF HOLDINGS IF AND WHEN IT BECOMES AVAILABLE.

Q.      DISTRIBUTIONS UNDER THE PLAN.

        1.      DISTRIBUTION DATE.

Each of the following will constitute a Distribution Date: (a) the Initial Distribution Date, (b) the first Business Day after the end of the months of March, June, September, and December, commencing with the first such date to occur more than one hundred eighty (180) days after the Effective Date and until the second anniversary of the Effective Date, (c) after the second anniversary of the Effective Date, the first Business Day after the end of the month of December, and (d) the Final Distribution Date; provided, however, that (i) a Distribution Date (other than the Initial Distribution Date and the Final Distribution Date) shall not occur if the aggregate amount of New Notes and Available Cash to be distributed on any Distribution Date is less than one million dollars ($1,000,000), in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date, and (ii) any Unsecured Claim that becomes Allowed less than twenty (20) Business Days prior to a Distribution Date shall be treated as a Disputed Claim for the purposes of the Distribution occurring on such Distribution Date and shall not receive a Distribution until the Distribution Date immediately succeeding such Distribution Date.

        2.      DISPUTED UNSECURED CLAIMS RESERVE.

On the Initial Distribution Date, Reorganized AWI will establish the Disputed Unsecured Claims Reserve, pursuant to which New Notes not distributed on the Initial Distribution Date or on any subsequent Distribution will be issued but held in trust by the Disbursing Agent pending the resolution of Disputed Claims. In accordance with and subject to the provisions of sections 3.2(f)(ii), 5.3 and
7.7 of the Plan, any Distribution of New Notes with respect to a Disputed Claim that becomes Allowed will include interest and other accretions with respect to such New Notes, net of the portion of expenses (including, without limitation, taxes payable by the Disputed Unsecured Claims Reserve) attributable to such New Notes.

        3.      TIMING OF DISTRIBUTIONS UNDER THE PLAN.

Any Distribution to be made by AWI or Reorganized AWI pursuant to the Plan will be deemed to have been timely made if made within ten (10) days after the time therefor specified in the Plan. No interest will accrue or be paid with respect to any Distribution as a consequence of such Distribution not having been made on the Effective Date; provided, however, that any New Notes distributed from the Disputed Unsecured Claims Reserve after the Initial Distribution Date will include accrued interest and any other accretions thereon (net of the portion of the expenses of the Disputed Unsecured Claims Reserve (including, without limitation, taxes) attributable to such New Notes) from and after the Initial Distribution Date in accordance with the terms of the New Note Indenture, and New Common Stock issued to holders of Allowed Claims in Classes 6 and 8 after the Effective Date will include all dividends declared and paid and other distributions made in respect thereto after the Effective Date.

        (A) DISTRIBUTIONS WITH RESPECT TO UNSECURED CLAIMS AND ENVIRONMENTAL CLAIMS.

Distributions with respect to Classes 6 and 8 will only be made on each Distribution Date; provided, however, that, if a Claim in any of Classes 6 or 8 becomes Allowed subsequent to the Initial Distribution Date, AWI may, in its sole discretion, make a Distribution with respect to such Claim prior to a Distribution Date.

        (B)     DISTRIBUTION TO THE ASBESTOS PI TRUST.

The Distribution to the Asbestos PI Trust shall be made on the later of (i) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and
(ii) the Effective Date.

        (C)     DISTRIBUTION TO THE ASBESTOS PD TRUST.

If Class 4 votes to accept the Plan, the Distribution of the Asbestos PD Trust Funding Obligation will be made on the later of (i) the date the Asbestos PD Trustees are selected for the Asbestos PD Trust and have executed the Asbestos PD Trust Agreement and (ii) the Effective Date. If Class 4 votes to reject the Plan, the Distribution of the Asbestos PD Trust Funding Obligation will be made on the latest of (x) the date an order of the Bankruptcy Court estimating the aggregate value of all Asbestos Property Damage Claims becomes a Final Order,
(y) the Effective Date, and (z) the date the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement.

        4.      FRACTIONAL SHARES.

No fractional shares of New Common Stock will be distributed, no New Notes will be issued in an amount equal to less than $100, and no cash payments of fractions of cents will be made. Fractional cents will be rounded to the nearest whole cent (with 0.5 cent or less to be rounded down). Fractional shares will be rounded to the nearest whole share (with 0.5 share or less to be rounded down). New Notes in denominations of less than $100 will be rounded to the nearest $100 increment (with New Notes in denominations of $50 or less to be rounded down). No cash will be paid in lieu of such fractional shares or New Notes in increments of less than $100.

        5.      PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS.

Reorganized AWI will object to the allowance of Claims filed with the Bankruptcy Court (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) with respect to which Reorganized AWI disputes liability in whole or in part. Notwithstanding the foregoing, Reorganized AWI, at its option, may continue to prosecute objections to Asbestos Property Damage Claims if such objections are pending as of the Effective Date. All objections that are filed and prosecuted by Reorganized AWI as provided in the Plan will be litigated to Final Order by Reorganized AWI or compromised and settled in accordance with the Claims Settlement Guidelines. Unless otherwise provided in the Plan or ordered by the Bankruptcy Court, all objections by Reorganized AWI to Claims will be served and filed no later than ninety (90) days after the Effective Date.

Notwithstanding the above, a Distribution will only be made by Reorganized AWI to the holder of a Disputed Claim when, and to the extent that, such Disputed Claim becomes Allowed. No interest will be paid on account of Disputed Claims that later become Allowed except to the extent that payment of interest is required under section 506(b) of the Bankruptcy Code. No Distribution will be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof in the manner described above.

        6.      AMENDMENTS TO THE CLAIMS SETTLEMENT GUIDELINES.

           [TO BE ADDED PRIOR TO HEARING ON DISCLOSURE STATEMENT]

        7.      DISTRIBUTION OF UNCLAIMED PROPERTY.

Any Distribution under the Plan that is unclaimed after one hundred eighty (180) days following the date such property is distributed will be deemed not to have been made and will be transferred to Reorganized AWI, free and clear of any claims or interests of any entities, including, without express or implied limitation, any claims or interests of any governmental unit under escheat principles. This will not affect the discharge of the Claim with respect to which such Distribution was made, and the holder of such Claim will be forever barred from enforcing such Claim against Reorganized AWI or Reorganized AWI's assets, estate, properties, or interests in property.

R.      DISCHARGE OF AWI.

The rights provided by the Plan and the treatment of the Claims and Equity Interests therein will be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against AWI or its estate, properties, or interests in property. Except as otherwise provided in the Plan, upon the Effective Date all such Claims and Equity Interests in AWI will be deemed satisfied, discharged, and released in full. Pursuant to the Plan and the Confirmation Order, all parties will be precluded from asserting against Reorganized AWI, its successors, or its or their assets, properties, or interests in property any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. In addition, the Confirmation Order will contain, inter alia, the Asbestos PI Permanent Channeling Injunction. For a description of the Asbestos PI Permanent Channeling Injunction, see Section VI.D, entitled "THE ASBESTOS PI TRUST -- The Asbestos PI Permanent Channeling Injunction." AWI is not seeking an injunction under section 524(g) of the Bankruptcy Code with respect to Asbestos Property Damage Claims. Instead, AWI will rely upon the general discharge and injunction against the assertion of preconfirmation claims that the Bankruptcy Code makes applicable to all Claims, whatever their nature.

S.      MODIFICATION OF THE PLAN.

AWI may, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested alteration, amendment, or modification, the Unsecured Creditors' Committee, alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date so long as the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code. After the Confirmation Date and prior to the Effective Date, AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, may alter, amend, or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code.

T.      REVOCATION OR WITHDRAWAL OF THE PLAN.

The Plan may be revoked or withdrawn prior to the Confirmation Date by AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested revocation or withdrawal, the Unsecured Creditors' Committee, or, after the Confirmation Deadline, by AWI. If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan will be deemed null and void. In such event, nothing contained in the Plan will be deemed to constitute a waiver or release of any claims or defenses or any admission or statement against interest by AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, or any other Entity or to prejudice in any manner the rights of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, or any Entity in any further proceedings involving AWI.

U.      RIGHTS OF ACTION.

Any rights, claims, or causes of action accruing to AWI pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without express or implied limitation, any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code and (except as provided in Articles X and XI of the Plan) any rights to, claims, or causes of action for recovery under any policies of insurance issued to or on behalf of AWI will remain assets of AWI's estate and, on the Effective Date, will be transferred to Reorganized AWI. Reorganized AWI will be deemed the appointed representative to, and may, pursue, litigate, and compromise and settle any such rights, claims, or causes of action, as appropriate, in accordance with what is in the best interests of and for the benefit of Reorganized AWI.

On December 6, 2002, the two-year statutory limitations period imposed by section 546(a) of the Bankruptcy Code during which AWI must commence avoidance actions expired. Prior to the expiration of such period, AWI conducted a comprehensive review of its prepetition transactions to determine if AWI should commence any avoidance actions prior to December 6, 2002. As a result of such


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review, the details of which were discussed with counsel to the Unsecured
Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative, AWI determined not to bring any avoidance actions other than the action against the CCR (see section IV.C.8(b), entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Litigation Involving the Center for Claims Resolution - CCR Preference Litigation) and a preference action brought against one of AWI's former suppliers.

V.      DISSOLUTION OF THE COMMITTEES.

On the Effective Date, the Future Claimants' Representative, the Asbestos PI Claimants' Committee, the Asbestos PD Committee and the Unsecured Creditors' Committee will be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to and arising from and in connection with the Chapter 11 Case, and all such committees will be deemed dissolved, and the Future Claimants' Representative's appointment will continue to serve through the termination of the Asbestos PI Trust in order to perform the functions required by the Asbestos PI Trust Agreement; provided, however, if the Effective Date occurs before the Confirmation Order becomes a Final Order, the Asbestos PI Claimants' Committee, the Future Claimants' Representative and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, may continue to exist and to serve for the purposes of pursuing any appeal of the Confirmation Order. The fees and expenses of the Future Claimants' Representative from and after the Effective Date relating to the role of the Future Claimants' Representative in the Asbestos PI Trust, pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures (including, without limitation, the fees and expenses of any professionals retained by the Future Claimants' Representative), will be the sole responsibility of the Asbestos PI Trust. Notwithstanding the foregoing, if Class 4 votes to accept the Plan, the Asbestos PD Committee will continue to exist from and after the Effective Date for the sole purpose of the selection of the Asbestos PD Trustees and the development of the Asbestos PD Claims Resolution Procedures, but all fees and expenses incurred by the Asbestos PD Committee (including, without limitation, all fees and expenses of counsel to the Asbestos PD Committee and other professionals retained by the Asbestos PD Committee) will be the sole responsibility of the Asbestos PD Trust.

W.      EXCULPATION.

None of Reorganized AWI, any of the members of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, any of the members of the Unsecured Creditors' Committee, AWWD, Holdings, or any of their officers, directors, employees, or agents will have or incur any liability to any entity for any act or omission in connection with or arising out of the Chapter 11 Case, including, without limitation, the commencement of the Chapter 11 Case, the negotiation of the Plan, pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct, and in all respects will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under, or in connection with, the Plan.

X.      SUPPLEMENTAL DOCUMENTS.

Certain exhibits to the Plan, such as the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, are included in this Disclosure Statement as exhibits to the Plan. Other exhibits to the Plan will be contained in a separate exhibit volume and will be filed with the Clerk of the Bankruptcy Court by [INSERT DATE], which is not later than the earlier of (i) fifteen (15) days before the deadline for filing objection to confirmation of the Plan and
(ii) thirty (30) days prior to the Confirmation Hearing. Such exhibit volume may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours and may also be viewed at AWI's Internet site (www.armstrongplan.com). Claimants and holders of Equity Interests and shareholders of Holdings may also obtain a copy of the exhibit volume, once filed, from AWI upon written request to the following address:

                   Armstrong World Industries, Inc.
                   Post Office Box 3666
                   Lancaster, Pennsylvania  17604-3666


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
                           VI. THE ASBESTOS PI TRUST

A.      GENERAL DESCRIPTION OF THE ASBESTOS PI TRUST.

        1.      CREATION OF ASBESTOS PI TRUST.

Effective as of the later of (i) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and (ii) the Effective Date, the Asbestos PI Trust will be created. The purpose of the Asbestos PI Trust will be to, among other things, (i) assume the liabilities of AWI and its predecessors and successors in interest for all Asbestos Personal Injury Claims, (ii) pursue recoveries from the Asbestos PI Trust Insurance Asset, (iii) direct the processing, liquidation, and payment of all Asbestos Personal Injury Claims in accordance with the Plan, the Asbestos PI Trust Distribution Procedures, and the Confirmation Order in such a way that such holders of Asbestos Personal Injury Claims are treated fairly, equitably, and reasonably in light of the limited assets available to satisfy Asbestos Personal Injury Claims, (iv) preserve, hold, manage, and maximize the assets of the Asbestos PI Trust for use in paying and satisfying valid Asbestos Personal Injury Claims and (v) otherwise comply in all respects with the requirements of a trust set forth in section 524(g)(2)(B) of the Bankruptcy Code.

        2.      THE TRUSTEES.

           On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court will appoint the individuals selected jointly by the Asbestos PI Claimants' Committee and the Future Claimants' Representative (as identified in Exhibit 7.2 to the Plan), which individuals will be appointed after consultation with AWI, to serve as the Asbestos PI Trustees for the Asbestos PI Trust. The initial Asbestos PI Trustees will serve staggered terms of three, four, and five years as shown on the signature page of the Asbestos PI Trustee Agreement and as described below. Thereafter, each term of service will be five years.

        3.      THE TRUSTEES' ADVISORY COMMITTEE.

The Asbestos PI Trust Agreement provides for the establishment of a Trustees' Advisory Committee (the "TAC") with which the Asbestos PI Trustees are required to consult, and the consent of which is required, on certain matters under the Asbestos PI Trust Agreement. As with the initial Asbestos PI Trustees, the initial members of the TAC will serve staggered terms, with five-year terms thereafter. The identity of the individuals who will serve as the initial TAC members will be disclosed at the Confirmation Hearing.

        4.      TRANSFER OF CERTAIN PROPERTY TO THE ASBESTOS PI TRUST.

        (A)     TRANSFER OF BOOKS AND RECORDS.

On the Effective Date or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos PI Trust and in accordance with written instructions provided to Reorganized AWI by the Asbestos PI Trust, Reorganized AWI will transfer and assign, or cause to be transferred and assigned, to the Asbestos PI Trust the books and records of AWI that pertain directly to Asbestos Personal Injury Claims that have been asserted against AWI. AWI will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Asbestos PI Trust, Reorganized AWI will, at the sole cost and expense of the Asbestos PI Trust, retain the books and records and enter into arrangements to permit the Asbestos PI Trust to have access to such books and records. If the Asbestos PI Trust does not issue written instructions for the transfer or retention of such books and records within one hundred eighty (180) days after the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, or if the Asbestos PI Trust so requests, Reorganized AWI may (and shall, if the Asbestos PI Trust so requests, but at the sole cost and expense of the Asbestos PI Trust) destroy any such books and records, and the order of the District Court entered during the Chapter 11 Case with respect to the retention of books and records shall be deemed superseded by the Plan.


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        (B)     TRANSFER OF REORGANIZATION CONSIDERATION.

On the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, AWI will transfer to the Asbestos PI Trust the Asbestos PI Insurance Asset and the following assets:

        >>      65.57% of the New Common Stock,

        >> 65.57% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) the New Notes,

        >> 40% of the first $50 million of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan,

        >> 40% of an amount of New Notes equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

        >> 65.57% of the remaining amount of Available Cash and New Notes after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3, and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii), and 10.1(b)(iv) of the Plan.

AWI estimates that the total value of assets to be distributed by AWI to the Asbestos PI Trust, excluding the Asbestos PI Insurance Asset, will be approximately $2.1 billion as of the Effective Date. See Section V.D, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration," for a description of the New Common Stock and the New Notes and the definition and estimate of Available Cash.

If Class 6 votes to reject the Plan and the Holdings Plan of Liquidation is approved by the shareholders of Holdings prior to the first anniversary of the Effective Date, on the later of the date of such approval and the Effective Date, the New Warrants will be issued to the Asbestos PI Trust, and the Asbestos PI Trust will automatically, and without further action by the Asbestos PI Trust or approval of the Asbestos PI Trustees, be deemed to have transferred the New Warrants to AWWD.

        (C)     ASBESTOS PI TRUST TERMINATION PROVISIONS.

The Asbestos PI Trust will terminate automatically 90 days after the first to occur of the following events:

        >> the Asbestos PI Trustees decide to terminate the Asbestos PI Trust because (i) they deem it unlikely that new Asbestos Personal Injury Claims will be filed against the Asbestos PI Trust, (ii) all Asbestos Personal Injury Claims duly filed with the Asbestos PI Trust have been liquidated and paid to the extent provided in the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures or disallowed by a final, non-applicable order, to the extent possible based upon the funds available through the Plan, and (iii) twelve consecutive months have elapsed during which no new Asbestos Personal Injury Claim has been filed with the Asbestos PI Trust; or

        >> if the Asbestos PI Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Asbestos PI Trust in a manner consistent with the Asbestos PI Trust Agreement and the


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
                Asbestos PI Trust Distribution Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a Final Order; or

        >> to the extent that any rule against perpetuities is deemed applicable to the Asbestos PI Trust, 21 years less 91 days pass after the death of the last survivor of all of the descendants of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date hereof.

        5.      ABILITY TO AMEND ASBESTOS PI TRUST DOCUMENTS.

           [TO BE ADDED PRIOR TO HEARING ON DISCLOSURE STATEMENT]

B.      ASBESTOS PI TRUST DISTRIBUTION PROCEDURES.

           [TO BE ADDED PRIOR TO HEARING ON DISCLOSURE STATEMENT]

C.      THE ASBESTOS PI INSURANCE ASSET.

On the later of the Effective Date and the date by which all of the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, AWI will transfer to the Asbestos PI Trust all rights arising under liability insurance policies issued to AWI with inception dates prior to January 1, 1982 with respect to the liability for Asbestos Personal Injury Claims (with the exception of AWI's claim against Liberty Mutual Insurance Company for costs, expenses and fees incurred in connection with an Alternative Dispute Resolution Proceeding initiated in 1996 under the Agreement Concerning Asbestos Related Claims of June 19, 1985 and AWI's rights to insurance relating to workers' compensation claims). The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies, rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers. The foregoing also includes the right, on behalf of AWI and its subsidiaries as of the Effective Date, to give a full release of the insurance rights of AWI and its subsidiaries as of the Effective Date under any such policy or settlement agreement with the exception of rights to coverage for Asbestos Property Damage Claims and rights to coverage for the amount that AWI agreed to pay to plaintiffs in the Maertin Litigation in a settlement agreement executed November 22, 2000 and rights to coverage with respect to workers' compensation claims.

D.      THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION.

THE CONFIRMATION ORDER WILL CONTAIN, INTER ALIA, THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION. PURSUANT TO THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION, ALL ENTITIES WILL BE FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING CERTAIN ACTIONS SPECIFIED IN THE PLAN AGAINST ANY PI PROTECTED PARTY FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIMS, ALL OF WHICH WILL BE CHANNELED TO THE ASBESTOS PI TRUST FOR RESOLUTION AS SET FORTH IN THE ASBESTOS PI TRUST DISTRIBUTION PROCEDURES, AGAINST ANY PI PROTECTED PARTY OR ITS PROPERTY (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN AWI OR REORGANIZED AWI AND THE ASBESTOS PI TRUST, WHICH ACTIONS WILL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS OF THE PLAN). NOTHING CONTAINED IN THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION WILL BE DEEMED A WAIVER OF ANY CLAIM, RIGHT, OR CAUSE OF ACTION THAT AWI, REORGANIZED AWI, OR THE ASBESTOS PI TRUST MAY HAVE AGAINST ANY ENTITY IN CONNECTION WITH OR ARISING OUT OF AN ASBESTOS PERSONAL INJURY CLAIM.

In 1994, the Bankruptcy Code was amended to add subsections (g) and (h) to section 524. These subsections confirm the validity of existing injunctions (such as those used in the chapter 11 cases of Johns-Manville Corporation and UNR Corporation) similar to the Asbestos PI Permanent Channeling Injunction and codify a court's authority to issue a permanent injunction in asbestos-related reorganizations under chapter 11 to supplement the injunctive relief afforded by section 524. Section 524(g) provides that, if certain specified conditions are


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
satisfied, a court may issue a supplemental permanent injunction, such as the Asbestos PI Permanent Channeling Injunction, barring claims and demands against the reorganized company and certain identified protected parties and channeling those claims and demands to an independent trust.

Pursuant to the Asbestos PI Permanent Channeling Injunction and the Plan, the following entities will be "PI PROTECTED PARTIES" and, therefore, protected by the scope of the Asbestos PI Permanent Channeling Injunction:

        >>      AWI;

        >>      Reorganized AWI;

        >>      Holdings;

        >>      AWWD;

        >> any past or present affiliate of AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.);

        >>      any AWI Progeny;

        >> any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of AWI, Reorganized AWI, any of the AWI Progeny, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

        >> any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to Reorganized AWI, any of the AWI Progeny, or the Asbestos PI Trust or to a successor to, or transferee of, any assets of AWI, Reorganized AWI, any of the AWI Progeny, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); or

        >> any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, Reorganized AWI, any of the AWI Progeny, or the Asbestos PI Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following:

                o such Entity's ownership of a financial interest in AWI or Reorganized AWI, a past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), any of the AWI Progeny, or predecessor in interest of AWI or Reorganized AWI;

                o such Entity's involvement in the management of AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, any of the AWI Progeny, or any predecessor in interest of AWI or Reorganized AWI;

                o such Entity's service as an officer, director, or employee of AWI, Reorganized AWI, AWWD, Holdings, an Affiliate, any of the AWI Progeny, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past


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
                        or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

                o such Entity's provision of insurance to (a) AWI, (b) Reorganized AWI, (c) any of the AWI Progeny, (d) any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), (e) any predecessor in interest of AWI or Reorganized AWI, or (d) any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.) any of the AWI Progeny, or any predecessor in interest of AWI or Reorganized AWI, but only to the extent that AWI, Reorganized AWI, or the Asbestos PI Trust enters into a settlement with such Entity that is approved by the Bankruptcy Court and expressly provides that such Entity shall be entitled to the protection of the Asbestos PI Permanent Channeling Injunction as a Protected Party; or

                o such Entity's involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, any of the AWI Progeny, any past or present affiliate of AWI or Reorganized AWI, any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

Pursuant to the Asbestos PI Permanent Channeling Injunction, the PI Protected Parties will be protected against any Entity taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claims, including, but not limited to:

        >> commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting any PI Protected Party or any property or interests in property of any PI Protected Party;

        >> enforcing, levying, attaching (including, without express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any PI Protected Party or any property or interests in property of any PI Protected Party;

        >> creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any PI Protected Party or any property or interests in property of any PI Protected Party;

        >> setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any PI Protected Party or any property or interests in property of any PI Protected Party; and

        >> proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance therewith.

AWI will seek the issuance of the Asbestos PI Permanent Channeling Injunction pursuant to section 524(g) and any other applicable provision of the Bankruptcy Code. To qualify under the statute, a trust must meet certain standards that are specified in section 524(g). To ensure that the Asbestos PI Trust meets these standards, AWI has made compliance with them a condition precedent to confirmation of the Plan. See Section V.B, entitled "THE PLAN OF REORGANIZATION -- Conditions to Confirmation."

E. APPLICATION OF THE CLAIMS TRADING INJUNCTION TO ASBESTOS PERSONAL INJURY CLAIMS.

The Confirmation Order will also contain, inter alia, the Claims Trading Injunction. Pursuant to the Claims Trading Injunction, a holder of an Asbestos Personal Injury Claim is stayed, restrained, and enjoined from, directly or indirectly, purchasing, selling, transferring, assigning, conveying, pledging, or otherwise acquiring or disposing of such Asbestos Personal Injury Claim. The restrictions on transfer of Asbestos Personal Injury Claims, however, will not apply to (i) the transfer of an Asbestos Personal Injury Claim to the holder of an Asbestos PI Contribution Claim solely as a result of such holder's satisfaction of such Asbestos Personal Injury Claim or (ii) the transfer of an Asbestos Personal Injury Claim by will or under the laws of descent and distribution. Any such order or orders also will provide that any action taken in violation thereof will be void ab initio.

It is a condition precedent to the Effective Date under the Plan that the Claims Trading Injunction be in full force and effect. See Section V.C, entitled "THE PLAN OF REORGANIZATION - Conditions Precedent to the Effective Date under the Plan."

F.      COMPLIANCE WITH QSF REGULATIONS.

AWI will timely seek a private letter ruling from the IRS substantially to the effect that, among other things, the Asbestos PI Trust will be a "qualified settlement fund" within the meaning of section 468B of the Internal Revenue Code and the Treasury Regulations thereunder, or AWI will receive an opinion of counsel with respect to the tax status of the Asbestos PI Trust as a "qualified settlement fund" reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee. Within sixty (60) days before or after the funding of the Asbestos PI Trust (but not later than February 14th of the following calendar year), AWI or Reorganized AWI will obtain a Qualified Appraisal of the fair market value of the New Common Stock transferred (or to be transferred) to the Asbestos PI Trust.

Following the funding of the Asbestos PI Trust and the receipt of the Qualified Appraisal (and in no event later than February 15th of the calendar year following the funding of the Asbestos PI Trust), Reorganized AWI will provide a "ss. 1.468B-3 Statement" to the Asbestos PI Trustees in accordance with Treasury Regulations section 1.468B-3(e).



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
                           VII. THE ASBESTOS PD TRUST

A.      CREATION OF ASBESTOS PD TRUST.

        1.      GENERAL DESCRIPTION OF THE ASBESTOS PD TRUST.

Effective as of the later of (i) the date the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement and (ii) the Effective Date, the Asbestos PD Trust will be created. Following the funding of the Asbestos PD Trust (and in no event later than February 15th of the following calendar year), Reorganized AWI will provide a "ss. 1.468B-3 Statement" to the Asbestos PD Trustees in accordance with Treasury Regulations section 1.468B-3(e). The purpose of the Asbestos PD Trust will be to, among other things, (i) direct the processing, liquidation, and payment of all Asbestos Property Damage Claims in accordance with the Plan, the Asbestos PD Claims Resolution Procedures, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the assets of the Asbestos PD Trust for use in paying and satisfying Asbestos Property Damage Claims.

        2.      THE ASBESTOS PD TRUSTEES.

If Class 4 votes to accept the Plan, the Asbestos PD Trustees will be selected by the Asbestos PD Committee. If Class 4 votes to reject the Plan, a single individual, who will be identified by AWI before or at the Confirmation Hearing, will be selected to serve as the Asbestos PD Trustee.

        3.      TRANSFER OF CERTAIN PROPERTY TO THE ASBESTOS PD TRUST.

        (A)     TRANSFER OF BOOKS AND RECORDS

On the Effective Date or as soon thereafter as is practicable, Reorganized AWI, at the sole cost and expense of the Asbestos PD Trust, and in accordance with written instructions provided to Reorganized AWI by the Asbestos PD Trust, shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PD Trust the books and records of AWI (if any) that pertain directly to Asbestos Property Damage Claims that have been asserted against AWI (except to the extent that any Asbestos Property Damage Claims are the subject of an objection brought by AWI and which Reorganized AWI will prosecute in accordance with section 5.1 of the Plan and except to the extent that such books and records have been produced to the Asbestos PD Committee during the course of the Chapter 11 Case). AWI will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Asbestos PD Trust, Reorganized AWI will, at the sole cost and expense of the Asbestos PD Trust, retain the books and records and enter into arrangements to permit the Asbestos PD Trust to have access to such books and records. If the Asbestos PD Trust does not issue written instructions for the transfer or retention of such books and records within one hundred eighty (180) days after the later of the Effective Date and the date by which all the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement, or if the Asbestos PD Trust so requests, Reorganized AWI may (and shall, if the Asbestos PD Trust so requests, but at the sole cost and expense of the Asbestos PD Trust) destroy any such books and records, and the order of the District Court entered during the Chapter 11 Case with respect to the retention of books and records shall be deemed superseded by the Plan.

        (B)     TRANSFER OF ASBESTOS PD TRUST FUNDING OBLIGATION

If Class 4 votes to reject the Plan, on the later of the Effective Date and the date by which all the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement, Reorganized AWI shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PD Trust the Asbestos PD Trust Funding Obligation.

B.      ASBESTOS PD CLAIMS RESOLUTION PROCEDURES.

If Class 4 votes to accept the Plan, the Asbestos PD Trustees will develop procedures governing the allowance and payment of Asbestos Property Damage Claims. If Class 4 votes to reject the Plan, the Asbestos PD Trustee will be bound to use the Asbestos PD Claims Resolution Procedures that are attached as Exhibit "1.14" to the Plan to determine the allowance and payment of Asbestos

Property Damage Claims. Pursuant to the Asbestos PD Claims Resolution Procedures set forth in Exhibit "1.14" to the Plan, to qualify for compensation, the holder of an Asbestos Property Damage Claim must submit (i) evidence of asbestos content of the material for which a claim is made, whether already removed or in place, and (ii) evidence of friable material releasing fibers into the air in excess of the OSHA PEL. A holder of an Asbestos Property Damage Contribution Claim must demonstrate all the evidence that the underlying claimant would be required to prove, as well as demonstrate that it has made payment to the claimant in satisfaction of such claimant's claim against AWI.

C.      DISCHARGE OF ASBESTOS PROPERTY DAMAGE CLAIMS.

AWI is not seeking an injunction under section 524(g) of the Bankruptcy Code with respect to Asbestos Property Damage Claims. Instead, AWI will rely upon the general discharge and injunction against the assertion of preconfirmation claims that the Bankruptcy Code makes applicable to all Claims, whatever their nature.

D. APPLICATION OF THE CLAIMS TRADING INJUNCTION TO ASBESTOS PROPERTY DAMAGE CLAIMS.

The Confirmation Order will also contain, inter alia, the Claims Trading Injunction. Pursuant to the Claims Trading Injunction a holder of an Asbestos Property Damage Claim is stayed, restrained, and enjoined from, directly or indirectly, purchasing, selling, transferring, assigning, conveying, pledging, or otherwise acquiring or disposing of such Asbestos Property Damage Claim. The restrictions on transfer of Asbestos Property Damage Claims, however, will not apply to (i) the transfer of an Asbestos Property Damage Claim to the holder of an Asbestos Property Damage Contribution Claim solely as a result of such holder's satisfaction of such Asbestos Property Damage Claim or (ii) the transfer of an Asbestos Property Damage Claim by will or under the laws of descent and distribution. Any such order or orders also will provide that any action taken in violation thereof will be void ab initio.

It is a condition precedent to the Effective Date under the Plan that the Claims Trading Injunction be in full force and effect. See Section V.C, entitled "THE PLAN OF REORGANIZATION - Conditions Precedent to the Effective Date under the Plan."

                 VIII. CONFIRMATION AND CONSUMMATION PROCEDURE

Under the Bankruptcy Code, the following steps must be taken to confirm the
Plan:

A.      SOLICITATION OF VOTES.

In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in each of Classes 3 (Convenience Claims), 4 (Asbestos Property Damage Claims), 6 (Unsecured Claims other than Convenience Claims), 7 (Asbestos Personal Injury Claims), 8 (Environmental Claims) and AWWD's Equity Interests in AWI (in Class
11) are impaired, and the holders of Claims in each of such classes are entitled to vote to accept or reject the Plan in the manner and to the extent set forth in the Voting Procedures. Pursuant to the Voting Procedures, any Claimant holding a Claim in an impaired class under the Plan may vote on the Plan so long as such Claim has not been disallowed and is not the subject of an objection pending as of the Voting Record Date (the date that is ______ business days after the entry of the order approving this Disclosure Statement by the Bankruptcy Court -- ____________). Nevertheless, if a Claim is the subject of such an objection, the holder thereof may vote if, prior to the Voting Deadline (_________________), such holder obtains an order of the Bankruptcy Court, or the Bankruptcy Court approves a stipulation between AWI and such holder fully or partially allowing such Claim, whether for all purposes or for voting purposes only.

Claims in each of Classes 1 (Priority Claims), 2 (Secured Claims), 5 (COLI Claims), 9 (Affiliate Claims), and 10 (Subsidiary Debt Guarantee Claims) are unimpaired. The holders of Allowed Claims in each of such classes are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to each such Class is not required under section 1126(f) of the Bankruptcy Code. If your Claim is in one of these classes, you will not be receiving a Ballot.

As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan. The Voting Procedures provide the following special rules concerning the calculation of the amount of Claims voting in a Class of Claims:

Detailed voting instructions are provided with the Ballot accompanying this Disclosure Statement and are set forth in the Voting Procedures annexed to this Disclosure Statement. Claims or Interests in Classes 3 (Convenience Claims), 4 (Asbestos Property Damage Claims), 6 (Unsecured Claims other than Convenience Claims), 7 (Asbestos Personal Injury Claims), 8 (Environmental Claims), and 11 (Equity Interests) are impaired, and are therefore entitled to vote to accept or reject the Plan.

B.      THE CONFIRMATION HEARING.

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled to commence on __________, at _______ [a.m.] [p.m.], before the [INSERT COURT AND ADDRESS FOR COURTHOUSE]. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.

Any objection to confirmation must be made in writing and must specify in detail the name and address of the objector, all grounds of the objection, and the amount and class of the Claim or number of shares of Holdings common stock held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the persons on the "Primary Recipients' List" on or before ___________________, at ________ p.m., ___________time. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.      CONFIRMATION.

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of the Plan are that the Plan is (i) accepted


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
by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible, and (iii) in the "best interests" of creditors and stockholders that are impaired under the Plan.

        1.      ACCEPTANCE.

Classes 3, 4, 6, 7, 8 and 11 of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. Classes 1, 2, 5, 9 and 10 are unimpaired and are conclusively deemed to have voted to accept the Plan. AWI reserves the right to seek nonconsensual confirmation of the Plan with respect to any class of Claims that is entitled to vote to accept or reject the Plan if such class rejects the Plan.

        2.      UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS.

To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides the following non-exclusive definition of the phrase "fair and equitable," as it applies to secured creditors, unsecured creditors, and equity holders:

        (A)     SECURED CREDITORS.

With respect to any holder of a secured claim that rejects a plan, the Bankruptcy Code requires that either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph. Because all Secured Claims are unimpaired under the Plan and, therefore, conclusively are deemed to accept the Plan, this test is inapplicable to the Plan.

        (B)     UNSECURED CREDITORS.

With respect to any class of unsecured claims that rejects a plan, the Bankruptcy Code requires that either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and interests that are junior to the claims of the rejecting class of unsecured creditors will not receive or retain any property under the plan. This test will be applicable if any of Class 3 (Convenience Claims), Class 4 (Asbestos Property Damage Claims), Class 6 (Unsecured Claims other than Convenience Claims), or Class 8 (Environmental Claims) rejects the Plan.

        (C)     EQUITY HOLDERS.

With respect to any class of equity interests that rejects a plan, the Bankruptcy Code requires that either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest, or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan. This test will be applicable if AWWD, the holder of the Equity Interests, rejects the Plan or is deemed to have rejected the Plan if Class 6 rejects the Plan.

AWI believes that the Plan and the treatment of all classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

        3.      FEASIBILITY.

The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, AWI has analyzed its ability to meet its obligations under the Plan. As part of this analysis, AWI has prepared projections of its financial performance for the six-month period ending December 31, 2003 and each of the years ending December

31, 2004 through 2007 (the "PROJECTION PERIOD"). These projections, and the assumptions on which they are based, are included in the Armstrong World Industries, Inc. Projected Financial Information included in the Financial Appendix annexed hereto as Exhibit "C" (the "PROJECTED FINANCIAL INFORMATION"). Based upon the Projected Financial Information, AWI believes that Reorganized AWI will be able to make all payments required pursuant to the Plan, and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization. AWI further believes that Reorganized AWI will be able to repay or refinance any and all of the then-outstanding secured indebtedness under the Plan at or prior to the maturity of such indebtedness.

           The Projected Financial Information consists of the following:

        >> Pro Forma Consolidated Balance Sheet of Reorganized AWI as of July 1, 2003, which reflects the projected accounting effects of the consummation of the Plan and the application of "fresh start" accounting principles

        >> Projected Consolidated Balance Sheets of Reorganized AWI as of July 1, 2003 and at December 31 for each of the years from 2004 through 2007

        >> Projected Consolidated Statements of Income of Reorganized AWI for the six-month period ending December 31, 2003 and each of the years ending December 31, 2004 through 2007

        >> Projected Consolidated Statements of Cash Flow of Reorganized AWI for the six-month period ending December 31, 2003 and each of the years ending December 31, 2004 through 2007

        >>      Projected Capital Structure of Reorganized AWI as of July 1,
                2003

The Projected Financial Information is based upon the assumption that the Plan will be confirmed and, for projection purposes, that the Effective Date and the initial distributions take place as of July 1, 2003. Although the Projected Financial Information is based upon a July 1, 2003, Effective Date, AWI believes that an actual Effective Date as late as December 31, 2003 would not have any material adverse effect on the projections.

AWI has prepared the Projected Financial Information based upon certain assumptions that it believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in the Projected Financial Information. The Projected Financial Information has not been examined or compiled by independent accountants. Many of the assumptions on which the Projected Financial Information is based are subject to significant uncertainties. Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results, and the variations may be material. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Projected Financial Information is based in evaluating the Plan.

        4.      BEST INTERESTS TEST.

With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if AWI were liquidated under chapter 7 of the Bankruptcy Code. This requirement is referred to as the "best interests test." To determine what holders of Claims and Equity Interests of each impaired Class would receive if AWI were liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of AWI's assets and properties in the context of a chapter 7 liquidation case. The cash amount that would be available for satisfaction of Claims (other than Secured Claims) and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets of AWI, augmented by the unencumbered cash held by AWI at the time of the commencement of the liquidation case. Such cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of AWI's businesses and the use of chapter 7 for the purposes of liquidation.

AWI's costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those that might be payable to attorneys and other professionals that such a trustee may engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by AWI during the pendency of the Chapter 11 Case. The foregoing types of claims and other claims that may arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by AWI, as debtor in possession, during the Chapter 11 Case, such as compensation for attorneys, financial advisers, and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Claims.

To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the liquidation of AWI's unencumbered assets and properties, after subtracting the amounts attributable to the foregoing Claims, are then compared with the value of the property offered to such classes of Claims and Equity Interests under the Plan.

After considering the effects that chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Case, including (i) the increased costs and expenses of liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisers to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under a chapter 7 case and the "forced sale" atmosphere that would prevail, and (iii) the substantial increases in Claims that would be satisfied on a priority basis or on a parity with creditors in the Chapter 11 Case, AWI has determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to liquidation of AWI under chapter 7 of the Bankruptcy Code.

AWI also believes that the value of any distributions to each class of Allowed Claims in a chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed a number of years after the completion of such liquidations in order to resolve claims and prepare for distributions. In the likely event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.

AWI's Liquidation Analysis is attached hereto as Exhibit "E" (the "LIQUIDATION ANALYSIS"). The information set forth in Exhibit "E" provides a summary of the liquidation values of AWI's assets assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of AWI's estate. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although considered reasonable by AWI's management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of AWI's management. The Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if AWI were, in fact, to undergo such a liquidation.

D.      CONSUMMATION.

The Plan will be consummated on the Effective Date. For a more detailed discussion of the conditions precedent to the Plan and the impact of the failure to meet such conditions, see Section V.C, "THE PLAN OF REORGANIZATION -- Conditions Precedent to the Effective Date under the Plan."

The Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.

                       IX. MANAGEMENT OF REORGANIZED AWI

A.      BOARD OF DIRECTORS AND MANAGEMENT.

        1.      COMPOSITION OF THE BOARD OF DIRECTORS.

On the Effective Date, the Board of Directors of Reorganized AWI will consist of between seven and eleven individuals, one of whom is expected to be Michael D. Lockhart, AWI's chief executive, who will serve as Chairman of the Board as well as continuing as chief executive. None of the other Board members will be members of the management of Reorganized AWI, and at least a majority of the members will qualify as independent directors in accordance with the prevailing standards of the New York Stock Exchange or the NASDAQ Stock Market (depending upon which of such markets the common stock of Reorganized AWI will be listed for trading upon after the Effective Date). The individuals who are expected to serve as directors of Reorganized AWI on the Effective Date will be announced at the Confirmation Hearing. Each of the initial and future members of the Board of Directors of Reorganized AWI will serve as such in accordance with the articles of Incorporation and by-laws of Reorganized AWI, as amended from time to time, and, while such agreement remains in effect, the stockholder agreement between Reorganized AWI and the Asbestos PI Trust in the form of Exhibit 7.18 to the Plan. Under this agreement, among other things, the composition of the Board of Directors shall be established to satisfy the corporate governance standards of the stock market on which the common stock of Reorganized AWI is listed and shall include at least one individual who is recognized as a "financial expert" in accordance with the rules of the SEC and at least three individuals who qualify as independent directors under section 162(m) of the Internal Revenue Code and are eligible to serve on the committee of the Board responsible for executive compensation matters.

        2.      IDENTITY OF OFFICERS.

Armstrong officers immediately prior to the Effective Date will serve as the officers of Reorganized AWI. Set forth below is the name, age, and position of each of these executive officers, with a description of each officer's employment history:

                Matthew J. Angello. Age 43; Senior Vice President, Corporate Human Resources since October 2000. Previously, Mr. Angello was Vice President, Human Resources, of the Floor Products Operations from January 1997 to September 2000; he was Vice President and Senior Director, Human Resources, of The Restaurant Company (food service) from 1992 to January 1997.

                Leonard A. Campanaro. Age 54; Senior Vice President and Chief Financial Officer since April 2001. Mr. Campanaro previously was President, Chief Operating Officer and board member of Harsco Corporation (provider of industrial services and products) from January 1998 to July 2000. He served at Harsco for over 20 years in a variety of financial and operations positions, including as Senior Vice President and Chief Financial Officer from 1992 to 1997, before assuming the role of President of Harsco.

                Chan W. Galbato. Age 39; President and Chief Executive Officer, Armstrong Floor Products, since July 2001. Previously, Mr. Galbato was President and Chief Executive Officer of ChoiceParts LLC (provider of integrated virtual exchange services for auto parts industry) from June 2000 to June 2001. Mr. Galbato has held senior management positions at various divisions of General Electric, including most recently President and Chief Executive Officer of Coregis (GE Capital insurance company) from February 1999 to June 2000.

                Michael D. Lockhart. Age 53; Chairman of the Board and Chief Executive Officer. He joined Armstrong in August 2000 and has served AWI as Director since November 2000 and Chairman of the Board and President since March 2001. Mr. Lockhart previously served as Chairman and Chief Executive Officer of General Signal (a diversified manufacturer) headquartered in Stamford, Connecticut from September 1995 until it was acquired in October 1998. He joined General Signal as President and Chief Operating Officer in September 1994. From 1981 until 1994, Mr. Lockhart


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
                worked for General Electric in various executive capacities in the GE Credit Corporation (now GE Capital), GE Transportation Systems and GE Aircraft Engines. He is a member of the Business Council for the Graduate School of Business at the University of Chicago.

                John N. Rigas. Age 53; Senior Vice President, Secretary, and General Counsel and Director of AWI since November 2000. Previously, Mr. Rigas was Deputy General Counsel-Litigation from March 1999 to November 2000. Mr. Rigas worked for Dow Corning Corporation (a specialty chemical company) from October 1982 to March 1999, his last title being Senior Managing Counsel.

                Stephen J. Senkowski. Age 50; President and Chief Executive Officer, Armstrong Building Products Operations, since October 2000. Previously, Mr. Senkowski was the, Senior Vice President, Americas, of the Building Products Operations from April 2000 to October 2000; he was the President/Chief Executive Officer of the Worthington-Armstrong Venture (joint venture) from July 1997 to April 2000 and Vice President, Innovation Process, of the Building Products Operations from 1994 to July 1997.

                April L. Thornton. Age 41; Senior Vice President and Chief Marketing Officer since April 2001. Previously, Ms. Thornton was Vice President, Marketing and Sales for Capitol Wire, Inc. (an online interactive news service) from May 2000 to March 2001; Vice President, Marketing, of Armstrong's Worldwide Building Products Operations from September 1997 to May 2000; and Marketing Director, New Beverage Product Strategy and Development, of the Pepsi Cola Company (snack food, soft drink and juice) from April 1992 to August 1997.

B.      COMPENSATION OF EXECUTIVE OFFICERS.

The following table sets forth all cash compensation paid by AWI to Michael D. Lockhart, the Chief Executive Officer, and the four other most highly paid executive officers for the fiscal year ending December 31, 2001.

                                                                                            HOLDINGS
                                                                                           SECURITIES
                                                                   OTHER ANNUAL            UNDERLYING             ALL OTHER
       NAME                    SALARY ($)       BONUS ($)(2)     COMPENSATION ($)(3)     OPTIONS/SARS (#)     COMPENSATION ($)(4)
       ----                    ----------       ------------     -------------------     ----------------     -------------------
Michael D. Lockhart             845,000           941,188            178,955                100,000                 20,276
Chan W. Galbato                 234,375(5)        965,000             99,015                   -                        18
Stephen J. Senkowski            376,250           387,523              -                       -                    22,098
April L. Thornton               195,985(6)        460,000              -                       -                        95
Matthew J. Angello              336,250           296,162              -                       -                    21,880


---------------------------------
2 The amounts disclosed for 2001 include payments under the Management Achievement Plan and, where applicable, signing bonuses and cash retention payments.

3 Except for the income related to Mr. Lockhart and Mr. Galbato during 2001, the aggregate value does not exceed the lesser of $50,000 or 10% of shown salary and bonus. Mr. Lockhart had relocation income of $83,333 and income related to personal use of company aircraft of $48,596. Mr. Galbato had relocation income of $98,092.

4 Includes the following amount of non-elective contribution by Armstrong to each individual's Bonus Replacement Retirement Plan account: Michael
        D. Lockhart - $20,000; Stephen J. Senkowski - $19,647; Matthew J. Angello - $19,332.

5       Mr. Galbato's employment commenced June 25, 2001.

6       Ms. Thornton had a break in company service from May 23, 2000 to March
        30, 2001.


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
C.      INCENTIVE COMPENSATION PLANS AND NEW MANAGEMENT INCENTIVE PLAN.

AWI and the representatives of its principal constituencies have negotiated the principal terms and conditions of compensation and benefits for executive management of Reorganized AWI and certain of the AWI Progeny. A summary of certain of the principal terms is listed below.

           Terms of the New Management Incentive Plan. Awards may be made in the form of grants of shares of stock, restricted stock, stock options, performance shares, and stock appreciation rights, or cash incentives in lieu of stock-based awards, in each case pursuant to a New Management Incentive Plan to be separately approved by a majority of the shareholders of the Reorganized AWI (including certain holders of Claims in Classes in respect of the shares of Reorganized AWI to be issued to them pursuant to the Plan).

           Initial Awards. Approximately 565,800 shares of restricted stock and 1,697,400 shares of stock options of Reorganized AWI (assuming issuance of 67.7 million shares of New Common Stock) shall be reserved for awards to employees of Reorganized AWI on the Effective Date. On the Effective Date, in accordance with negotiations between AWI and the representatives of its principal constituencies, initial awards of restricted stock and stock options will be made to the senior executive officers and a select group of senior management of Reorganized AWI under the Long-Term Incentive Plan. Each such initial award shall be comprised of a number of shares of restricted stock determined for such employee and a number of shares of stock options equal to three times the number of shares of restricted stock (i.e., one-to-three ratio). Pursuant to the negotiations, the 43 employees selected to receive initial awards were grouped into six different tiers. Messrs. Lockhart, Galbato, and Senkowski have been designated as Tier 1 employees, and will each receive an initial award consisting of 55,200 shares of restricted stock and 165,600 stock options. Messrs. Angello, Campanaro, and Rigas were grouped in Tier 2, and will each receive an initial award consisting of 27,600 shares of restricted stock and 82,800 stock options. The remaining 37 senior managers will be grouped into four tiers and will receive a total of 317,400 shares of restricted stock and 952,200 stock options. The initial award amounts for each of the 37 senior managers will be established prior to the date of the Confirmation Hearing, and all initial award grants will be approved upon acceptance of the Plan.

           Restricted Stock. The initial awards of restricted stock will vest in the ordinary course in one-third increments on the second, third and fourth anniversaries of the Effective Date, subject to continued employment through the relevant vesting date; provided, however, that
           (i) upon retirement or a resignation without "good reason" (as defined in any applicable employment agreement), all then unvested shares of restricted stock will be immediately forfeited, and (ii) upon a change in control of Reorganized AWI (as defined in any applicable individual change in control agreement or, if none applies, the New Management Incentive Plan) or a resignation for good reason, all then unvested shares of restricted stock shall vest. The compensation committee of the Board of Directors of Reorganized AWI will determine the treatment of unvested restricted stock awards in the event of any other termination. Shares of restricted stock will be held by Reorganized AWI and will be released and delivered to the employee as the shares of restricted stock vest.

           Stock Options. The initial awards of stock options will each have a term of ten years and an exercise price per share equal to the fair market value of a share of common stock of Reorganized AWI (as determined for purposes of the Plan - i.e., $30.00 per share) as of the Effective Date. The initial stock options will vest in the ordinary course in one-third increments on the second, third and fourth anniversaries of the Effective Date, subject to continued employment through the relevant vesting date; provided, however, that
           (i) upon retirement or a resignation without "good reason" (as defined in any applicable employment agreement), all then unvested stock options shall be immediately forfeited, and (ii) upon a change in control of Reorganized AWI (as defined in any applicable individual change in control agreement or, if none applies, the New Management Incentive Plan) or a resignation for good reason, all outstanding stock options will fully vest. The compensation committee of the Board of Directors of Reorganized AWI will determine the treatment of unvested stock options in the event of any other termination unless such treatment is specified in an employment agreement.

D.      MANAGEMENT CONTRACTS.

On the Effective Date, all employment contracts between AWI and any employee of AWI who was employed by AWI as of the date immediately preceding the Effective Date (including, without limitation, any offer letters issued to any such employees to the extent such offer letters are not superseded by formal employment contracts) will be deemed assumed by Reorganized AWI. The existing employment agreement for the Chief Executive Officer of Reorganized AWI previously was assumed by AWI pursuant to an order of the Bankruptcy Court, and such agreement will continue in effect after the Effective Date. In addition, AWI entered into an employment agreement with Chan W. Galbato with Bankruptcy Court approval. Also, AWI entered into change in control severance agreements with certain executives pursuant to Bankruptcy Court approval, and such agreements will continue in effect after the Effective Date.

E.      AMENDMENT AND RESTATEMENT OF AWI'S ARTICLES OF INCORPORATION AND
        BY-LAWS.

The Articles of Incorporation of AWI will be amended and restated as of the Effective Date in substantially the form of the Amended and Restated Articles of Incorporation attached as Exhibit 1.10 to the Plan, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Amended and Restated Articles of Incorporation as permitted by applicable law, and (b) to authorize 215 million (215,000,000) shares of capital stock of which (i) 200 million (200,000,000) shares will be shares of common stock, (A) of which an estimated
67.7 million (67,700,000) shares will be New Common Stock issued under the Plan,
(B) a portion of which will be reserved for issuance upon exercise of the New Warrants and (C) the remainder of which will be reserved for future issuance, and (ii) 15 million (15,000,000) shares will be preferred stock of Reorganized AWI, with such rights, preferences and privileges as may be determined by the board of directors of Reorganized AWI.

In addition, the Amended and Restated Articles of Incorporation will provide that no stockholder or group (as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) beneficially owning more than 25% of the outstanding common stock of Reorganized AWI may transfer such stock except in a transaction in which all holders of common stock are entitled to receive the same per share consideration. Such provision, however, will not apply to sales pursuant to an underwritten public offering or ordinary sales into the market within the volume limitations contemplated by Rule 144. The trustees of the Asbestos Personal Injury Trust will be deemed to beneficially own any securities held by the Asbestos Personal Injury Trust.

The By-Laws of AWI will be amended and restated as of the Effective Date in substantially the form of the Amended and Restated By-Laws attached as Exhibit
1.11 to the Plan.




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                 X. EXEMPTIONS FROM SECURITIES ACT REGISTRATION

Holders of Allowed Claims in Classes 6 and 8 and AWWD, the holder of the Equity Interests in Class 11, will receive Plan Securities pursuant to the Plan.
Section 1145 of the Bankruptcy Code provides that the securities registration requirements of federal and state securities laws do not apply to the offer or sale of stock, warrants, or other securities by a debtor if (i) the offer or sale occurs under a plan of reorganization, (ii) the recipients of securities hold a claim against, an interest in, or claim for administrative expense against the debtor, and (iii) the securities are issued in exchange for a claim against or interest in a debtor or are reissued principally in such exchange and partly for cash and property. In reliance upon this exemption, the issuance of the Plan Securities on the Effective Date as provided in the Plan generally will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Accordingly, such securities may be resold without registration under the Securities Act or other federal securities laws pursuant to an exemption provided by section 4(1) of the Securities Act, unless the holder is an "underwriter" (see discussion below) with respect to such securities, as that term is defined in the Bankruptcy Code. In addition, such securities generally may be resold without registration under state securities or "blue sky" laws pursuant to various exemptions provided by the respective laws of the several states. However, recipients of securities issued under the Plan are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

Section 1145(b)(1) of the Bankruptcy Code defines "UNDERWRITER" for purposes of the Securities Act as one who, except with respect to "ordinary trading transactions" of an entity that is not an "issuer," (i) purchases a claim against, interest in, or claim for an administrative expense, with a view to distribution of any security to be received in exchange for the claim or interest, (ii) offers to sell securities issued under a plan to the holders of such securities, (iii) offers to buy securities issued under a plan from the holders of such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, the consummation of the plan, or the offer or sale of securities under the plan, or (iv) is an issuer of the securities within the meaning of section 2(11) of the Securities Act.

The term "ISSUER" is defined in section 2(4) of the Securities Act; however, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "CONTROL" (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a "CONTROL PERSON" of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor's or its successor's voting securities. Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of the securities of a reorganized debtor may be presumed to be a "control person."

To the extent that persons deemed to be "underwriters" receive Plan Securities pursuant to the Plan, resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Entities deemed to be statutory underwriters for purposes of section 1145 of the Bankruptcy Code may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

Under certain circumstances, holders of Plan Securities deemed to be "underwriters" may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144. Generally, Rule 144 provides that, if certain conditions are met (e.g., the availability of current public information with respect to the issuer, volume of sale limitations, and notice and manner of sale requirements), specified persons who resell "restricted securities" or who resell securities which are not restricted but such persons are "affiliates" of the issuer of the securities sought to be resold, will not be deemed to be "underwriters" as defined in section 2(11) of the Securities Act.

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Pursuant to the Plan, certificates evidencing Plan Securities received by a holder of ten percent (10%) or more of the outstanding New Common Stock will bear a legend substantially in the form below in the event that AWI reasonably believes such holder is an underwriter:

                THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Any person or entity that would receive legended securities as provided above may instead receive certificates evidencing Plan Securities without such legend if, prior to the Effective Date, such person or entity delivers to Reorganized AWI (i) an opinion of counsel reasonably satisfactory to Reorganized AWI to the effect that the Plan Securities to be received by such person or entity are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such person or entity is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code.

Any holder of a certificate evidencing Plan Securities bearing such legend may present such certificate to the transfer agent for the shares of Reorganized AWI for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) such shares are sold pursuant to an effective registration statement under the Securities Act, or (ii) such holder delivers to Reorganized AWI an opinion of counsel reasonably satisfactory to Reorganized AWI to the effect that such shares are no longer subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act or to the effect that such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend, unless otherwise specified in such opinion.

Whether or not any particular person would be deemed to be an "underwriter" of Plan Securities to be issued pursuant to the Plan, or an "affiliate" of Reorganized AWI, would depend upon various facts and circumstances applicable to that person. Accordingly, AWI expresses no view as to whether any such person would be such an "underwriter" or an "affiliate."

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE OF REORGANIZED AWI, AWI MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN PLAN SECURITIES. ACCORDINGLY, AWI RECOMMENDS THAT POTENTIAL RECIPIENTS OF PLAN SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.





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                            XI. REORGANIZATION VALUE

AWI has been advised by Lazard, its financial advisor, with respect to the reorganization value of Reorganized AWI on a going concern basis. Solely for purposes of the Plan, the estimated range of reorganization value of Reorganized AWI was assumed to be approximately $2,700 million to $3,300 million (with a midpoint value of $3,000 million) as of an assumed Effective Date of June 30, 2003. This estimated reorganization value includes $300 million associated with a tax net operating loss carryforward that is created as part of the Plan. Lazard's estimate of a range of enterprise values does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

THE ASSUMED RANGE OF THE REORGANIZATION VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF JUNE 30, 2003, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF AWI AVAILABLE TO LAZARD AS OF DECEMBER 16, 2002. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT LAZARD'S CONCLUSIONS, LAZARD DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.

Based upon the assumed range of the reorganization value of Reorganized AWI of between $2,700 million and $3,300 million and an assumed total debt of $920 million (including $775 million in New Notes, $50 million of debt outstanding under the exit facility, and $95 million in other reinstated debt), Lazard has employed an imputed estimate of the range of equity value for Reorganized AWI between $1,780 million and $2,380 million, with a mid-point value of $2,080 million. Equity to be distributed to the Asbestos PI Trust and the holder of Unsecured Claims, net of an estimated $50 million value for the New Warrants, will be in a range between $1,730 million and $2,330 million, with a mid-point value of $2,030 million. Assuming a distribution of 67.7 million shares of Reorganized AWI Common Stock pursuant to the Plan, the imputed estimate of the range of Equity Values on a per share basis for Reorganized AWI is between $25.60 and $34.40 per share, with a midpoint value of $30.00 per share. The Equity Value of $30.00 on a per share basis does not give effect to the potentially dilutive impact of any restricted stock or options to be issued or granted pursuant to New Management Incentive Plan. See Section IX.C, entitled, "MANAGEMENT OF REORGANIZED AWI - Incentive Compensation Plans and the New Management Incentive Plan."

The foregoing estimate of the reorganization value of Reorganized AWI is based on a number of assumptions, including a successful reorganization of AWI's business and finances in a timely manner, the implementation of Reorganized AWI's business plan, the achievement of the forecasts reflected in the Projected Financial Information, access to adequate exit financing, the continuing leadership of the existing management team, market conditions as of December 16, 2002 continuing through the assumed Effective Date of July 1, 2003, and the Plan becoming effective in accordance with the estimates and other assumptions discussed herein.

With respect to the Projected Financial Information prepared by the management of AWI and included in the Financial Appendix that is Exhibit "C" to this Disclosure Statement, Lazard assumed that such Projected Financial Information has been reasonably prepared in good faith and on a basis reflecting the best currently available estimates and judgments of AWI as to the future operating and financial performance of Reorganized AWI. Lazard's estimate of a range of reorganization values assumes that operating results projected by AWI will be achieved by Reorganized AWI in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow. Certain of the results forecast by the management of AWI are materially better than the recent historical results of operations of AWI. As a result, to the extent that the estimate of enterprise values is dependent upon Reorganized AWI performing at the levels set forth in the Projected Financial Information, such analysis must be considered speculative. If the business performs at levels below those set forth in the Projected Financial Information, such performance may have a material impact on the Projected Financial Information and on the estimated range of values derived therefrom.

IN ESTIMATING THE RANGE OF THE REORGANIZATION VALUE AND EQUITY VALUE OF REORGANIZED AWI, LAZARD

        >> REVIEWED CERTAIN HISTORICAL FINANCIAL INFORMATION OF AWI FOR RECENT YEARS AND INTERIM PERIODS;


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        >>      REVIEWED CERTAIN INTERNAL FINANCIAL AND OPERATING DATA OF AWI,
                INCLUDING THE PROJECTED FINANCIAL INFORMATION, WHICH WAS PREPARED AND PROVIDED TO LAZARD BY AWI'S MANAGEMENT AND WHICH RELATE TO AWI'S BUSINESS AND ITS PROSPECTS;

        >> MET WITH CERTAIN MEMBERS OF SENIOR MANAGEMENT OF AWI TO DISCUSS AWI'S OPERATIONS AND FUTURE PROSPECTS;

        >> REVIEWED PUBLICLY AVAILABLE FINANCIAL DATA AND CONSIDERED THE MARKET VALUE OF PUBLIC COMPANIES THAT LAZARD DEEMED GENERALLY COMPARABLE TO THE OPERATING BUSINESS OF AWI;

        >> CONSIDERED RELEVANT PRECEDENT TRANSACTIONS IN THE BUILDING PRODUCTS INDUSTRY;

        >> CONSIDERED CERTAIN ECONOMIC AND INDUSTRY INFORMATION RELEVANT TO THE OPERATING BUSINESS; AND

        >> CONDUCTED SUCH OTHER STUDIES, ANALYSIS, INQUIRIES, AND INVESTIGATIONS AS IT DEEMED APPROPRIATE.

ALTHOUGH LAZARD CONDUCTED A REVIEW AND ANALYSIS OF AWI'S BUSINESS, OPERATING ASSETS AND LIABILITIES AND REORGANIZED AWI'S BUSINESS PLANS, IT ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF ALL FINANCIAL AND OTHER INFORMATION FURNISHED TO IT BY AWI, AS WELL AS PUBLICLY AVAILABLE INFORMATION. IN ADDITION, LAZARD DID NOT INDEPENDENTLY VERIFY MANAGEMENT'S PROJECTIONS IN CONNECTION WITH SUCH ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF AWI WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH.

ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES THAT MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE.

IN THE CASE OF REORGANIZED AWI, THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY LAZARD REPRESENT THE HYPOTHETICAL REORGANIZATION VALUE OF REORGANIZED AWI. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION AND NEGOTIATION OF THE PLAN AND THE ANALYSIS OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION ENTERPRISE VALUE OF REORGANIZED AWI THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF THE REORGANIZATION ENTERPRISE VALUE OF REORGANIZED AWI SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER AWI, LAZARD, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES.


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Valuation Methodology Lazard performed a variety of analyses and considered a variety of factors in preparing the valuation of AWI. While several generally accepted valuation techniques for estimating AWI's enterprise value were used, Lazard primarily relied on three methodologies: comparable public company analysis, discounted cash flow analysis, and precedent transactions analysis. Lazard placed different weights on each of these analyses and made judgments as to the relative significance of each analysis in determining AWI's indicated enterprise value range. Lazard's valuation must be considered as a whole, and selecting just one methodology or portions of the analyses, without considering the analyses as a whole, could create a misleading or incomplete conclusion as to AWI's enterprise value.

In preparing its valuation estimate, Lazard performed a variety of analyses and considered a variety of factors, some of which are described herein. The following summary does not purport to be a complete description of the analyses and factors undertaken to support Lazard's conclusions. The preparation of a valuation is a complex process involving various determinations as to the most appropriate analyses and factors to consider, as well as the application of those analyses and factors under the particular circumstances. As a result, the process involved in preparing a valuation is not readily summarized.

           Comparable Public Company Analysis. A comparable public company analysis estimates value based on a comparison of the target company's financial statistics with the financial statistics of public companies that are similar to the target company. It establishes a benchmark for asset valuation by deriving the value of "comparable" assets, standardized using a common variable such as revenues, earnings, and cash flows. The analysis includes a detailed multi-year financial comparison of each company's income statement, balance sheet, and cash flow statement. In addition, each company's performance, profitability, margins, leverage and business trends are also examined. Based on these analyses, a number of financial multiples and ratios are calculated to gauge each company's relative performance and valuation.

           A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the target company. Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of businesses, business risks, target market segments, growth prospects, maturity of businesses, market presence, size, and scale of operations. The selection of truly comparable companies is often difficult and subject to interpretation. However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining firm value.

           In performing the Comparable Public Company Analysis, the following publicly traded companies deemed generally comparable to AWI in some or all of the factors described above, were selected: American Woodmark, Black & Decker, Elkcorp, Interface, Masco, Mohawk, and NCI Building Systems. Lazard excluded several building products manufacturers that were deemed not comparable because of size, specific product comparability and/or status of comparable companies (e.g., currently in a chapter 11). Lazard analyzed the current trading value for the comparable companies as a multiple of latest twelve months' revenue, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), and earnings before interest and taxes ("EBIT"). These multiples were then applied to AWI's fiscal year end 2002 financial results (9 months actual and 3 months forecast) to determine the range of enterprise value.

           Discounted Cash Flow Approach. The discounted cash flow ("DCF") valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a "forward looking" approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating the average cost of debt and equity for publicly traded companies that are similar to AWI. The expected future cash flows have two components: the present value of the projected unlevered after-tax free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections). Lazard's discounted cash flow valuation is based on a five-year projection of AWI's operating results. Lazard discounted the projected cash flows using AWI's estimated weighted


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           average cost of capital and calculated the terminal value of AWI using both EBITDA multiple and perpetual growth methodologies.

           This approach relies on the company's ability to project future cash flows with some degree of accuracy. Because AWI's projections reflect significant assumptions made by AWI's management concerning anticipated results, the assumptions and judgments used in the Projected Financial Information may or may not prove correct and, therefore, no assurance can be provided that projected results are attainable or will be realized. Lazard cannot and does not make any representations or warranties as to the accuracy or completeness of AWI's projections.

           Precedent Transactions Analysis. Precedent transactions analysis estimates value by examining public merger and acquisition transactions. An analysis of the disclosed purchase price as a multiple of various operating statistics reveals industry acquisition multiples for companies in similar lines of businesses to AWI. These transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to AWI. Lazard specifically focused on prices paid as a multiple of Revenue, EBITDA and EBIT in determining a range of values for AWI. These multiples are then applied to AWI's key operating statistics to determine the total enterprise value or value to a potential strategic buyer.

           Unlike the comparable public company analysis, the valuation in this methodology includes a "control" premium, representing the purchase of a majority or controlling position in a company's assets. Thus, this methodology generally produces higher valuations than the comparable public company analysis. Other aspects of value that manifest itself in a precedent transaction analysis include the following:

        >> Circumstances surrounding a merger transaction may introduce "diffusive quantitative results" into the analysis (e.g., an additional premium may be extracted from a buyer in the case of a competitive bidding contest).

        >> The market environment is not identical for transactions occurring at different periods of time.

        >> Circumstances pertaining to the financial position of a company may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

           As with the comparable company analysis, because no acquisition used in any analysis is identical to a target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations and prospects of each. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions for which public data is available also limits this analysis. Because the precedent transaction analysis explains other aspects of value besides the inherent value of a company, there are limitations as to its use in AWI's valuation.

THE ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DETERMINED BY LAZARD REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF REORGANIZED AWI ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR REORGANIZED AWI ASSOCIATED WITH LAZARD'S VALUATION ANALYSIS.


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                               XII. RISK FACTORS

HOLDERS OF CLAIMS AGAINST AWI SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR REFERRED TO HEREIN BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION. IN ADDITION, HOLDERS OF CLAIMS AGAINST AWI SHOULD CONSULT AWI'S MOST RECENT QUARTERLY REPORT ON FORM 10-Q FOR GENERAL RISK FACTORS RELATING TO AWI AND THE BUSINESS IN WHICH IT OPERATES.

A.      OVERALL RISKS TO RECOVERY BY HOLDERS OF CLAIMS.

The ultimate recoveries under the Plan to holders of Claims (other than holders whose entire Distribution is paid in cash) depend upon the realizable value of the New Notes, the New Warrants and the New Common Stock, which are subject to a number of material risks, including, but not limited to, those specified below. The factors below assume that the Plan is confirmed and that the Effective Date occurs on or about July 1, 2003. Prior to voting on the Plan, each holder of a Claim should consider carefully the risk factors specified or referred to below, including the exhibits annexed hereto, as well as all of the information contained in the Plan.

        1.      ABILITY TO REFINANCE CERTAIN INDEBTEDNESS.

Following the Effective Date of the Plan, AWI's working capital borrowings and letters of credit requirements are anticipated to be funded under a new credit facility. See Section V.F, entitled, "THE PLAN OF REORGANIZATION - Exit Facility." Obtaining such a credit facility is a condition precedent to the Effective Date. There can be no assurance, however, that Reorganized AWI will be able to obtain financing for such facility to fund future working capital borrowings and letters of credit, or that financing, if obtained, would be on terms as favorable to Reorganized AWI. Furthermore, there can be no assurance that Reorganized AWI will be able to refinance the New Notes upon their maturity should such a need arise.

        2.      OWNERSHIP BY THE ASBESTOS PI TRUST.

The Asbestos PI Trust will beneficially own more than 65% of the shares of the New Common Stock to be issued pursuant to the Plan. Accordingly, the Asbestos PI Trust will be in a position to control the outcome of actions requiring stockholder approval, including the election of the majority of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized AWI, and, consequently, affect the value of the New Common Stock.

        3.      DIVIDEND POLICIES.

AWI cannot anticipate whether Reorganized AWI will pay any dividends on the New Common Stock in the foreseeable future. In addition, the covenants in certain debt instruments to which Reorganized AWI will be a party may limit the ability of Reorganized AWI to pay dividends.

        4.      PROJECTED FINANCIAL INFORMATION.

The Projected Financial Information is dependent upon numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized AWI, conditions in the industries in which Reorganized AWI operates, certain assumptions with respect to competitors of Reorganized AWI, general business and economic conditions, and other matters, many of which are beyond the control of AWI. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the Projected Financial Information may affect the actual financial results of Reorganized AWI. Although AWI believes that the projections are reasonable and attainable, some or all of the estimates will vary, and variations between the actual financial results and those projected may be material.


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
        5.      VALUE OF CONSIDERATION TO BE DISTRIBUTED UNDER THE PLAN.

In estimating the value of distributions under the Plan, AWI has assumed that
(i) cash has a value equal to its face amount, (ii) the New Notes have a value equal to their face amount, (iii) the New Warrants have an aggregate value of $40-50 million, or $11.10 to $13.90 per New Warrant (with a midpoint of $12.50 per warrant), and (iv) the New Common Stock will have an aggregate value of approximately $2.030 billion, or $30.00 a share. There is no assurance that such assumed values can be obtained.

B.      THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION.

The Asbestos PI Permanent Channeling Injunction, which, inter alia, bars the assertion of "future" Asbestos Personal Injury Claims against AWI and the other PI Protected Parties, is the cornerstone of the Plan. As described in Section VI.D, entitled "THE ASBESTOS PI TRUST -- The Asbestos PI Permanent Channeling Injunction," in 1994 the United States Congress added subsections (g) and (h) to section 524 of the Bankruptcy Code in order to confirm the authority of the Bankruptcy Court, subject to the conditions specified therein, to issue injunctions such as the Asbestos PI Permanent Channeling Injunction with respect to present and future asbestos-related personal injury claims and demands. Although the Plan, the Asbestos PI Trust Agreement, and the Asbestos PI Trust Distribution Procedures all have been drafted with the intention of complying with section 524(g)-(h) of the Bankruptcy Code, and satisfaction of the conditions imposed by section 524(g)-(h) is a condition precedent to confirmation of the Plan, there is no guarantee that the validity and enforceability of the Asbestos PI Permanent Channeling Injunction or section 524(g)-(h) or the application of the Asbestos PI Permanent Channeling Injunction to Asbestos Personal Injury Claims will not be challenged, either before or after confirmation of the Plan. Although AWI believes adequate bases exist for the courts to uphold section 524(g)-(h) and the Asbestos PI Permanent Channeling Injunction, there can be no assurance that, in the future, courts might not invalidate all or a portion of section 524(g)-(h) or the Asbestos PI Permanent Channeling Injunction.

C.      ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES, NEW COMMON STOCK AND NEW
        WARRANTS.

There can be no assurance that the New Notes, New Common Stock and/or New Warrants will be listed or traded on an established trading market. As a result, there can be no assurance that the secondary markets for the New Notes, New Common Stock and New Warrants will be liquid.

D. CERTAIN PROVISIONS OF AWI'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, BYLAWS AND THE PENNSYLVANIA BUSINESS CORPORATION LAW.

AWI's Amended and Restated Articles of Incorporation and Bylaws, as well as the Pennsylvania BCL, contain provisions that may have the effect of delaying, deterring or preventing a change in control of AWI.




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           XIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to AWI and to certain holders of Claims. The following summary does not discuss the federal income tax consequences to (i) holders whose Claims are entitled to reinstatement or payment in full in cash or are otherwise unimpaired under the Plan (such as an Administrative Expense Creditor and holders of Priority Claims, Secured Claims, COLI Claims, Affiliate Claims, and Subsidiary Debt Guarantee Claims), (ii) holders of Environmental Claims (the distributions to which will be governed by their respective settlement agreements), or (iii) holders of Equity Interests.

The following summary is based on the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE"), Treasury Regulations promulgated thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. AWI has not requested an opinion of counsel with respect to any of the tax aspects of the Plan and, other than as involves the Asbestos PI Trust, does not currently intend to seek a ruling from the IRS concerning any of the tax aspects of the Plan. However, there is no assurance that a ruling, even though requested, will be obtained. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities).

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE TO THEM UNDER THE PLAN.

A.      CONSEQUENCES TO AWI.

For federal income tax purposes, AWI is a member of an affiliated group of corporations of which Holdings is the common parent (the "HOLDINGS GROUP") and joins in the filing of a consolidated federal income tax return. The Holdings Group does not currently have a consolidated net operating loss ("NOL") carryforward. However, as discussed below, AWI expects to incur a substantial NOL (a portion of which would be carried back to obtain a refund of taxes paid in prior years) for the taxable year that includes the Effective Date as a result of the funding of the Asbestos PI Trust on the Effective Date. See Exhibit C, Financial Appendix, which assumes that the Asbestos PI Trust is funded on the Effective Date in accordance with sections 7.7(b) and 7.13(e) of the Plan. Although the Plan provides that the execution of the Asbestos PI Trust is an express condition to the effectiveness of the Plan, this condition (like all Effective Date conditions) can be waived by AWI with the written consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and if Class 6 accepts the Plan, the Unsecured Creditors' Committee. If waived, the funding of the Asbestos PI Trust would not occur until after the Effective Date in a subsequent taxable year, with the result that the amount of the tax refund obtainable by AWI would be significantly reduced. Accordingly, the following discussion assumes that AWI does not waive this condition.

AWI also has substantial tax basis in its assets. As discussed below, any NOLs of AWI will be reduced as a result of the implementation of the Plan, and the tax basis of AWI's depreciable assets also may be reduced.

        1.      CANCELLATION OF DEBT.

The Internal Revenue Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes - such as NOLs, excess tax credits and tax basis in assets - by the amount of any cancellation of debt ("COD"). COD is the amount by which the indebtedness discharged exceeds any consideration given in exchange therefor, subject to certain statutory or judicial exceptions that can


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apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction). Where a debtor joins in the filing of a consolidated federal income tax return, it is unclear whether the reduction in NOLs and other consolidated tax attributes occurs on a group basis or instead on a separate company basis. To the extent the amount of COD exceeds the tax attributes available for reduction, the excess COD is simply forgiven. If advantageous, a debtor can elect to reduce the basis of depreciable property prior to any reduction in its NOLs or other tax attributes.

As a result of the discharge of Claims pursuant to the Plan, AWI likely will realize substantial COD. The extent of such COD and the resulting tax attribute reduction will depend, in part, on the value of the New Common Stock. Based on the estimated reorganization value of Reorganized AWI (see Section XI, entitled "REORGANIZATION VALUE," above), AWI expects to incur approximately $550 million of COD with a corresponding reduction in its NOL for the taxable year (or, at Reorganized AWI's election, the tax basis of its depreciable assets).

        2.      LIMITATION ON NOL CARRYFORWARDS AND OTHER TAX ATTRIBUTES.

Following the implementation of the Plan, the availability of the remaining portion of any NOLs and possibly certain other tax attributes of AWI allocable to periods prior to the Effective Date to offset future taxable income will be subject to the limitations imposed by Section 382 of the Internal Revenue Code.

        (A)     GENERAL LIMITATION.

Under Section 382, if a corporation undergoes an "ownership change," the amount of its pre-change losses that may be utilized to offset future taxable income is, in general, subject to an annual limitation. Such limitation also may apply to certain losses or deductions which are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change that are subsequently recognized. The issuance of the New Common Stock pursuant to the Plan will constitute an ownership change of AWI.

In general, the amount of the annual limitation to which a corporation would be subject is equal to the product of (i) the fair market value of the stock of the corporation immediately before the ownership change (with certain adjustments) multiplied by (ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs (4.63% for ownership changes occurring in November 2002). For a corporation in bankruptcy that undergoes the ownership change pursuant to a confirmed plan, the stock value generally is determined immediately after (rather than before) the ownership change, and certain adjustments that ordinarily would apply do not apply.

Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, if the corporation does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

If a loss corporation has a "net unrealized built-in loss" at the time of an ownership change (taking into account most assets and items of "built-in" income and deductions), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation has a "net unrealized built-in gain" at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation would be permitted to use its pre-change losses (including recognized built-in losses) against such built-in gain income in addition to its regular annual allowance. In general, a loss corporation's net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. In a consolidated return context, the determination of whether a loss corporation is in a net unrealized built-in gain or built-in loss position is sometimes made on a consolidated group (or subgroup) basis. Subject to certain interpretational issues, AWI anticipates that it will be in a net unrealized built-in gain position on the Effective Date.

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        (B)     SPECIAL BANKRUPTCY EXCEPTION.

An exception to the foregoing annual limitation rules generally applies where the shareholders and/or qualified (so-called "old and cold") creditors of a debtor receive or retain, in respect of their claims or equity interests, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in bankruptcy) pursuant to a confirmed chapter 11 plan. Under this exception, a debtor's pre-change losses are not limited on an annual basis but, instead, are reduced by the amount of any interest deductions claimed during the three taxable years preceding the date of the reorganization, in respect of the debt converted into stock in the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two-year period after the consummation of the chapter 11 plan will preclude the debtor's utilization of any NOLs and other losses existing at the time of the subsequent ownership change against future taxable income.

AWI anticipates that the receipt of New Common Stock by the holders of Allowed Unsecured Claims and the Asbestos PI Trust will qualify for this exception. Reorganized AWI may, if it so desires, elect not to have this exception apply and instead remain subject to the annual limitation described above. Such election would have to be made in Reorganized AWI's federal income tax return for the taxable year in which the Effective Date occurs. Because the Asbestos PI Trust will hold a majority of the New Common Stock and may choose to dispose of all or a significant portion of such stock within two years of the Effective Date, the projections in the Financial Appendix (Exhibit C) conservatively assume that AWI will elect not to have this exception apply due to the possibility of another ownership change occurring within two years.

        3.      ALTERNATIVE MINIMUM TAX.

In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% rate to the extent that such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. For example, a corporation is generally not allowed to offset more than 90% of its taxable income for AMT purposes by available NOL carryforwards. However, recent legislation provides for a temporary waiver of this limitation for AMT NOL carrybacks originating in years ending in 2001 or 2002, or NOL carryforwards to the 2001 and 2002 tax years.

In addition, if a corporation undergoes an "ownership change" within the meaning of Section 382 and is in a net unrealized built-in loss position on the date of the ownership change, the corporation's aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. The application of this provision is unaffected by whether the special bankruptcy exception to the annual limitation (and built-in gain and loss) rules of Section 382 applies. As indicated above, AWI anticipates that it will be in a net unrealized built-in gain position on the Effective Date.

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

        4.      TREATMENT OF THE ASBESTOS PI TRUST AND ASBESTOS PD TRUST.

The Asbestos PI Trust and the Asbestos PD Trust are each intended to be a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468B-1 et seq. In accordance with the Plan, AWI will seek a ruling from the IRS confirming such treatment with respect to the Asbestos PI Trust. Moreover, it is a condition to the effectiveness of the Plan (waivable by AWI, with appropriate consents) that a favorable ruling be obtained from the IRS with respect to the qualification of the Asbestos PI Trust as a "qualified settlement fund" or that AWI have received an opinion of counsel with respect to the tax status of the trust reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and if Class 6 approves the Plan, the Unsecured Creditors' Committee.

Assuming the Asbestos PI Trust is treated as a qualified settlement fund, AWI generally would be entitled to a current federal income tax deduction for all transfers of cash, stock and other property (other than notes) to the Asbestos PI Trust to the same extent it would have been entitled to a deduction if such amounts had been paid directly to the holder of an Asbestos Personal Injury


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Claim. Accordingly, AWI expects to obtain a substantial tax deduction upon the funding of the Asbestos PI Trust on the Effective Date and, consequently, to have a substantial NOL for such taxable year (which, as discussed above, would be reduced by reason of the discharge of debt under the Plan and would be subject to limitation under Internal Revenue Code section 382). Reorganized AWI would only be entitled to a deduction with respect to any New Notes contributed to the Asbestos PI Trust as and when payments are made on such notes. In addition, AWI generally will not be entitled to a deduction to the extent that the Asbestos PI Trust is funded through insurance proceeds or the transfer of AWI's rights under various insurance policies.

Because the Plan contemplates that the Asbestos PD Trust will be funded entirely from insurance proceeds or the transfer of AWI's rights under various insurance policies, AWI generally will not be entitled to a deduction with respect to the funding of the Asbestos PD Trust.

As a qualified settlement fund, the Asbestos PI Trust and the Asbestos PD Trust will each be subject to a separate entity level tax at the maximum rate applicable to trusts and estates (currently 38.6%). In determining the taxable income of each trust, (a) any amounts transferred by AWI or Reorganized AWI to the trust (other than with respect to the accrual of interest on the New Notes or distributions with respect to the New Common Stock) will be excluded from the trust's income; (b) any sale, exchange or distribution of property by the trust generally will result in the recognition of gain or loss in an amount equal to the difference between the fair market value of the property on the date of disposition and the adjusted tax basis of the trust in such property, and (c) administrative costs (including state and local taxes) incurred by the trust will be deductible. In general, the adjusted tax basis of property received by the Asbestos PI Trust pursuant to the Plan will be its fair market value at the time of such receipt.

B.      CONSEQUENCES TO HOLDERS OF UNSECURED CLAIMS AND CONVENIENCE CLAIMS.

Pursuant to the Plan, in satisfaction and discharge of their Allowed Claims, holders of Allowed Unsecured Claims (other than Convenience Claims) will receive a combination of cash, New Common Stock and New Notes, and holders of Convenience Claims will receive solely cash. In addition to their initial distribution on or about the Effective Date, holders of Allowed Unsecured Claims (other than Convenience Claims) may receive an additional distribution in the event (i) there is additional cash available for distribution as a result of subsequent insurance recoveries received by AWI with respect to Allowed Environmental Claims or (ii) any Disputed Unsecured Claim (other than a Convenience Claim) is subsequently disallowed.

The federal income tax consequences of the Plan to a holder of an Unsecured Claim (other than a Convenience Claim) depend, in part, on whether such Claim and all or part of any New Notes received constitute "securities" for federal income tax purposes. The term "security" is not defined in the Internal Revenue Code or the Treasury Regulations promulgated thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt constitutes a "security" depends on an overall evaluation of the nature of the debt. One of the most significant factors considered in determining whether a particular debt is a security is its original term. In general, debt obligations issued with a maturity at issuance of five years or less (e.g., trade debt and revolving credit obligations) do not constitute securities, whereas debt obligations with a maturity at issuance of ten years or more constitute securities. The maturity of the New Notes has not yet been established, but will be at least five years and no more than ten years. Each holder of a Claim is urged to consult its tax advisor regarding the status of its Claim and the New Notes as "securities" for federal income tax purposes.

        1.      GAIN OR LOSS - GENERALLY.

In general, each holder of an Allowed Unsecured Claim (including a Convenience Claim) that is not a "security" for federal income tax purposes will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of any cash, the "issue price" of any New Notes (which is intended to be their face amount) and the fair market value of any New Common Stock received in satisfaction of its Claim (other than in respect of any Claim for accrued but unpaid interest, and excluding any portion required to be treated as imputed interest due to the post-Effective Date distribution of such consideration) and
(ii) the holder's adjusted tax basis in its Claim (other than any Claim for accrued but unpaid interest). For a discussion of the federal income tax


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consequences of any Claim for accrued interest, see "Distributions in Discharge of Accrued but Unpaid Interest" below. For a discussion of the potential tax consequences to holders of Unsecured Claims (other than Convenience Claims) that constitute "securities" for federal income tax purposes, see "Treatment of Unsecured Claims that Constitute Securities" below.

Due to the possibility that a holder of an Allowed Claim may receive additional distributions subsequent to the Effective Date, the imputed interest provisions of the Internal Revenue Code may apply to treat a portion of such later distributions to such holders as imputed interest. In addition, it is possible that any loss realized, and a portion of any gain realized, by a holder in satisfaction of an Allowed Unsecured Claim may be deferred until all subsequent distributions with respect to such Claim are determinable. Holders are urged to consult their tax advisors regarding the possibility of deferral and the ability to elect out of the installment method of reporting any gain realized in respect of their Claims.

Where gain or loss is recognized by a holder in respect of its Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount, and whether and to what extent the holder had previously claimed a bad debt deduction. A holder that purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Internal Revenue Code. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

In general, a holder's tax basis in any New Notes received will equal the issue price of such notes, a holder's tax basis in any New Common Stock received will equal the fair market value of such stock, and the holding period for such notes and stock generally will begin the day following the Effective Date.

        2.      TREATMENT OF UNSECURED CLAIMS THAT CONSTITUTE SECURITIES.

In the event that a holder's Allowed Unsecured Claim constitutes a "security" for federal income tax purposes, the exchange of such Claim partially for New Common Stock will be treated as a "recapitalization" for federal income tax purposes. Accordingly, the holder of such Claim generally (i) will not be entitled to recognize any loss upon the exchange of such Claims, but (ii) will be required to recognize gain (computed as described in the proceeding section), if any, to the extent of any consideration received other than stock or "securities" (excluding any consideration received in respect of any Claim for accrued but unpaid interest, or required to be treated as imputed interest due to the post-Effective Date distribution of such consideration). As discussed above, holders are urged to consult their tax advisor regarding the possible characterization of the New Notes as "securities" for federal income tax purposes.

The character and timing of such gain, and the potential applicability of the imputed interest rules, would be determined in accordance with the principles discussed in the preceding section. For a discussion of the U.S. federal income tax consequences of any Claim for accrued interest, see "Distributions in Discharge of Accrued but Unpaid Interest" below.

In general, a holder's aggregate tax basis in any New Common Stock and, if treated as securities, any New Notes received in satisfaction of an Unsecured Claim that constitutes a security for federal income tax purposes will equal the holder's aggregate tax basis in such Claim (including any Claim for accrued but unpaid interest), increased by any gain recognized or interest income received in respect of such Claim and decreased by any consideration received other than stock or securities, and any deductions claimed in respect of any previously accrued interest. Such tax basis will be allocable among such stock and notes based on their relative fair market value. In general, the holder's holding period for such stock and notes will include the holder's holding period for its Claim, except to the extent such stock or notes were received in respect of a Claim for accrued but unpaid interest.

In general, the holder's tax basis in any New Notes received that do not constitute securities will equal the issue price of such notes, and the holding period for such notes generally will begin the day following the Effective Date.


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
        3.      DISTRIBUTIONS IN DISCHARGE OF ACCRUED BUT UNPAID INTEREST.

Pursuant to the Plan, distributions to any holder of an Allowed Unsecured Claim will be allocated first to the original principal portion of such Claim as determined for federal income tax purposes, and then, to the extent the consideration exceeds such amount, to the portion of such Claim representing accrued but unpaid interest. However, there is no assurance that the IRS would respect such allocation for federal income tax purposes.

In general, to the extent that an amount received (cash, stock or notes) by a holder of debt is received in satisfaction of interest accrued during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed or amortized original issue discount ("OID") was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a security, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID. Accordingly, it is also unclear whether, by analogy, a holder of a Claim with previously included OID that is not paid in full would be required to recognize a capital loss, rather than an ordinary loss. Each holder is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for federal income tax purposes.

        4.      OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

        (A)     INTEREST AND ORIGINAL ISSUE DISCOUNT ON THE NEW NOTES.

The New Notes will bear interest at a fixed rate and provide for the semi-annual payment of all stated interest. Such stated interest generally will be includable in income by a holder in accordance with the holder's regular method of accounting..

In addition, under certain circumstances, the New Notes may be treated as issued with OID. In general, a debt instrument is treated as having OID to the extent its "stated redemption price at maturity" (in this case, the stated principal amount of the New Notes) exceeds its "issue price" by more than by a de minimis amount.

The "issue price" of the New Notes will depend upon whether they are traded on an "established securities market" during the sixty (60) day period ending thirty (30) days after the Effective Date. Pursuant to Treasury Regulations, an "established securities market" need not be a formal market. It is sufficient that the notes appear on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions, or that price quotations for such notes are readily available from dealers, brokers or traders.

It is anticipated that the New Notes will be traded on an established securities market, and that the "issue price" of such New Notes will therefore be their fair market value. Because the interest rate on the New Notes will be fixed at a rate that is intended to be a rate at which the New Notes will trade at par, AWI expects that the fair market value will equal (or be very close to) their stated principal amount. Otherwise, the issue price of the New Notes automatically will be their stated principal amount if, as is also expected, the stated interest rate is greater than the applicable federal rate for obligations of similar maturity in effect on the Confirmation Date. Accordingly, in either case, AWI does not expect the New Notes to be issued with significant OID, if any.

If the New Notes are issued with OID, each holder generally will be required to accrue the OID in respect of the New Notes received and include such amount in gross income as interest over the term of such notes based on the constant yield method. Accordingly, each holder generally will be required to include amounts in gross income in advance of the payment of cash in respect of such income. A holder's tax basis in a New Note will be increased by the amount of any OID included in income and reduced by any cash received (other than payments of stated interest) made with respect to such note.

With respect to holders of Disputed Claims allowed after the Effective Date, any New Note received will have been outstanding since the Effective Date. Such holders should consider their federal income tax consequences accordingly.


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        (B)     ACQUISITION AND BOND PREMIUM.

If a holder of an Unsecured Claim has a tax basis in any of the New Notes received that exceeds the issue price (or the "adjusted issue price" in the case of a Disputed Claim allowed subsequent to the Effective Date) of such note, but is less than or equal to the unpaid principal amount of such notes, the amount of OID includable in the holder's gross income generally is reduced in each period in proportion to the percentage of the OID represented by the excess basis. Alternatively, if a holder treats all stated interest as OID, such holder may elect to recompute the OID accruals by treating its acquisition as a purchase at original issue and applying the constant yield method. Such an election may not be revoked without the consent of the IRS.

If a holder has a tax basis in any of the New Notes received that exceeds the unpaid principal amount of such notes (i.e., a "bond premium"), the holder will not include any of the OID in income. Moreover, a holder may elect to deduct any bond premium over the period from its acquisition of such note to the maturity date of such note (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date), but not in excess of the stated interest. If such bond premium is amortized, the amount of stated interest on any New Note that must be included in the holder's gross income for each period ending on an interest payment date or at the maturity date, as the case may be, will (except as Treasury Regulations may otherwise provide) be reduced by the portion of bond premium allocable to such period based on the note's yield to maturity. The holder's tax basis in its New Note will be reduced by a like amount. If such an election to amortize bond premium is not made, a holder will receive a tax benefit from the premium only in computing such holder's gain or loss upon the sale or other taxable disposition of the New Note, or upon the full or partial payment of principal.

An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds the interest on which is includable in the holder's gross income and that are held at, or acquired after, the beginning of the holder's taxable year as to which the election is made. The election may be revoked only with the consent of the IRS.

        (C)     MARKET DISCOUNT.

Any holder of a Claim that has a tax basis in any New Notes received less than the issue price (or the "adjusted issue price" in the case of a Disputed Claim allowed subsequent to the Effective Date) of such notes generally will be subject to the market discount rules of the Internal Revenue Code (unless such difference is less than a de minimis amount). In addition, as discussed below, a holder who acquired its Claim at a market discount and that receives its New Notes as part of a tax-free exchange may be required to carry over to such notes, as well as any New Common Stock received, any accrued market discount with respect to its Claim to the extent not previously included in income.

Under the market discount rules, a holder is required to treat any principal payment on, or any gain recognized on the sale, exchange, retirement or other disposition of, a New Note as ordinary income to the extent of the market discount that has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. A holder could be required to defer the deduction of a portion of the interest expense on any indebtedness incurred or maintained to purchase or to carry a market discount note, unless an election is made to include all market discount in income as it accrues. Such an election would apply to all bonds acquired by the holder on or after the first day of the first taxable year to which such election applies, and may not be revoked without the consent of the IRS.

Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition of such New Notes to the maturity date of the notes, unless the holder irrevocably elects to compute the accrual on a constant yield basis. This election can be made on a note-by-note basis.

The Treasury Department is expected to promulgate regulations that will provide that any accrued market discount not treated as ordinary income upon a tax-free exchange of market discount bonds would carry over to the nonrecognition property (such as a "recapitalization") received in the exchange. If such regulations are promulgated and applicable to the Plan (and, likely, even without the issuance of regulations), any holder of an Unsecured Claim that constitutes a "security" for federal income tax purposes would carry over any accrued market discount incurred in respect of such Claim to any New Common Stock and, if treated as a security for federal income tax purposes, any New

Notes received for such Claim pursuant to the Plan (presumably allocated on the basis of relative fair market value), such that any gain recognized by the holder upon a subsequent disposition of such stock or notes also would be treated as ordinary income to the extent of any such accrued market discount not previously included in income.

        5.      DISPOSITION OF NEW COMMON STOCK.

Any gain recognized by a holder upon a subsequent sale or other taxable disposition of any New Common Stock received pursuant to the Plan (or any stock or property received for it in a later tax-free exchange) will be treated as ordinary income to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to its Claim and any ordinary loss deductions incurred upon satisfaction of its Claim, less any income (other than interest income) recognized by the holder upon satisfaction of its Claim, and
(ii) with respect to a cash-basis holder, any amounts which would have been included in its gross income if the holder's Claim had been satisfied in full but which was not included by reason of the cash method of accounting.

In addition, as discussed in the preceding section, a holder that receives its New Common Stock in exchange for an Unsecured Claim that constitutes a security for federal income tax purposes may be required to treat all or a portion of any gain recognized as ordinary income under the market discount provisions of the Internal Revenue Code.

C.      CONSEQUENCES TO HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS.

Each Allowed Asbestos Personal Injury Claim will be liquidated and satisfied in cash solely from the Asbestos PI Trust, in accordance with the Asbestos PI Trust Distribution Procedures. The federal income tax treatment of a receipt of payments by a holder of such Claim generally will depend upon the nature of the Claim. Because the amounts received by a holder of an Allowed Asbestos Personal Injury Claim (other than an Asbestos PI Contribution Claim) generally will be attributable to, and compensation for, such holder's personal physical injuries or sickness, within the meaning of section 104 of the Internal Revenue Code, any such amounts received by the holder should be nontaxable. Each holder of an Asbestos Personal Injury Claim should consult his or her own tax advisors as to the proper tax treatment of any amounts received with respect to such Claim.

D.      CONSEQUENCES TO HOLDERS OF ASBESTOS PROPERTY DAMAGE CLAIMS.

Each Allowed Asbestos Property Damage Claim will be liquidated and satisfied in cash solely from the Asbestos PD Trust, in accordance with the Asbestos PD Claims Resolution Procedures. The federal income tax treatment of a receipt of payments by a holder of such Claim generally will depend upon the nature of the Claim. If any amount received by such holder with respect to such Claim is used to restore damaged property to its original condition, such amount generally should be nontaxable to the holder. However, any amount received in respect of property that has been destroyed and will not be replaced by the holder generally should be treated as received in respect of a sale or exchange of such property and may give rise to gain or loss generally equal to the difference between (i) such amount and (ii) the adjusted tax basis of the holder in the destroyed property. To the extent the amount received is used to replace destroyed property, or a part thereof, with similar property, the holder may be able to avoid recognizing gain under section 1033 of the Internal Revenue Code (governing involuntary conversions). Because the tax treatment of any amount received by a holder under the Plan will depend on facts peculiar to each holder, all holders of Asbestos Property Damage Claims should consult their own tax advisors as to the proper tax treatment of such receipts.

E.      INFORMATION REPORTING AND WITHHOLDING.

All distributions to holders of Allowed Claims under the Plan are subject to any applicable withholding (including employment tax withholding). Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then applicable rate (currently 30%). Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

            THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL
         PURPOSES ONLY. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR
             TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND
                OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

                       XIV. ALTERNATIVES TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, AWI's alternatives include (i) liquidation under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan of reorganization.

A.      LIQUIDATION UNDER CHAPTER 7.

If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate AWI's assets. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Claims is set forth in Section VIII.C.4, entitled "CONFIRMATION AND CONSUMMATION PROCEDURE -- Confirmation -- Best Interests Test." In performing the liquidation analysis, AWI has assumed that all holders of Asbestos Personal Injury Claims (whether presently known or unknown) will be determined to have "claims" that are entitled to share in the proceeds from any such liquidation. AWI believes that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of unexpired leases and executory contracts in connection with the cessation of AWI's operations, and (iii) the failure to realize the greater, going concern value of all of AWI's assets.

B.      ALTERNATIVE PLAN OF REORGANIZATION.

If the Plan is not confirmed, AWI or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of AWI's businesses or an orderly liquidation of its assets. During the negotiations prior to the filing of the Plan, AWI explored various alternatives to the Plan.

AWI believes that the Plan enables AWI to emerge from chapter 11 successfully and expeditiously, preserves its businesses, and allows Claimants to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of AWI would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, AWI believes that a liquidation under chapter 11 is a much less attractive alternative to Claimants than the Plan because a greater return is provided for in the Plan to Claimants. In any liquidation, Claimants will be paid their distribution in cash, whereas, under the Plan, some Claimants will receive a part of their distribution in New Common Stock, New Notes and/or the New Warrants.

                       XV. CONCLUSION AND RECOMMENDATION

AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee all believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. In addition, other alternatives would involve significant delay, uncertainty, and substantial additional administrative costs. WE URGE HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN TO VOTE TO ACCEPT THE PLAN AND TO EVIDENCE SUCH ACCEPTANCE BY RETURNING THEIR BALLOTS TO THE ADDRESS SET FORTH THEREON SO THAT THEY WILL BE RECEIVED NO LATER THAN 5:00 P.M., EASTERN TIME, ON ___________.



Dated:

                               Respectfully submitted,



                               ARMSTRONG WORLD INDUSTRIES, INC.

                                      INDEX

2001 INSTALLMENT PAYMENT.............................27        DCF..................................................80
ACANDS...............................................13        DESSEAUX.............................................17
ADMINISTRATIVE EXPENSE BAR DATE......................32        DIP CREDIT FACILITY..................................21
ADMINISTRATIVE EXPENSE BAR DATE ORDER................32        DIP CREDIT FACILITY CLAIM............................34
ADMINISTRATIVE EXPENSES..............................32        EBIT.................................................80
ADR..................................................27        EBITDA...............................................80
AGENT................................................21        EMC..................................................30
AMT..................................................86        EMC ADVERSARY PROCEEDING.............................30
ASBESTOS PD COMMITTEE................................18        EMC SETTLEMENT AGREEMENT.............................30
ASBESTOS PD PLAINTIFFS...............................25        EMPLOYEE RETENTION PROGRAM...........................20
ASBESTOS PD TRUST.....................................5        ENVIRONMENTAL CLAIMS.................................41
ASBESTOS PERSONAL INJURY CLAIM.......................39        FUTURE CLAIMANTS' REPRESENTATIVE......................i
ASBESTOS PI CLAIMANTS' COMMITTEE......................i        HOLDINGS..............................................1
ASBESTOS PI TRUST.....................................5        HOLDINGS GROUP.......................................84
ASBESTOS PROPERTY DAMAGE CLAIM.......................37        INNISFREE.............................................3
AWI...................................................i        INSURERS.............................................26
AWI PROGENY..........................................48        INSURERS' APPEAL.....................................26
AWWD..................................................i        INSURERS' RESPONSE...................................26
BANKRUPTCY COURT......................................1        INTERNAL REVENUE CODE................................84
BAR DATE.............................................22        INTERNATIONAL........................................26
BAR DATE NOTICE......................................22        IRS..................................................84
BAR DATE ORDER.......................................22        ISSUER...............................................76
CCR..................................................28        JPMORGAN CHASE.......................................21
CCR MEMBERS..........................................28        KEY EMPLOYEES........................................20
CCR PREFERENCE CLAIM.................................29        LENDERS..............................................21
CENTURY..............................................27        LETTERS OF CREDIT....................................21
CENTURY ADVERSARY PROCEEDING.........................27        LIBERTY MUTUAL.......................................27
CENTURY ANSWER.......................................27        LIBERTY MUTUAL'S STAY RELIEF MOTION..................28
CENTURY COMPLAINT....................................27        LIQUIDATION ANALYSIS.................................71
CENTURY MOTION TO COMPEL.............................27        LOCAL RULES..........................................23
CENTURY MOTION TO DISMISS............................27        MAERTIN APPEAL.......................................26
CENTURY MOTION TO DISMISS COUNTERCLAIM...............27        MAERTIN COVERAGE CASE................................26
CENTURY POLICIES.....................................27        MAERTIN INSURANCE POLICIES...........................26
CENTURY PROOF OF CLAIM...............................27        MAERTIN INSURANCE PROCEEDS...........................26
CENTURY SETTLEMENT AGREEMENT.........................27        MAERTIN PLAINTIFFS...................................26
CENTURY TRUST........................................27        MAERTIN SETTLEMENT AGREEMENTS........................26
CLAIMANT..............................................1        MAERTIN SETTLEMENT AMOUNT............................26
CLAIMANTS.............................................1        MAERTIN STAY PENDING APPEAL MOTION...................26
CLAIMS SETTLEMENT ORDER..............................30        MAERTIN STAY PENDING APPEAL ORDER....................26
COD..................................................84        MAERTIN STAY PENDING APPEAL STIPULATION..............26
COLI CLAIMS..........................................38        MAERTIN STAY RELIEF MOTION...........................26
COMMENCEMENT DATE....................................17        MAERTIN STAY RELIEF ORDER............................26
COMMITMENT...........................................21        MOTION TO DISMISS....................................26
COMMITTEES...........................................18        MOTION TO EXTEND.....................................24
CONFIRMATION HEARING..................................1        NEW NOTE INDENTURE...................................47
CONSOLIDATED CCR PROCEEDINGS.........................29        NITRAM...............................................17
CONTROL..............................................76        NOL..................................................84
CONTROL PERSON.......................................76        OCF..................................................16
CONVENIENCE CLAIM.................................5, 37        OMNIBUS CLAIMS MOTION................................23
CREDIT AGREEMENT.....................................21        ORDER DENYING THE MOTION TO EXTEND...................24
CRITICAL VENDORS.....................................20        OTCBB................................................31


                                        1

PENNSYLVANIA BCL.....................................13        SEC...................................................2
PENNSYLVANIA LAWSUIT.................................27        SECURED CLAIMS.......................................36
PI PROTECTED PARTIES.................................63        SECURITIES ACT.......................................76
PLAN..................................................i        SUBSIDIARY DEBT GUARANTEE CLAIM......................42
PROJECTED FINANCIAL INFORMATION......................70        TAC..................................................60
PROJECTION PERIOD....................................70        TRUMBULL..............................................4
RATING AGENCIES......................................16        U.S. TRUSTEE.........................................18
REORGANIZATION CONSIDERATION.........................32        UNDERWRITER..........................................76
SAFECO...............................................28        UNSECURED CREDITORS' COMMITTEE........................i
SAFECO BOND..........................................28        VOTING DEADLINE.......................................2
SAFECO/CCR ADVERSARY PROCEEDING......................29        VOTING PROCEDURES.....................................1
SCHEDULED CLAIMS.....................................23


                                   EXHIBIT "A"

           PLAN OF REORGANIZATION OF ARMSTRONG WORLD INDUSTRIES, INC.,
                             DATED NOVEMBER 4, 2002

                              (SEE DOCKET NO. 3313:
                         TO BE ATTACHED AFTER BANKRUPTCY
                              COURT APPROVAL OF THE
                              DISCLOSURE STATEMENT)

                                   Exhibit "B"

               ORDER OF THE BANKRUPTCY COURT, DATED ____________,
                       APPROVING THE DISCLOSURE STATEMENT

                                (TO BE ATTACHED)

                                   EXHIBIT "C"

                               FINANCIAL APPENDIX

                                (TO BE ATTACHED)

                                   Exhibit "D"

                  Ballot Solicitation and Tabulation Procedures

                                   EXHIBIT "E"

                              LIQUIDATION ANALYSIS

                                (TO BE ATTACHED)

                                   EXHIBIT "F"

                           LIST OF AWI'S SUBSIDIARIES

                                   EXHIBIT "G"

                        List of Officers and Directors of
                          Armstrong Holdings, Inc. and
                        Armstrong World Industries, Inc.

                                (to be attached)










                                      G-1